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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)

NextEra Energy, Inc. Stock Purchase Contracts
NextEra Energy, Inc. Stock Purchase Units
NextEra Energy, Inc. Common Stock, $.01 par value	$805,000,000
NextEra Energy, Inc. Guarantee of FPL Group Capital Inc Debentures(5)		(6)
FPL Group Capital Inc Series D Debentures due September 1, 2015

Total	$805,000,000	$57,397

(1)
Represents an aggregate amount of $402,500,000 of the Equity Units (Stock Purchase Units) offered hereby and an aggregate amount of $402,500,000 of Common Stock for which consideration will be received upon settlement of the Stock Purchase Contracts.

(2)
Includes $52,500,000 principal amount of Equity Units which the underwriter will be purchasing in order to cover over-allotments.

(3)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(4)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08.

(5)
The value attributable to the NextEra Energy, Inc. guarantee, if any, is reflected in the offering price of the FPL Group Capital Inc Series D Debentures due September 1, 2015.

(6)
Pursuant to Rule 457(n) under the Securities Act, no separate fee for the NextEra Energy, Inc. guarantee is payable.

Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-160987, 333-160987-01,
333-160987-02, 333-160987-03,
333-160987-04, 333-160987-05,
333-160987-06, 333-160987-07,
and 333-160987-08

PROSPECTUS SUPPLEMENT
(To prospectus dated August 3, 2009)

7,000,000 Equity Units

(Initially Consisting of 7,000,000 Corporate Units)

        This is an offering of Equity Units by NextEra Energy, Inc. ("NextEra Energy"), formerly known as FPL Group, Inc. Each Equity Unit will have a stated amount of $50 and will consist of (1) a purchase contract issued by NextEra Energy and (2) initially a 1/20, or 5%, undivided beneficial ownership interest in a Series D Debenture due September 1, 2015 issued in the principal amount of $1,000 by FPL Group Capital Inc ("FPL Group Capital"), a wholly-owned subsidiary of NextEra Energy, which is referred to as a Corporate Unit.

  •
  The purchase contract will obligate holders of Equity Units to purchase from NextEra Energy, no later than September 1, 2013, for a price of $50 in cash, the following number of shares of NextEra Energy common stock, subject to anti-dilution adjustments:

  •
  if the applicable market value of NextEra Energy common stock, which will be determined by reference to average closing prices of NextEra Energy common stock over the 20-trading day period ending on the third trading day prior to September 1, 2013, equals or is greater than the threshold appreciation price of $68.78, 0.7270 shares of NextEra Energy common stock;

  •
  if the applicable market value is less than the threshold appreciation price of $68.78, but greater than the reference price of $55.02, a number of shares of NextEra Energy common stock having a value, based on the applicable market value, equal to $50; and

  •
  if the applicable market value is less than or equal to the reference price of $55.02, 0.9088 shares of NextEra Energy common stock.

  •
  The FPL Group Capital debentures will initially bear interest at a rate of 1.90% per year, payable quarterly in arrears. NextEra Energy has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the FPL Group Capital debentures. The FPL Group Capital debentures will be remarketed as described in this prospectus supplement. If this remarketing is successful, the interest rate on the FPL Group Capital debentures will be reset and thereafter interest will be payable semi-annually at the reset rate.

  •
  NextEra Energy will also pay quarterly contract adjustment payments at a rate of 5.10% per year on the stated amount of $50 per Corporate Unit, or $2.55 per year, subject to NextEra Energy's right to defer contract adjustment payments, as described in this prospectus supplement.

  •
  The FPL Group Capital debentures will not trade separately from the Corporate Units unless and until substitution is made, the Corporate Units are settled early or the FPL Group Capital debentures are successfully remarketed, all as described in this prospectus supplement.

        NextEra Energy does not intend to apply to list the Corporate Units on a securities exchange.

        See "Risk Factors" beginning on page S-27 to read about certain factors you should consider before making an investment in the securities.

	Per Corporate Unit	Total
Price to Public(1)	$49.25	$344,750,000
Underwriting Discount	$0.75	$5,250,000
Proceeds to FPL Group Capital (before expenses)	$48.50	$339,500,000

(1)
Plus accrued interest and accumulated contract adjustment payments from September 21, 2010, if settlement occurs after that date. The accrued interest and accumulated contract adjustment payments must be paid by the purchasers if settlement occurs after that date.

        The underwriter may also purchase up to an additional 1,050,000 Corporate Units at the price to public less the underwriting discount within a 13-day period beginning on (and including) the date the Corporate Units are initially issued in order to cover overallotments, if any, provided, however, that NextEra Energy may in its discretion extend such period up to 30 days after the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Corporate Units are expected to be delivered in book-entry only form through The Depository Trust Company on or about September 21, 2010.

Credit Suisse

The date of this prospectus supplement is September 14, 2010.

The accompanying prospectus is part of a registration statement filed with the Securities and Exchange Commission.  You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NextEra Energy, FPL Group Capital or the underwriter specifying the final terms of the offering.  None of NextEra Energy, FPL Group Capital or the underwriter has authorized anyone else to provide you with additional or different information.  None of NextEra Energy, FPL Group Capital or the underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents.  To the extent the following information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the following information.  You should pay special attention to the “Risk Factors” section beginning on page S-27 of this prospectus supplement to determine whether an investment in these securities is appropriate for you.

NextEra Energy and Subsidiaries

NextEra Energy

NextEra Energy has two principal operating subsidiaries, Florida Power & Light Company and, indirectly through FPL Group Capital, NextEra Energy Resources, LLC (“NextEra Energy Resources”).  Florida Power & Light Company is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida.  NextEra Energy Resources is NextEra Energy’s competitive energy subsidiary which produces the majority of its electricity from clean and renewable fuels.  NextEra Energy is a holding company incorporated in 1984 as a Florida corporation.

The organizational structure of NextEra Energy and its principal subsidiaries is shown in the following diagram.

Florida Power & Light Company

Florida Power & Light Company is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida.  At December 31, 2009, Florida Power & Light Company supplied electric service to a population of more than 8.7 million throughout most of the east and lower west coasts of Florida.  During 2009, Florida Power & Light Company served approximately 4.5 million customer accounts.  During 2009, about 97% of Florida Power & Light Company’s revenues came from residential customers and commercial customers—which include small businesses.  Only 3% of Florida Power & Light Company’s total revenues came from industrial customers.  Florida Power & Light Company was incorporated in 1925 as a Florida corporation.

FPL Group Capital

FPL Group Capital holds the capital stock of or has equity interests in, and provides funding for, all of NextEra Energy’s operating subsidiaries other than Florida Power & Light Company and its subsidiaries.  FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NextEra Energy.

NextEra Energy Resources

NextEra Energy Resources was organized as a limited liability company in 1998 under the laws of Delaware to aggregate NextEra Energy’s existing competitive energy businesses.  Through its subsidiaries, NextEra Energy Resources currently owns, develops, constructs, manages and operates primarily domestic electric-generating facilities in wholesale energy markets.  NextEra Energy Resources also provides full energy and capacity requirements services primarily to distribution utilities in certain markets and owns a retail electric provider based in Texas.  At December 31, 2009, NextEra Energy Resources had ownership interests in operating independent power projects with a net generating capability totaling 18,148 megawatts.  Generation capacity spans various regions and is produced utilizing a variety of fuel sources, thereby reducing overall volatility related to varying market conditions and seasonality on a portfolio basis.

FPL FiberNet

FPL FiberNet, LLC (“FPL FiberNet”) was organized as a limited liability company in 2000 under the laws of Delaware to enhance the value of NextEra Energy’s fiber-optic network assets that were originally built to support Florida Power & Light Company operations.  Accordingly, in 2000, Florida Power & Light Company’s existing fiber-optic lines were transferred to FPL FiberNet.  FPL FiberNet leases wholesale fiber-optic network capacity and dark fiber to Florida Power & Light Company and other customers, primarily telephone, wireless carriers, internet and other telecommunications companies.  FPL FiberNet’s primary business focus is the Florida metropolitan (metro) market.  Metro networks cover Miami, Fort Lauderdale, West Palm Beach, Tampa, St. Petersburg, Orlando and Jacksonville.  FPL FiberNet also has a long-haul network within Florida that leases bandwidth at wholesale rates.  At December 31, 2009, FPL FiberNet’s network consisted of approximately 2,950 route miles, which interconnect major cities throughout Florida.

The Offering — Q&A

What are Equity Units?

The Equity Units consist of units referred to as either Corporate Units or Treasury Units.  The Equity Units offered will initially consist of 7,000,000 Corporate Units (8,050,000 Corporate Units if the underwriter exercises its overallotment option in full), each with a stated amount of $50.  From each Corporate Unit, the holder may create a Treasury Unit, as described below under “How can I create Treasury Units from Corporate Units?”

What is a Corporate Unit?

Each Corporate Unit consists of (1) a purchase contract and (2) initially a 1/20, or 5%, undivided beneficial ownership interest in a Series D Debenture due September 1, 2015 issued in the principal amount of $1,000 by FPL Group Capital, also referred to as the “applicable ownership interest in FPL Group Capital debentures.”  In this prospectus supplement, the Series D Debentures due September 1, 2015 are referred to as the FPL Group Capital debentures.  The FPL Group Capital debentures will rank equally and ratably with FPL Group Capital’s other unsecured and unsubordinated obligations.  The applicable ownership interest in FPL Group Capital debentures corresponds to $50 principal amount of FPL Group Capital debentures.  NextEra Energy has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the FPL Group Capital debentures.  The guarantee is an unsecured obligation of NextEra Energy and will rank equally and ratably with all other unsecured and unsubordinated obligations of NextEra Energy.  The applicable ownership interest in FPL Group Capital debentures that is a component of each Corporate Unit will be owned by the holder of the Corporate Unit, but it will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligation to purchase NextEra Energy common stock under the related purchase contract.  The FPL Group Capital debentures will be issued in minimum denominations of $1,000 and integral multiples thereof (except in certain limited circumstances).  If the FPL Group Capital debentures are successfully remarketed on or prior to the ninth business day preceding September 1, 2013, or a special event redemption or a mandatory redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in a Treasury portfolio (as defined under “What is the Treasury portfolio?”) will replace the applicable ownership interest in FPL Group Capital debentures as a component of each Corporate Unit and will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligations under the purchase contract.  The FPL Group Capital debentures will not trade separately from the Corporate Units unless and until Treasury securities are substituted for FPL Group Capital debentures, the Corporate Units’ purchase contracts are settled early or the FPL Group Capital debentures are remarketed.

What is a purchase contract?

Each purchase contract that is a component of an Equity Unit obligates the holder of the purchase contract to purchase, and obligates NextEra Energy to sell, on September 1, 2013, which is referred to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of NextEra Energy common stock equal to the “settlement rate.”  The settlement rate will be calculated, subject to adjustment under the circumstances described in “Description of the Purchase Contracts—Anti-dilution Adjustments” and in “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” as follows:

•                  if the applicable market value (as defined below) of NextEra Energy common stock is equal to or greater than the threshold appreciation price of $68.78, the settlement rate will be 0.7270 shares of NextEra Energy common stock;

•                  if the applicable market value of NextEra Energy common stock is less than the threshold appreciation price but greater than the reference price of $55.02, the settlement rate will be a number of shares of NextEra Energy common stock equal to $50 divided by the applicable market value; and

•                  if the applicable market value of NextEra Energy common stock is less than or equal to the reference price, the settlement rate will be 0.9088 shares of NextEra Energy common stock.

“Applicable market value” means the average of the closing price per share of NextEra Energy common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments.”  “Applicable market value” will also be subject to adjustments under the circumstances set forth under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change.”  The “reference price,” which is $55.02, equals the last reported sale price of NextEra Energy common stock on the New York Stock Exchange, or NYSE, on September 14, 2010.  The “threshold appreciation price” is $68.78, and represents an appreciation of 25% over the reference price.

What is a Treasury Unit?

A Treasury Unit is a unit that can be created from a Corporate Unit and consists of (1) a purchase contract and (2) a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security that will mature on August 31, 2013 with a principal amount at maturity of $1,000 (CUSIP No. 912820RF6), which is referred to as a Treasury security.  The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by the holder of a Treasury Unit, but will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligations under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, each holder of Corporate Units will have the right, on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related FPL Group Capital debentures held by the collateral agent a Treasury security having a principal amount at maturity equal to the aggregate principal amount of the FPL Group Capital debentures for which substitution is being made.  Because Treasury securities and FPL Group Capital debentures are issued in integral multiples of $1,000, holders of Corporate Units may make these substitutions only in integral multiples of 20 Corporate Units.  The ability of holders of Corporate Units to create Treasury Units will be subject to the limitation that holders may not create Treasury Units during any period commencing on and including the business day preceding any three-day remarketing period as described under “What is remarketing?” below and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date (as defined under “What is remarketing?” below), or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date in the applicable three-day remarketing period.

If a Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, holders of Corporate Units may create Treasury Units by making substitutions of Treasury securities for the applicable ownership interests in the Treasury portfolio held by the collateral agent, on or prior to the second business day immediately preceding the purchase contract settlement date and only in integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent in connection with a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).

Each of these substitutions will create Treasury Units, and the FPL Group Capital debentures underlying the applicable ownership interests in FPL Group Capital debentures or the applicable ownership interests in the Treasury portfolio will be released to the holder and be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, each holder of Treasury Units will have the right, subject to the last sentence of this paragraph, on or prior to the second business day immediately preceding the first day of the final three-day remarketing period, to substitute FPL Group Capital debentures for any related Treasury securities held by the collateral agent, having a principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made.  Because Treasury securities and FPL Group Capital debentures are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.  The ability of holders of Treasury Units to recreate Corporate Units will be subject to the limitation that holders may not recreate Corporate Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date in the applicable three-day remarketing period.

If a Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, holders of Treasury Units may recreate Corporate Units by making substitutions of the applicable ownership interests in the Treasury portfolio for Treasury securities held by the collateral agent, on or prior to the second business day immediately preceding the purchase contract settlement date and only in integral multiples of 80,000 Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent in connection with a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).

Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities or the applicable ownership interest in the Treasury portfolio will be released to the holder and be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Holders of Corporate Units will be entitled to receive aggregate quarterly cash distributions at the rate of 7.00% per year on the stated amount of $50 per Corporate Unit.  These quarterly cash distributions will consist of:

•                  a pro rata share of interest payments, payable in arrears, on the applicable ownership interest in FPL Group Capital debentures (or distributions on the applicable ownership interest in the Treasury portfolio, if the FPL Group Capital debentures have been replaced by the Treasury portfolio), equivalent to the rate of 1.90% per year on the stated amount of $50 per Corporate Unit, and

•                  contract adjustment payments payable by NextEra Energy at the rate of 5.10% per year on the stated amount of $50 per Corporate Unit, subject to NextEra Energy’s right to defer the payment of such contract adjustment payments.

If, following a successful remarketing, the interest rate on the FPL Group Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, the collateral agent will receive on behalf of holders of Corporate Units a payment from FPL Group Capital on such reset effective date of accrued and unpaid interest on the FPL Group Capital debentures from the most recent quarterly interest payment date to, but excluding, such reset effective date.  On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a quarterly cash distribution comprised of their pro rata portion of the interest payment received by the collateral agent which is described in the preceding sentence, the portion of their applicable ownership interest in the remarketing Treasury portfolio, as described below under “What is the Treasury portfolio?”, that matures prior to that quarterly payment date, and the contract adjustment payment payable on that date.

In addition, original issue discount, or OID, for U.S. federal income tax purposes will accrue on each FPL Group Capital debenture.  FPL Group Capital is not entitled to defer interest payments on the FPL Group Capital debentures.

What payments am I entitled to if I convert my Corporate Units to Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by NextEra Energy at the rate of 5.10% per year on the stated amount of $50 per Treasury Unit, subject to NextEra Energy’s right to defer the payment of such contract adjustment payments.  In addition, OID will accrue on each related Treasury security.  There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled interest payments on the FPL Group Capital debentures that were released to them when they created the Treasury Units as long as they continue to hold such FPL Group Capital debentures.

What rights do NextEra Energy or FPL Group Capital have to defer current payments?

NextEra Energy has the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided, however, that in the event of an early settlement upon a fundamental change or any other early settlement of the purchase contracts, NextEra Energy will pay deferred contract adjustment payments to but not including the fundamental change settlement date or the most recent quarterly payment date, as applicable (unless earlier paid in full).  Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.00% per year (such additional payment being equal to the initial interest rate on the FPL Group Capital debentures plus the rate of contract adjustment payments on the purchase contracts) until paid, compounded quarterly.  FPL Group Capital is not entitled to defer payments of interest on the FPL Group Capital debentures.  In the event NextEra Energy exercises its option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, NextEra Energy will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock.  See “Description of the Purchase Contracts—Option to Defer Contract Adjustment Payments.”

What are the payment dates for the Corporate Units?

The payments described above in respect of the Corporate Units will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2010.  If any date on which interest on the FPL Group Capital debentures is to be paid or contract adjustment payments are to be made on the purchase contracts is not a business day, then payment of the interest and the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay.  However, if that business day is in the next succeeding calendar year, payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that scheduled payment date.  A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law, regulation or executive order to close.

What is remarketing?

FPL Group Capital may, at its option and in its sole discretion, elect to remarket the FPL Group Capital debentures that are a component of Corporate Units on any remarketing date occurring during the period for early remarketing beginning on the third business day preceding March 1, 2013 and ending on the ninth business day preceding September 1, 2013, unless FPL Group Capital debentures have been previously redeemed in connection with a special event redemption or a mandatory redemption or have been previously successfully remarketed.  Each holder of FPL Group Capital debentures that are not a component of Corporate Units may elect to include those FPL Group Capital debentures in a remarketing.  Any remarketing during the period for early remarketing will occur during one or more three-day remarketing periods that consist of three sequential possible remarketing dates selected by FPL Group Capital and will include the FPL Group Capital debentures forming a component of the Corporate Units and those separate FPL Group Capital debentures whose holders have elected to include those debentures in the remarketing.

On each remarketing date, if any, occurring during the period for early remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the FPL Group Capital debentures remarketed equal to or greater than 100% of the purchase price for the remarketing Treasury portfolio plus the separate FPL Group Capital debentures purchase price (as defined below) plus the applicable remarketing fee.  In no event shall the price for the FPL Group Capital debentures on each remarketing date, if any, occurring during the period for early remarketing be less than a price equal to 100% of the purchase price for the remarketing Treasury portfolio plus the separate FPL Group Capital debentures purchase price.  The “separate FPL Group Capital debenture purchase price,” with respect to separate FPL Group Capital debentures that were not a component of Corporate Units and whose holders have elected to include those FPL Group Capital debentures in an early remarketing, means an amount equal to the purchase price for the remarketing Treasury portfolio divided by the principal amount of FPL Group Capital debentures which were a component of Corporate Units that participated in the remarketing multiplied by the aggregate principal amount of FPL Group Capital debentures that were not a component of Corporate Units whose holders elected to include those FPL Group Capital debentures in an early remarketing.  A portion of the proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase the remarketing Treasury portfolio.  The remarketing Treasury portfolio will be substituted for the FPL Group Capital debentures forming a component of the Corporate Units and will be pledged to NextEra Energy through the collateral agent to secure the holders’ obligations to purchase NextEra Energy common stock under the purchase contracts.  When paid at maturity, an amount of the remarketing Treasury portfolio equal to the principal amount of the FPL Group Capital debentures for which that Treasury portfolio was substituted will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase NextEra Energy common stock under the purchase contracts on September 1, 2013.

In addition, if a remarketing during the period for early remarketing is successful, the remarketing agent may deduct the remarketing fee from any portion of the proceeds from the remarketing of the FPL Group Capital debentures that is in excess of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate FPL Group Capital debentures purchase price, which remarketing fee shall be 25 basis points (0.25%) of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate FPL Group Capital debentures purchase price.  The remarketing agent will then remit the separate FPL Group Capital debentures purchase price to the holders of FPL Group Capital debentures that were not a component of Corporate Units and whose holders elected to include those FPL Group Capital debentures in an early remarketing.  The remarketing agent will then remit the remaining portion of the proceeds from the remarketing of those FPL Group Capital debentures, if any, for the benefit of the holders of the Corporate Units and the holders, prior to remarketing, of FPL Group Capital debentures that were not a component of Corporate Units and whose holders elected to include those FPL Group Capital debentures in an early remarketing.  The “reset effective date” will be, in the case of a successful remarketing during the period for early remarketing, the third business day immediately following the date of the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date, and, in the case of a successful remarketing during the final three-day remarketing period, the purchase contract settlement date.

If a remarketing attempt described above is unsuccessful on the first remarketing date of a three-day remarketing period, subsequent remarketings as described above will be attempted on each of the two following remarketing dates in that three-day remarketing period until a successful remarketing occurs.  If none of the three remarketings occurring during a three-day remarketing period results in a successful remarketing because the remarketing agent cannot obtain a price for the FPL Group Capital debentures on any such date equal to at least 100% of the purchase price for the remarketing Treasury portfolio plus the separate FPL Group Capital debentures purchase price, or a condition precedent to the remarketing has not been satisfied, the interest rate on the FPL Group Capital debentures will not be reset, the applicable ownership interests in FPL Group Capital debentures will continue to be a component of Corporate Units and subsequent remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-day remarketing periods as described above.

Unless the FPL Group Capital debentures have been successfully remarketed on or prior to the ninth business day immediately preceding September 1, 2013, the FPL Group Capital debentures that form a component of Corporate Units whose holders have failed to notify the purchase contract agent on or prior to the seventh business day immediately preceding September 1, 2013 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts, will, unless a special event redemption or a mandatory redemption has occurred or will occur prior to September 1, 2013, be remarketed during a three-day remarketing period beginning on and including the fifth business day, and ending on and including the third business day, immediately preceding September 1, 2013.  This three-day remarketing period is referred to as the “final three-day remarketing period,” and the third business day immediately preceding September 1, 2013 is referred to as the “final remarketing date.”  In this remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the FPL Group Capital debentures equal to or greater than 100% of the aggregate principal amount of the FPL Group Capital debentures being remarketed plus the applicable remarketing fee.  In no event shall the price for the FPL Group Capital debentures being remarketed in this remarketing be less than the aggregate principal amount of the FPL Group Capital debentures being remarketed.  The proceeds from the remarketing of FPL Group Capital debentures that are a component of Corporate Units equal to the aggregate principal amount of such FPL Group

Capital debentures will be automatically applied to satisfy in full the Corporate Unit holders’ obligations to purchase NextEra Energy common stock under the related purchase contracts on the purchase contract settlement date.

If a remarketing during the final three-day remarketing period is successful, the remarketing agent may deduct the remarketing fee from any portion of the proceeds from the remarketing of the FPL Group Capital debentures that is in excess of the aggregate principal amount of the remarketed FPL Group Capital debentures, which remarketing fee shall be 25 basis points (0.25%) of the aggregate principal amount of the FPL Group Capital debentures remarketed.  The remarketing agent will then remit an amount equal to 100% of the aggregate principal amount of the FPL Group Capital debentures that were not components of the Corporate Units to the holders of such FPL Group Capital debentures who elected to participate in the remarketing.  The remarketing agent will then remit the remaining portion of the proceeds from the remarketing of the FPL Group Capital debentures, if any, for the benefit of the holders of the Corporate Units and the holders, prior to remarketing, of such debentures.

In connection with a successful remarketing, interest on the FPL Group Capital debentures will be payable semi-annually at the reset rate.  The reset rate on the FPL Group Capital debentures will be determined on the date that the remarketing agent is able to successfully remarket the FPL Group Capital debentures.  The reset rate will become effective, if the remarketing is successful, on the reset effective date.

If a remarketing attempt described above is unsuccessful on the first remarketing date of the final three-day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in the final three-day remarketing period until a successful remarketing occurs.

What happens if the FPL Group Capital debentures are not successfully remarketed?

If the FPL Group Capital debentures are not successfully remarketed prior to the final remarketing date, or if the remarketing of the FPL Group Capital debentures on the final remarketing date is not successful because the remarketing agent cannot obtain a price of at least 100% of the aggregate principal amount of the FPL Group Capital debentures being remarketed or a condition precedent to such remarketing has not been satisfied, NextEra Energy will exercise its rights as a secured party in accordance with applicable law and may, among other things, retain the FPL Group Capital debentures that are included in Corporate Units or sell the FPL Group Capital debentures included in Corporate Units, in each case to satisfy in full the holders’ obligations to purchase NextEra Energy common stock under the related purchase contracts on September 1, 2013.

In addition, holders of FPL Group Capital debentures that are not part of a Corporate Unit may exercise their put right upon an unsuccessful final remarketing by providing written notice at least two business days prior to the purchase contract settlement date.  The put price will be paid to such holder on the purchase contract settlement date.  The put price will be equal to the principal amount of the FPL Group Capital debentures, plus accrued and unpaid interest.

Do I have to participate in the remarketing?

A holder of Corporate Units may elect not to participate in any remarketing and to retain its applicable ownership interests in FPL Group Capital debentures comprising part of the holder’s Corporate Units by (1) creating Treasury Units at any time prior to the business day preceding any three-day remarketing period or (2) if there has not been a successful remarketing prior to the final three-day remarketing period, notifying the purchase contract agent of the holder’s intention to pay cash to satisfy its obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date.  Whether or not a holder of Corporate Units participates in the remarketing, upon a successful remarketing of the FPL Group Capital debentures, the FPL Group Capital debentures will become subject to the modified provisions described under “Which provisions will govern the FPL Group Capital debentures following the remarketing?”  Following a successful remarketing prior to the final three-day remarketing period, holders of Treasury Units can recreate Corporate Units, on or prior to the second business day immediately preceding the purchase contract settlement date, as described under “How can I recreate Corporate Units from Treasury Units?”

Which provisions will govern the FPL Group Capital debentures following the remarketing?

The FPL Group Capital debentures will continue to be governed by the indenture under which they were issued, but some of the provisions of the FPL Group Capital debentures may be modified by FPL Group Capital without the consent of the holders of FPL Group Capital debentures.

What is the Treasury portfolio?

If there is a successful remarketing on or prior to the ninth business day preceding the purchase contract settlement date or if a special event redemption described under “Certain Terms of the FPL Group Capital Debentures—Special Event Redemption” or a mandatory redemption described under “Certain Terms of the FPL Group Capital Debentures—Mandatory Redemption” occurs prior to the purchase contract settlement date, the FPL Group Capital debentures will be replaced by the Treasury portfolio.  The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•                  for a remarketing Treasury portfolio,

•                  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount equal to the principal amount of the FPL Group Capital debentures which are a component of the Corporate Units;

•                  if the reset effective date occurs prior to June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on June 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2013 in an aggregate amount equal to the aggregate interest payment that would be due on June 1, 2013 on the principal amount of the FPL Group Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures as described under “Certain Terms of the FPL Group Capital Debentures—Market Reset Rate” and assuming that interest on the FPL Group Capital debentures accrued from the reset effective date to, but excluding, June 1, 2013; and

•                  if the reset effective date occurs on or after June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on September 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount equal to the aggregate interest payment that would be due on September 1, 2013 on the principal amount of the FPL Group Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures and assuming that interest on the FPL Group Capital debentures accrued from the later of the reset effective date and June 1, 2013 to, but excluding, September 1, 2013.

•                  for a special event Treasury portfolio,

•                  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount equal to the principal amount of the FPL Group Capital debentures which are a component of the Corporate Units; and

•                  with respect to each scheduled interest payment date on the FPL Group Capital debentures that occurs after the special event redemption date and on or prior to September 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the FPL Group Capital debentures on that date (assuming the interest rate on the FPL Group Capital debentures was not reset).

If a Treasury portfolio is required to be purchased in connection with a mandatory redemption of FPL Group Capital debentures, it will consist of the same securities as the special event Treasury portfolio.

If I am holding an FPL Group Capital debenture as a security separate from the Corporate Units, can I still participate in a remarketing of the FPL Group Capital debentures?

Holders of FPL Group Capital debentures that are not components of Corporate Units may elect, in the manner described in this prospectus supplement, to have their separate FPL Group Capital debentures remarketed by the remarketing agent along with the FPL Group Capital debentures that are components of the Corporate Units.  See “Certain Terms of the FPL Group Capital Debentures—Optional Remarketing.”  Holders may also participate in any remarketing by recreating Corporate Units from Treasury Units on or prior to the second business day immediately prior to any three-day remarketing period.

Other than remarketing, how else may I satisfy my obligations under the purchase contracts?

Holders of Equity Units may satisfy their obligations under the purchase contracts as follows:

•                  in the case of holders of Corporate Units (unless the FPL Group Capital debentures are successfully remarketed during a period for early remarketing or a special event redemption or a mandatory redemption has occurred), by settling the purchase contracts with cash prior to the final three-day remarketing period by notifying the purchase contract agent on or prior to the seventh business day prior to September 1, 2013 and delivering the cash payment required under the related purchase contracts on or prior to the sixth business day immediately prior to September 1, 2013;

•                  in the case of holders of Treasury Units (or Corporate Units if the FPL Group Capital debentures are successfully remarketed during the period for early remarketing or a special event redemption or a mandatory redemption has occurred), by settling the purchase contracts with cash prior to the purchase contract settlement date by notifying the purchase contract agent on or prior to the second business day prior to September 1, 2013 and delivering the cash payment required under the related purchase contracts on or prior to the business day immediately prior to September 1, 2013; or

•                  through early settlement as described under “Can I settle the purchase contract early?” and under “What happens if there is an early settlement upon a fundamental change?” below; provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be delivered in respect of the purchase contracts being settled.

If the FPL Group Capital debentures are not successfully remarketed prior to the final three-day remarketing period and a special event redemption or a mandatory redemption has not occurred, and a holder of Corporate Units does not give notice to the purchase contract agent that the holder intends to settle the purchase contract with cash as described above, NextEra Energy will exercise its rights as a secured party, in accordance with applicable law, in respect of the pledged applicable ownership interests in FPL Group Capital debentures to satisfy the holder’s obligation to purchase NextEra Energy common stock and NextEra Energy expects that it or the collateral agent will offer and sell the corresponding pledged applicable ownership interests in the FPL Group Capital debentures in the immediately following remarketing or at a subsequent public sale at which NextEra Energy may bid its claim or in a subsequent private sale.  In addition, NextEra Energy may, in accordance with applicable law, retain the pledged applicable ownership interests in FPL Group Capital debentures that are included in Corporate Units to satisfy the holder’s obligation to purchase NextEra Energy common stock.  If a holder of Treasury Units (or Corporate Units if the FPL Group Capital debentures are successfully remarketed during the period for early remarketing or a special event redemption or a mandatory redemption has occurred) does not give notice to the purchase contract agent that the holder intends to settle the purchase contract with cash as described above, NextEra Energy will exercise its rights as a secured party in respect of the pledged Treasury securities (or pledged Treasury portfolio) to satisfy the holder’s obligation to purchase NextEra Energy common stock and expects to apply the proceeds of the applicable ownership interest in the pledged Treasury securities or applicable ownership interest in the Treasury portfolio to purchase the corresponding NextEra Energy common stock.

In addition, the purchase contract agreement that governs the Corporate Units and Treasury Units provides that a holder’s obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of bankruptcy, insolvency or reorganization of NextEra Energy.

What interest payments will I receive on the FPL Group Capital debentures?

Interest on the FPL Group Capital debentures will be payable initially quarterly in arrears at the annual rate of 1.90% per year on the principal amount per debenture of $1,000 to, but excluding, the reset effective date.  The reset effective date will be, in the case of a successful remarketing during the period for early remarketing, the third business day immediately following the date of the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, and, in the case of a successful remarketing during the final three-day remarketing period, the purchase contract settlement date.  Following a successful remarketing, the FPL Group Capital debentures will bear interest, payable semi-annually in arrears from the reset effective date at the reset rate to, but excluding, September 1, 2015.

If interest on the FPL Group Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, the collateral agent will receive on behalf of holders of Corporate Units a payment from FPL Group Capital on such reset effective date of accrued and unpaid interest on the FPL Group Capital debentures from the most recent quarterly interest payment date to, but excluding, such reset effective date.  On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a quarterly cash distribution comprised of their pro rata portion of that interest payment, the portion of their applicable ownership interest in the remarketing Treasury portfolio that matures prior to that quarterly payment date and the contract adjustment payment payable on that date.  If interest on the FPL Group Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, holders of separate FPL Group Capital debentures that were not a component of Corporate Units will receive on the reset effective date a payment of accrued and unpaid interest from the most recent interest payment date to, but excluding, such reset effective date.  On the semi-annual interest payment date next following the reset effective date, holders of FPL Group Capital debentures will receive a payment of interest accrued from and including the reset effective date, to but excluding such interest payment date.  For U.S. federal income tax purposes, OID will accrue on the FPL Group Capital debentures.  If there is not a successful remarketing of the FPL Group Capital debentures, the interest rate will not be reset and the FPL Group Capital debentures will continue to bear interest at the initial interest rate, payable quarterly in arrears.

What are the payment dates on the applicable ownership interests in the FPL Group Capital debentures?

On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing December 1, 2010, and on the reset effective date as described above in “What interest payments will I receive on the FPL Group Capital debentures?” if the reset effective date is not otherwise a quarterly interest payment date.  If the interest rate on the FPL Group Capital debentures is reset on a reset effective date that is not otherwise a quarterly interest payment date, the collateral agent will receive the interest payment made on FPL Group Capital debentures that are a component of the Corporate Units on that reset effective date, which will be paid to holders of Corporate Units on the quarterly payment date next following that reset effective date.

From the reset effective date, interest payments on all FPL Group Capital debentures will be paid semi-annually in arrears on interest payment dates to be selected by FPL Group Capital.  If there is no successful remarketing of the FPL Group Capital debentures, interest payments on all FPL Group Capital debentures will remain payable quarterly in arrears on the original quarterly interest payment dates.

When will the interest rate on the FPL Group Capital debentures be reset and what is the reset rate?

Unless a special event redemption or a mandatory redemption has occurred, the interest rate on the FPL Group Capital debentures will be reset on the date of a successful remarketing of the FPL Group Capital debentures and the reset rate will become effective three business days thereafter, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, or in the case of a remarketing during the final three-day remarketing period, the purchase contract settlement date.  The reset rate will be the interest rate determined by the remarketing agent as the rate the FPL Group Capital debentures should bear in order for the aggregate principal amount of FPL Group Capital debentures being remarketed to have an aggregate market value on the remarketing date of at least 100% of the Treasury portfolio purchase price plus the aggregate separate FPL Group Capital debenture purchase price plus the applicable remarketing fee, in the case of a remarketing prior to the final three-day remarketing period, or at least 100% of the aggregate principal amount of the FPL Group Capital debentures being remarketed plus the applicable remarketing fee, in the case of a remarketing during the final three-day remarketing period.  The interest rate on the FPL Group Capital debentures will not be reset if there is not a successful remarketing.  Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When is the maturity of the FPL Group Capital debentures?

The maturity date of the FPL Group Capital debentures is September 1, 2015.

When may the FPL Group Capital debentures be redeemed?

The FPL Group Capital debentures are redeemable at FPL Group Capital’s option, in whole but not in part, upon the occurrence and continuation of a special event under the circumstances described in this prospectus supplement under “Certain Terms of the FPL Group Capital Debentures—Special Event Redemption.”  Following any such redemption of the FPL Group Capital debentures, which is referred to as a special event redemption, prior to a successful remarketing of the FPL Group Capital debentures or the purchase contract settlement date, holders of Corporate Units will own the applicable ownership interest in the Treasury portfolio as a component of their Corporate Units.

In addition, the FPL Group Capital debentures are mandatorily redeemable by FPL Group Capital if NextEra Energy’s guarantee of the FPL Group Capital debentures ceases to be in full force or effect, or upon the bankruptcy, insolvency or reorganization of NextEra Energy under the circumstances described in this prospectus supplement, unless Standard & Poor’s Ratings Service (a Division of The McGraw Hill Companies, Inc.) and Moody’s Investors Service, Inc. (if the FPL Group Capital debentures are then rated by those rating agencies, or, if the FPL Group Capital debentures are then rated by only one of those rating agencies, then such rating agency, or, if the FPL Group Capital debentures are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such event, the credit rating on the FPL Group Capital debentures is “investment grade.”

Can I settle the purchase contract early?

At any time prior to the seventh business day immediately preceding the purchase contract settlement date, in the case of Corporate Units, or at any time prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units, a holder of Equity Units may settle the related purchase contracts in their entirety by paying $50 in cash per Equity Unit, in which case 0.7270 shares, subject to adjustment under the circumstances described in “Description of the Purchase Contracts—Anti-dilution Adjustments,” of NextEra Energy common stock will be issued to the holder pursuant to each purchase contract.  A holder may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units.  If the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, holders of Corporate Units may settle a purchase contract early on or prior to the second business day immediately preceding the purchase contract settlement date only in integral multiples of 80,000 Corporate Units.  See “Description of the Purchase Contracts—Early Settlement by Delivering Cash.”  This right to settle a purchase contract early by paying cash is distinct from the right to an early settlement upon a fundamental change.  See “What happens if there is an early settlement upon a fundamental change?”

The early settlement right is subject to the condition that, if required under the U.S. federal securities laws, NextEra Energy has a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in effect and an available prospectus covering the shares of NextEra Energy common stock and/or other securities, if any, deliverable upon settlement of a purchase contract.  NextEra Energy has agreed that, if required by U.S. federal securities laws, it will use its commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of common stock and/or other securities to be delivered in respect of the purchase contracts being settled.

What happens if there is an early settlement upon a fundamental change?

Prior to the purchase contract settlement date, if either of the following occurs:

(1)                                  a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of NextEra Energy’s common stock representing more than 50% of the voting power of the common stock, or

(2)                                  NextEra Energy is involved in a consolidation with or merger into any other person, or any merger of another person into NextEra Energy, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of NextEra Energy’s common stock), in each case in which 10% or more of the total consideration paid to NextEra Energy’s shareholders consists of cash or cash equivalents which is referred to as a fundamental change, then following the fundamental change, each holder of an Equity Unit will have the right to accelerate and settle such contract early at the settlement rate described under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”) described under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled.  This right is referred to in this prospectus supplement as the “fundamental change early settlement right.”

NextEra Energy will provide each of the holders of an Equity Unit with a notice of the completion of a fundamental change within five business days thereof.  The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or five business days prior to the purchase contract settlement date, by which each holder’s fundamental change early settlement right would need to be exercised (this date is referred to in this prospectus supplement as the “fundamental change early settlement date”).  The notice will set forth, among other things, the applicable settlement rate and the kind and amount of securities, cash or other consideration receivable by the holder upon settlement.  To exercise the fundamental change early settlement right, a holder would need to deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date, the certificate or certificates evidencing such holder’s Corporate Units or Treasury Units, and payment of the applicable purchase price in immediately available funds.

If the fundamental change early settlement right is exercised by a holder, NextEra Energy will deliver to the holder on the fundamental change early settlement date the kind and amount of securities, cash or other property that the holder would have been entitled to receive if such holder had settled the purchase contract immediately before the fundamental change at the settlement rate described under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” plus the additional make-whole shares.  The holder will also receive the FPL Group Capital debentures, applicable ownership interests in the Treasury portfolio or Treasury securities that are a component of the Corporate Units or Treasury Units, as the case may be.  If the holder does not elect to exercise its fundamental change early settlement right, the holder’s Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.  NextEra Energy has agreed that, if required under the U.S. federal securities laws, it will use commercially reasonable efforts to (1) have in effect a registration statement covering the securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with an early settlement upon a fundamental change.  In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and NextEra Energy will have no further obligation with respect to any such registration statement if, notwithstanding using its commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units.

The number of make-whole shares applicable to a fundamental change early settlement will be determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change.”

What is the ranking of the FPL Group Capital debentures?

The FPL Group Capital debentures will rank equally and ratably with all of FPL Group Capital’s other unsecured and unsubordinated obligations.  FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the FPL Group Capital debentures or to make any funds available for such payment.  Therefore, the FPL Group Capital debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group Capital’s subsidiaries.  In addition to trade liabilities, many of FPL Group Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the FPL Group Capital debentures.  The indenture pursuant to which the FPL Group Capital debentures will be issued does not place any limit on the amount of indebtedness that FPL Group Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group Capital’s subsidiaries may issue, guarantee or otherwise incur.  See “Description of FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

What is the NextEra Energy guarantee?

NextEra Energy has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the FPL Group Capital debentures.  See “Description of the FPL Group Guarantee of the FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

The guarantee is an unsecured obligation of NextEra Energy and will rank equally and ratably with all other unsecured and unsubordinated obligations of NextEra Energy.  There is no limit on the amount of other indebtedness, including guarantees, that NextEra Energy may incur or issue.  NextEra Energy is a holding company that derives substantially all of its income from its subsidiaries.  NextEra Energy’s subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to pay any amounts on the FPL Group Capital debentures or to make any funds available for such payment.  Therefore, the guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by NextEra Energy’s subsidiaries.  In addition to trade liabilities, many of NextEra Energy’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the guarantee.  The indenture pursuant to which the FPL Group Capital debentures will be issued does not place any limit on the amount of indebtedness that NextEra Energy may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NextEra Energy’s subsidiaries may issue, guarantee or otherwise incur.

Will there be a limitation on liens?

FPL Group Capital may not grant a lien on the capital stock of any of its majority-owned subsidiaries which shares of capital stock FPL Group Capital now or hereafter directly owns to secure indebtedness of FPL Group Capital without similarly securing the FPL Group Capital debentures, with certain exceptions.  The granting of liens by FPL Group Capital’s subsidiaries is not restricted in any way.  See “Description of FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

What are the principal U.S. federal income tax consequences related to the Corporate Units, Treasury Units and FPL Group Capital debentures?

FPL Group Capital intends to treat the FPL Group Capital debentures as contingent payment debt instruments that are subject to the contingent payment debt instrument rules for U.S. federal income tax purposes.  Accordingly, through the reset effective date, and possibly thereafter, a U.S. holder of Corporate Units or FPL Group Capital debentures will be required to include in gross income an amount in excess of the interest actually received in respect of such applicable ownership interests in FPL Group Capital debentures, regardless of the holder’s usual method of tax accounting, and will generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or other disposition of applicable ownership interests in FPL Group Capital debentures or of the Corporate Units, to the extent such income is allocable to applicable ownership interests in FPL Group Capital debentures.  A beneficial owner of Treasury Units will be required to include in gross income any OID with respect to the Treasury securities as it accrues on a constant yield to maturity basis.  If the Treasury portfolio has replaced applicable ownership interests in FPL Group Capital debentures as a component of Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures or a special event redemption, a beneficial owner of Corporate Units will be required to include in gross income its allocable share of OID on the applicable ownership interest in the Treasury portfolio as it accrues on a constant yield to maturity basis.  To the extent NextEra Energy is required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, it intends to report such payments as taxable ordinary income to beneficial owners of Equity Units, but holders may want to consult their tax advisors concerning possible alternative characterizations.  See “Material Federal Income Tax Consequences.”

What are the rights and privileges of NextEra Energy common stock?

The shares of NextEra Energy common stock that holders of Equity Units will be obligated to purchase under the purchase contracts have one vote per share.  For more information, please see the discussion of NextEra Energy common stock in this prospectus supplement under the heading “Description of NextEra Energy Common Stock.”

The Offering — Explanatory Diagrams

The diagrams on the following pages demonstrate some of the key features of the purchase contracts, the applicable ownership interests in the FPL Group Capital debentures, the Corporate Units and the Treasury Units, and the transformation of Corporate Units into Treasury Units and separate FPL Group Capital debentures.

The following diagrams also assume that the FPL Group Capital debentures are successfully remarketed, there has not been a special event redemption or a mandatory redemption, the interest rate on the FPL Group Capital debentures is reset on the purchase contract settlement date, the payment of contract adjustment payments is not deferred and no anti-dilution adjustments were required to be made.

Purchase Contract

Both the Corporate Units and Treasury Units include a purchase contract under which the holder agrees to purchase shares of NextEra Energy common stock on the purchase contract settlement date.  In addition, these purchase contracts include contract adjustment payments as shown in the diagrams on the following pages.

Notes:

(1)              If the applicable market value of NextEra Energy common stock is less than or equal to the reference price of $55.02, the number of shares of NextEra Energy common stock to be delivered to a holder of an Equity Unit will be 0.9088 shares.

(2)              If the applicable market value of NextEra Energy common stock is between the reference price and the threshold appreciation price of $68.78, the number of shares of NextEra Energy common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3)              If the applicable market value of NextEra Energy common stock is greater than or equal to the threshold appreciation price, the number of shares of NextEra Energy common stock to be delivered to a holder of an Equity Unit will be 0.7270 shares.

(4)              The “reference price” equals $55.02.

(5)              The “threshold appreciation price” represents appreciation of 25% over the reference price.

(6)              Expressed as a percentage of the reference price.  The “applicable market value” means the average of the closing price per share of NextEra Energy common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

Corporate Units

Each Corporate Unit consists of two components as described below:

Purchase Contract	FPL Group Capital Debenture

(Owed to Holder) NextEra Energy common stock + Contract Adjustment Payment 5.10% of $50 per year, payable quarterly until the purchase contract settlement date (September 1, 2013)	(Owed to Holder) (1) Interest 1.90% of $50 per year payable quarterly (reset at the purchase contract settlement date and payable semi-annually at reset rate thereafter)

(Owed to NextEra Energy) $50 payable at the purchase contract settlement date (September 1, 2013)	(Owed to Holder) (2) $50 payable at Maturity (September 1, 2015)

Notes:

(1)              Each owner of an applicable ownership interest in FPL Group Capital debentures will be entitled to 1/20, or 5%, of each interest payment paid in respect of an FPL Group Capital debenture in the principal amount of $1,000.

(2)              FPL Group Capital debentures will be issued in minimum denominations of $1,000, except in limited circumstances.  Each applicable ownership interest in FPL Group Capital debentures represents a 1/20, or 5%, undivided beneficial ownership interest in an FPL Group Capital debenture in the principal amount of $1,000.

The holder of a Corporate Unit owns the applicable ownership interest in an FPL Group Capital debenture but will pledge it to the collateral agent to secure the holder’s obligations under the purchase contract.

The foregoing analysis assumes the FPL Group Capital debentures are successfully remarketed during the final three-day remarketing period.  If the remarketing was successful prior to such period, following the remarketing of the FPL Group Capital debentures the applicable ownership interests in the Treasury portfolio would have replaced the applicable ownership interest in FPL Group Capital debentures as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date.

Following the remarketing of the FPL Group Capital debentures, the applicable ownership interest in the Treasury portfolio will replace the applicable ownership interest in FPL Group Capital debentures as a component of the Corporate Unit.

Treasury Units

Each Treasury Unit consists of two components as described below:

Purchase Contract	Treasury Securities

(Owed to Holder)

NextEra Energy common stock

+

Contract Adjustment Payment 5.10% of $50 per year, payable quarterly until September 1, 2013

(Owed to NextEra Energy)	(Owed to Holder)

$50 payable at the purchase contract settlement date (September 1, 2013)	$50 payable at maturity (August 31, 2013)

The holder of a Treasury Unit owns the applicable ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to NextEra Energy through the collateral agent to secure the holder’s obligation under the related purchase contract.  Unless the purchase contract is terminated as a result of bankruptcy, insolvency or reorganization of NextEra Energy or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

FPL Group Capital debentures

Each FPL Group Capital debenture has the terms described below (1):

FPL Group Capital Debenture

(Owed to Holder) Interest 1.90% of $1,000 per year, payable quarterly (reset at the reset effective date and payable semi-annually at reset rate thereafter)

(Owed to Holder) $1,000 payable at Maturity (September 1, 2015)

Notes:

(1)              Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 20 Corporate Units.  As a result, the creation of 20 Treasury Units will release the FPL Group Capital debentures in the principal amount of $1,000 held by the collateral agent.

(2)              If the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).

Transforming Corporate Units into Treasury Units and FPL Group Capital debentures

•                  Because the FPL Group Capital debentures and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•                  To create 20 Treasury Units, the holder separates 20 Corporate Units into their two components—the 20 purchase contracts and the FPL Group Capital debenture—and then combines the purchase contracts with a Treasury security that matures the business day immediately preceding the purchase contract settlement date.

•                  The holder owns the Treasury security that forms part of the Treasury Units but will pledge it to NextEra Energy through the collateral agent to secure the holder’s obligations under the purchase contracts.

•                  A Treasury security together with 20 purchase contracts constitute 20 Treasury Units.  The FPL Group Capital debenture in the principal amount of $1,000, which is no longer a component of the Corporate Units, is released to the holder and is tradable as a separate security.

Purchase Contract	1/20 Ownership Interest in FPL Group Capital Debenture (1)(2)	Purchase Contract	Treasury Securities	1/20 Ownership Interest in FPL Group Capital Debenture (1)(2)

(Owed to Holder)	(Owed to Holder)	(Owed to Holder)		(Owed to Holder)

NextEra Energy common stock + Contract Adjustment Payment 5.10% of $50 per year, payable quarterly until September 1, 2013 (unless deferred)	Interest 1.90% of $50 per year, payable quarterly (reset at the reset effective date and payable semi-annually at reset rate thereafter)	NextEra Energy common stock + Contract Adjustment Payment 5.10% of $50 per year, payable quarterly until September 1, 2013 (unless deferred)		Interest 1.90% of $50 per year, payable quarterly (reset at the reset effective date and payable semi-annually at reset rate thereafter)

(Owed to NextEra Energy)	(Owed to Holder)	(Owed to NextEra Energy)	(Owed to Holder)	(Owed to Holder)

$50 payable at Settlement (September 1, 2013)	$50 payable at Maturity (September 1, 2015)	$50 payable at Settlement (September 1, 2013)	$50 payable at Maturity (August 31, 2013)	$50 payable at Maturity (September 1, 2015)

Corporate Unit		Treasury Unit

Notes:

(1)              Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an FPL Group Capital debenture in the principal amount of $1,000.

(2)              The FPL Group Capital debentures mature on September 1, 2015.

The applicable ownership interests in the Treasury portfolio will be released to the holder of such transformed Corporate Unit, and will be tradable separately, following the successful remarketing of the FPL Group Capital debentures prior to the final three-day remarketing period, a special event redemption or a mandatory redemption.

ILLUSTRATIVE REMARKETING TIMELINE

The following timeline is for illustrative purposes only.  The dates in this timeline are based on the time periods set forth in the purchase contract agreement, pledge agreement and the remarketing agreement.  These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods.

Date	Event

Between February 26, 2013 and August 20, 2013 (third business day preceding March 1, 2013 to the ninth business day preceding September 1, 2013)

FPL Group Capital may elect, at its option and in its sole discretion, to remarket the FPL Group Capital debentures on any day during any three-day remarketing period during this period for early remarketing.

No later than February 1, 2013 (10 business days prior to the reset announcement date)

If FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013, FPL Group Capital will notify The Depository Trust Company (“DTC”) participants holding FPL Group Capital debentures, Corporate Units and Treasury Units of the remarketing period.

February 15, 2013 (sixth business day preceding the first remarketing date of the first possible three-day remarketing period during the period for early remarketing)

If FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013, this will be the reset announcement date and FPL Group Capital will make an announcement with respect to the remarketing period.

February 19, 2013 (business day following reset announcement date)

If FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013, FPL Group Capital will issue a press release not later than on the business day following the reset announcement date with respect to the remarketing period.

On or prior to February 22, 2013 (the second business day prior to the first remarketing date of the first possible three-day remarketing period)

If FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013, this will be the:

•      Last day prior to the three-day remarketing period beginning February 26, 2013 to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units after February 28, 2013 if all three remarketings are unsuccessful during such remarketing period).

•      Last day prior to the three-day remarketing period beginning February 26, 2013 for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle after February 28, 2013 if all three remarketings are unsuccessful during such remarketing period).

•      Last day prior to the three-day remarketing period beginning February 26, 2013 for holders of separate FPL Group Capital debentures to give notice of their election to participate in such remarketing.

February 26, 2013 to February 28, 2013

Period for early remarketing (if FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013):

•      If the remarketing is unsuccessful on each of the three business days during the three-day remarketing period, FPL Group Capital will issue a press release.

•      If a remarketing on any business day during the three-day remarketing period is successful, the remarketing agent will purchase the Treasury portfolio.

If FPL Group Capital elects to conduct a remarketing during the three-day remarketing period beginning February 26, 2013 and the remarketing is successful, FPL Group Capital will request that DTC notify its participants no later than the business day following the successful remarketing date.

March 1, 2013	If a remarketing on any business day during the three-day period for early remarketing is successful, the reset rate will become effective.

Between February 26, 2013 and August 20, 2013 (third business day preceding March 1, 2013 to the ninth business day preceding September 1, 2013)

If FPL Group Capital has elected to remarket the FPL Group Capital debentures during any three-day remarketing period during the period for early remarketing and the remarketing was unsuccessful on each day, FPL Group Capital may elect to remarket the FPL Group Capital debentures during additional three-day remarketing periods.  If FPL Group Capital elects to conduct such additional remarketings during the period for early remarketing, procedures similar to those described above with respect to a remarketing during the three-day remarketing period beginning February 26, 2013 will be followed.

No later than August 7, 2013 (10 business days prior to the reset announcement date)

Unless there was a successful remarketing during the period for early remarketing, FPL Group Capital will notify DTC participants holding FPL Group Capital debentures, Corporate Units and Treasury Units of the final three-day remarketing period.

August 21, 2013 (third business day preceding the first remarketing date of the final three-day remarketing period)

Unless there was a successful remarketing during the period for early remarketing, this will be the reset announcement date and FPL Group Capital will make an announcement with respect to the final three-day remarketing period.

On or prior to August 22, 2013 (the second business day prior to the first remarketing date of the final three-day remarketing period)

Unless there was a successful remarketing during the period for early remarketing, this will be the:

•      Last day prior to the final three-day remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units.

•      Last day prior to the final three-day remarketing period for holders of Corporate Units to settle the related purchase contracts early.

•      Last day prior to final three-day remarketing period for holders of separate FPL Group Capital debentures to give notice of their election to participate in such remarketing.

August 22, 2013 (business day following reset announcement date)

Unless there was a successful remarketing during the period for early remarketing, FPL Group Capital will issue a press release not later than on the business day following the reset announcement date with respect to the remarketing period.

August 22, 2013 (seventh business day prior to the purchase contract settlement date)

Last day for holders of Corporate Units (of which the applicable ownership interest in an FPL Group Capital debenture remains a component) to notify the purchase contract agent of any intention to pay cash to satisfy their obligation under the purchase contracts on the purchase contract settlement date.

August 23, 2013 (sixth business day prior to purchase contract settlement date)

Last day for holders of Corporate Units (of which the applicable ownership interest in an FPL Group Capital debenture remains a component) who have notified the purchase contract agent of their intention to pay cash to satisfy their obligations under the purchase contracts on the purchase contract settlement date to deliver the required cash payment to the collateral agent.

August 26, 2013 to August 28, 2013 (five to three business days prior to purchase contract settlement date)

FPL Group Capital will attempt a remarketing during the final three-day remarketing period if FPL Group Capital has not elected to conduct a remarketing during the period for early remarketing or each remarketing conducted during the period for early remarketing has been unsuccessful for any reason.

August 29, 2013 (second business day prior to the purchase contract settlement date)

Last day for holders of Corporate Units (of which the applicable ownership interest in an FPL Group Capital debenture is no longer a component) or Treasury Units to notify the purchase contract agent of any intention to pay cash to satisfy their obligation under the purchase contracts on the purchase contract settlement date.

August 30, 2013 (business day prior to purchase contract settlement date)

Last day for holders of Corporate Units (of which the applicable ownership interest in an FPL Group Capital debenture is no longer a component) or Treasury Units who have notified the purchase contract agent of their intention to pay cash to satisfy their obligations under the purchase contracts on the purchase contract settlement date to deliver the required cash payment to the collateral agent.

September 1, 2013

Purchase contract settlement date, remarketing settlement date and reset effective date in connection with a successful final remarketing of the FPL Group Capital debentures during the final three-day remarketing period.

RISK FACTORS

The information in this section replaces the information in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.

Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the securities.

Risks Relating to NextEra Energy’s and FPL Group Capital’s Businesses

NextEra Energy’s and FPL Group Capital’s results of operations may be adversely affected by the extensive regulation of their businesses.

The operations of NextEra Energy and FPL Group Capital are subject to complex and comprehensive federal, state and other regulation.  This extensive regulatory framework, some but not all of which is more specifically identified in the following risk factors, regulates, among other things, NextEra Energy’s and FPL Group Capital’s industry, rate and cost structure, operation of nuclear power facilities, construction and operation of generation, transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, decommissioning costs, transmission reliability and present or prospective wholesale and retail competition.  In their business planning and in the management of their operations, NextEra Energy and FPL Group Capital must address the effects of regulation on their businesses and proposed changes in the regulatory framework.  Significant changes in the nature of the regulation of NextEra Energy’s and FPL Group Capital’s businesses could require changes to their business planning and management of their businesses and could adversely affect their results of operations and the value of their assets.  NextEra Energy and its subsidiaries must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective orders.  Should NextEra Energy or its subsidiaries be unsuccessful in obtaining necessary licenses or permits or should these regulatory authorities initiate any investigations or enforcement actions or impose penalties or disallowances on NextEra Energy or its subsidiaries, NextEra Energy’s and FPL Group Capital’s businesses could be adversely affected.  NextEra Energy’s results of operations also could be affected by Florida Power & Light Company’s inability to negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.

NextEra Energy’s financial performance could be negatively affected if Florida Power & Light Company is unable to recover, in a timely manner, certain costs, a return on certain assets or an appropriate return on capital from its customers through regulated rates and cost recovery clauses.

Florida Power & Light Company is a regulated entity subject to the jurisdiction of the Florida Public Service Commission (“FPSC”) over a wide range of business activities, including, among other items, the retail rates charged to its customers, the terms and conditions of its services, procurement of electricity for its customers, issuance of securities, transfers of some utility assets and facilities to affiliates, and aspects of the siting and operation of its generating plants and transmission and distribution systems for the sale of electric energy.  The FPSC also has the authority to disallow recovery by Florida Power & Light Company of costs that it considers excessive or imprudently incurred.  The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, can restrict Florida Power & Light Company’s ability to grow earnings and does not provide any assurance as to achievement of authorized or other earnings levels.  NextEra Energy’s financial condition and results of operations could be materially adversely affected if Florida Power & Light Company is unable to recover through retail base rates and cost recovery clauses any material amount of its costs in a timely manner, a return on certain assets or an appropriate return on capital.

Decisions of the FPSC have been and, in the future, may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere and may adversely affect the financial condition and results of operations of NextEra Energy.  These decisions may require, for example, Florida Power & Light Company to cancel or delay planned development activities and to reduce or delay other planned capital expenditures which could reduce the earnings potential of NextEra Energy.

NextEra Energy and FPL Group Capital are subject to federal regulatory compliance and proceedings which have significant compliance costs and expose them to substantial monetary penalties and other sanctions.

In addition to the regulatory risks that may affect NextEra Energy and FPL Group Capital discussed above, the extensive federal regulation of the operations of NextEra Energy and FPL Group Capital exposes the companies to significant and increasing compliance costs.  NextEra Energy and FPL Group Capital also are subject to costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties for non-compliance.  As an example, under the Energy Policy Act of 2005, Florida Power & Light Company and NextEra Energy Resources, as owners and operators of bulk power transmission systems and/or electric generation facilities, are subject to mandatory reliability standards.  Compliance with these mandatory reliability standards may subject NextEra Energy and FPL Group Capital to higher operating costs and may result in increased capital expenditures.  If Florida Power & Light Company or NextEra Energy Resources is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions.

NextEra Energy and FPL Group Capital may be adversely affected by increased governmental and regulatory scrutiny or negative publicity.

From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting NextEra Energy, Florida Power & Light Company and FPL Group Capital.  Adverse press coverage and other adverse statements may result in some type of investigation by regulators, legislators and law enforcement officials or in lawsuits.  Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of NextEra Energy’s, Florida Power & Light Company’s and FPL Group Capital’s senior management from their businesses.  Addressing any adverse publicity, governmental scrutiny and legal and enforcement proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can also have a negative impact on the reputation of NextEra Energy, Florida Power & Light Company and FPL Group Capital and on the morale and performance of their employees, which could adversely affect their businesses and results of operations.

NextEra Energy’s and FPL Group Capital’s businesses are subject to risks associated with legislative and regulatory initiatives.

NextEra Energy and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives, including, for example, initiatives regarding regulation, deregulation or restructuring of the energy industry and regulation of the commodities trading markets.  NextEra Energy and its subsidiaries will need to adapt to any changes and may face increasing costs and competitive pressures in doing so.  NextEra Energy Resources produces the majority of its electricity from clean and renewable fuels, such as nuclear, natural gas, and wind, operates in the competitive segment of the electric industry, has targeted the competitive segments of the electric industry for future growth and relies on the efficient operation of the commodities trading markets.  NextEra Energy’s and FPL Group Capital’s results of operations and growth prospects could be adversely affected as a result of future legislation or regulatory initiatives, including, but not limited to, those that reverse or restrict the competitive restructuring of the energy industry or the effective operation of the commodities trading markets.

NextEra Energy and FPL Group Capital are subject to numerous environmental laws and regulations that require capital expenditures, increase their cost of operations and may expose them to liabilities.

NextEra Energy and FPL Group Capital are subject to extensive federal, state, and local environmental statutes, rules, and regulations relating to air quality, water quality, climate change, greenhouse gas (“GHG”), including, but not limited to, carbon dioxide (“CO2”) emissions, waste management, hazardous wastes, marine and wildlife mortality, natural resources, health, safety and renewable portfolio standards (“RPS”) that could, among other things, restrict the output of some existing facilities, limit the use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new legislation, the current trend toward more stringent standards, and stricter and more expansive application of existing environmental regulations.  Violations of certain of these statutes, rules and regulations could expose NextEra Energy and FPL Group Capital to third party disputes and potentially significant monetary and criminal penalties, as well as other sanctions for non-compliance.

NextEra Energy’s and FPL Group Capital’s businesses could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of GHG emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on GHG, including, but not limited to, CO2 and methane, from electric generating units storing and combusting fossil fuels like coal and natural gas.  The potential effects of such GHG emission limits on NextEra Energy’s and FPL Group Capital’s electric generating units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of GHG emission reduction offsets, the development of cost effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.  While NextEra Energy’s and FPL Group Capital’s electric generating units emit GHGs at a lower rate of emissions than most of the U.S. electric generation sector, the results of operations of NextEra Energy and FPL Group Capital could be adversely affected to the extent that any new GHG emission limits, among other potential impacts:

•                  create substantial additional costs in the form of taxes or emission allowances;

•                  make some of NextEra Energy’s and FPL Group Capital’s electric generating units uneconomical to operate in the long term;

•                  require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

•                  affect the availability or cost of fossil fuels.

The operation and maintenance of nuclear generation facilities involve risks that could result in fines or the closure of nuclear units owned by Florida Power & Light Company or NextEra Energy Resources and in increased costs and capital expenditures.

Florida Power & Light Company and NextEra Energy Resources own, or hold undivided interests in, eight nuclear generation units in four states.  The operation and maintenance of the facilities involve inherent risks, including, but not limited to, the following:

The nuclear generation facilities are subject to environmental, health and financial risks, such as risks relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, emissions of tritium and other radioactive elements in the event of a nuclear accident or failure or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities.  Although Florida Power & Light Company and NextEra Energy Resources maintain decommissioning funds and external insurance coverage which are intended to minimize the financial exposure to some of these risks, the cost of decommissioning the facilities could exceed the amount available in the decommissioning funds, and the liability and property damages could exceed the amount of insurance coverage.  In the event of an incident at any nuclear reactor in the United States, Florida Power & Light Company and NextEra Energy Resources could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of their participation in a secondary financial protection system and nuclear insurance mutual companies.

The U.S. Nuclear Regulatory Commission (“NRC”) has broad authority to impose licensing and safety-related requirements for the construction, operation and maintenance of nuclear generation facilities.  In the event of non-compliance, the NRC has the authority to impose fines or shut down a nuclear unit, or to take both of these actions, depending upon its assessment of the severity of the situation, until compliance is achieved.  NRC orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require Florida Power & Light Company and NextEra Energy Resources to incur substantial operating and capital expenditures at their nuclear generation facilities.  In addition, any serious nuclear incident occurring at an Florida Power & Light Company or NextEra Energy Resources plant could result in substantial remediation costs and other expenses.  A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear unit.  An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, which could increase costs and result in additional capital expenditures.

The operating licenses for Florida Power & Light Company’s and NextEra Energy Resources’ nuclear generation facilities, other than Duane Arnold Energy Center (“Duane Arnold”), extend through at least 2030.  In 2008, NextEra Energy Resources applied to extend Duane Arnold’s operating license for an additional 20 years beyond its current expiration date of 2014.  If the NRC does not renew the operating license for Duane Arnold or any of Florida Power & Light Company’s or NextEra Energy Resources’ nuclear generation units cannot be operated through the end of their respective operating licenses, NextEra Energy’s or FPL Group Capital’s results of operations could be adversely affected by increased depreciation rates, impairment charges and accelerated future decommissioning costs.

Terrorist threats and increased public scrutiny of nuclear generation facilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

NextEra Energy’s and FPL Group Capital’s operating results could suffer if they do not proceed with projects under development or are unable to complete the construction of, and capital improvements to, generation, transmission, distribution and other facilities on schedule and within budget.

NextEra Energy and FPL Group Capital may incur significant costs for development of projects, including, but not limited to, preliminary engineering, permitting, legal, and other expenses before it can be established whether a project is feasible, economically attractive, or capable of being financed.   The ability of NextEra Energy and FPL Group Capital to complete construction of, and capital improvement projects for, their generation, transmission, distribution and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, delays in obtaining permits and other approvals, disputes involving third parties, negative publicity, transmission interconnection issues and other factors or failures.  If any development project or construction or capital improvement project is not completed or is delayed or subject to cost overruns, NextEra Energy’s and FPL Group Capital’s operational and financial results may be adversely affected.  In any such event, among other matters, NextEra Energy and FPL Group Capital could be subject to additional costs, which, with respect to NextEra Energy, may not be recoverable at Florida Power & Light Company from ratepayers, termination payments under committed contracts, loss of tax credits or the write-off of their investment in the project.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the results of operations and financial condition of NextEra Energy and FPL Group Capital.

The operation and maintenance of power generation, transmission and distribution facilities involve many risks, such as those identified elsewhere in these risk factors and those arising due to:

•                  risks of start-up operations;

•                  failures in the supply, availability or transportation of fuel;

•                  the impact of unusual or adverse weather conditions, including, but not limited to, natural disasters such as hurricanes, floods, earthquakes and droughts;

•                  performance below expected or contracted levels of output or efficiency;

•                  breakdown or failure of equipment, transmission and distribution lines or pipelines;

•                  availability of replacement equipment;

•                  risks of human injury from energized equipment;

•                  availability of adequate water resources and ability to satisfy water discharge requirements;

•                  inability to properly manage or mitigate known equipment defects throughout NextEra Energy’s and FPL Group Capital’s generation fleets and transmission and distribution systems;

•                  use of new or unproven technology; and

•                  dependence on a specific fuel source.

The occurrence of any of these effects or events could result in, among other matters, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses.  Breakdown or failure of an operating facility of NextEra Energy Resources, for example, may prevent NextEra Energy Resources from performing under applicable power sales agreements which, in some situations, could result in termination of the agreement or subject NextEra Energy Resources to liability for liquidated damages.

NextEra Energy’s and FPL Group Capital’s competitive energy business is subject to development and operating risks that could limit the revenue growth of this business and have other negative effects on NextEra Energy’s and FPL Group Capital’s results of operations and financial condition.

NextEra Energy and FPL Group Capital conduct their competitive energy business through NextEra Energy Resources.  To operate successfully in the competitive wholesale energy markets, NextEra Energy Resources must, among other things, efficiently develop and operate its generating assets, procure adequate supplies of fuel and associated transportation at acceptable prices, successfully and timely complete project restructuring activities, maintain the qualifying facility status of certain projects and complete its energy deliveries in a timely manner.  Its ability to do so is subject to a variety of risks.  In addition to risks such as those identified elsewhere in these risk factors, risks that specifically affect NextEra Energy Resources’ success in competitive wholesale markets include:

The ability of NextEra Energy Resources to develop electric power generation facilities may be affected by factors beyond its control, such as increased competition from other and new sources of power generation, excess generation capacity and shifting demand for power, legal and regulatory developments and general economic conditions.  Risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project agreements may impede development activities.

There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities.  NextEra Energy Resources’ inability or failure to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures could significantly impair NextEra Energy’s and FPL Group Capital’s results of operations.

A portion of NextEra Energy Resources’ power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short term contractual basis, which may increase the volatility of NextEra Energy’s and FPL Group Capital’s results of operations.

NextEra Energy Resources depends upon power transmission and natural gas transportation facilities owned and operated by others.  If transmission or transportation of sufficient power or natural gas is unavailable or disrupted, NextEra Energy Resources’ ability to sell and deliver its wholesale power or natural gas may be limited.

NextEra Energy’s and FPL Group Capital’s competitive energy business is dependent on continued public policy support and governmental support for renewable energy, particularly wind and solar projects.

NextEra Energy’s and FPL Group Capital’s competitive energy business, NextEra Energy Resources, depends heavily on government policies that support renewable energy and enhance the economic feasibility of developing wind and solar energy projects.  The federal government and several of the states in which NextEra Energy Resources operates or into which it sells power provide incentives that support the sale of energy from renewable sources, such as wind and solar energy.

The American Recovery and Reinvestment Act of 2009 includes, among other things, provisions that allow companies building wind facilities the option to choose among the following three investment cost recovery mechanisms: (1) production tax credits which were extended for wind facilities through 2012, (2) investment tax credits (“ITCs”) of 30% of the cost for qualifying wind facilities placed in service prior to 2013, or (3) an election to receive a cash grant of 30% of the cost of qualifying wind facilities placed in service in 2009 or 2010, or if construction began prior to December 31, 2010 and the wind facility is placed in service prior to 2013.  An election to receive a cash grant of 30%, in lieu of the 30% ITC also applies to the cost of qualifying solar facilities placed in service in either 2009 or 2010, or if construction began prior to December 31, 2010 and the solar facility is placed in service prior to 2017.  In order for NextEra Energy Resources to continue to economically develop wind and solar energy projects in the future, it will need to utilize the investment cost recovery mechanisms currently available as well as requiring similar public policy support in the future.

In addition to federal financial incentives, NextEra Energy Resources relies on state incentives that support the sale of energy generated from renewable sources, such as state adopted RPS which require electricity providers in the state to meet a certain percentage of their retail sales with energy from renewable sources.  The legislation creating these RPS requirements, however, usually grants the relevant state public utility commission the ability to reduce electric supply companies’ obligations to meet the RPS requirements in specified circumstances.  Any reduction or elimination of the RPS requirements could result in less demand for generation from NextEra Energy Resources’ wind and solar energy projects.

NextEra Energy and FPL Group Capital are subject to credit and performance risk from customers and suppliers.

NextEra Energy, FPL Group Capital and Florida Power & Light Company are exposed to risks associated with the creditworthiness and performance of their key customers and of their key vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for their business operations and for the construction and operation of, and for capital improvements to, their facilities.  Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers and vendors, may affect the ability of some customers and vendors to perform as required under their contracts.  If any vendor fails to fulfill its contractual obligations, NextEra Energy, FPL Group Capital and Florida Power & Light Company may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of their operations.  If the defaulting counterparty is in poor financial condition, NextEra Energy, FPL Group Capital and Florida Power & Light Company may not be able to recover damages for any contract breach.

NextEra Energy’s results of operations may continue to be negatively affected by slower customer growth and customer usage in Florida Power & Light Company’s service area.

NextEra Energy’s results of operations are affected by the growth in customer accounts in Florida Power & Light Company’s service area and by customer usage, each of which directly influences the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.  A lack of growth or slower growth in the number of Florida Power & Light Company’s retail customers or in non weather related customer usage, such as that which has occurred over the past several years, could adversely affect NextEra Energy’s results of operations.  Customer growth and customer usage are affected by a number of factors outside the control of NextEra Energy, such as mandated energy efficiency measures, demand side management goals, and economic and demographic conditions in Florida and elsewhere such as population, job and income growth, housing starts and new business formation.  As a result, NextEra Energy may make, but not fully realize the anticipated benefits from, significant investments and expenditures, which could adversely affect its results of operations.

NextEra Energy’s and FPL Group Capital’s financial position and results of operations are subject to risks associated with weather conditions, such as the impact of severe weather.

NextEra Energy’s and FPL Group Capital’s results of operations can be negatively affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities.  For example, the level of wind resource affects the results of operations of wind generating facilities.  Since the levels of wind, solar and hydro resources are variable and difficult to predict, NextEra Energy’s and FPL Group Capital’s results of operations for individual wind, solar and hydro facilities vary or may vary significantly from period to period depending on the level of available resources.  To the extent that resources are not available at planned levels, the returns from these facilities may be less than expected.

In addition, NextEra Energy’s and FPL Group Capital’s financial position and results of operations would be affected by the impact of severe weather, such as hurricanes, floods and earthquakes, which can be destructive and cause power outages and property damage, affect fuel supply, and require NextEra Energy and FPL Group Capital to incur additional costs to restore service and repair damaged facilities.  A disruption or failure of electric generation, transmission or distribution systems or natural gas transmission, storage or distribution systems in the event of a hurricane, tornado, or other severe weather event could prevent Florida Power & Light Company and NextEra Energy Resources from operating their businesses in the normal course.  At Florida Power & Light Company, recovery of these costs to restore service and repair damaged facilities is subject to FPSC approval, and any determination by the FPSC not to permit timely and full recovery of the costs incurred would result in a negative financial impact on NextEra Energy.

Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect NextEra Energy’s and FPL Group Capital’s ability to fund their liquidity and capital needs and to meet their growth objectives, and can also adversely impact the results of operations and financial condition of NextEra Energy and FPL Group Capital and exert downward pressure on the market price of NextEra Energy’s common stock.

NextEra Energy, FPL Group Capital and Florida Power & Light Company rely on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations not satisfied by operating cash flows.  Disruptions, uncertainty or volatility in those credit and capital markets, such as conditions existing during periods in 2008 and 2009, could increase NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s cost of capital.  If NextEra Energy, FPL Group Capital and Florida Power & Light Company are unable to access regularly the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or incur an unfavorable cost of capital, which, in turn, could adversely affect their ability to grow their businesses and could contribute to lower earnings and reduced financial flexibility.  The market price and trading volume of NextEra Energy’s common stock are subject to fluctuations as a result of, among other factors, general stock market conditions and changes in market sentiment regarding the operations, business, growth prospects and financing strategies of NextEra Energy and its subsidiaries.

NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s inability to maintain their current credit ratings may adversely affect NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s liquidity, limit the ability of NextEra Energy, FPL Group Capital and Florida Power & Light Company to grow their businesses, and increase interest costs, while the liquidity of the companies also could be impaired by the inability of their credit providers to maintain their current credit ratings or to fund their credit commitments.

The inability of NextEra Energy, FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s ability to grow their businesses, service indebtedness or repay borrowings, and would likely increase their interest costs.  Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, and political, legislative and regulatory actions.  NextEra Energy, FPL Group Capital and Florida Power & Light Company cannot assure that one or more of their ratings will not be lowered or withdrawn entirely by a rating agency.

The inability of NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s credit providers to maintain credit ratings acceptable under various agreements, or to fund their credit commitments, could require NextEra Energy, FPL Group Capital or Florida Power & Light Company, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral.

The use of derivative contracts by NextEra Energy and FPL Group Capital in the normal course of business could result in financial losses or the payment of margin cash collateral that could adversely affect their results of operations or cash flows.

NextEra Energy and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the over-the-counter markets or on exchanges, to manage their commodity and financial market risks, and to engage in trading and marketing activities.  NextEra Energy and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform or make payments under these derivative instruments, and could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management’s judgment or use of estimates.  Although NextEra Energy and FPL Group Capital execute transactions in derivative instruments on either recognized exchanges or via the over-the-counter markets, depending on the most favorable credit and market execution factors, there is greater volatility and less liquidity in transactions executed in over-the-counter markets and, as a result, NextEra Energy and FPL Group Capital may not be able to execute such transactions in times of market volatility.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments.  In addition, Florida Power & Light Company’s use of such instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.

NextEra Energy and FPL Group Capital provide full energy and capacity requirement services, which include, for example, load-following services and various ancillary services, primarily to distribution utilities to satisfy all or a portion of such utilities’ power supply obligations to their customers.  The supply costs for these transactions may be affected by a number of factors, including, but not limited to, events that may occur after NextEra Energy and FPL Group Capital have committed to supply power, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities’ customers to elect to receive service from competing suppliers.  If the supply costs are not favorable, NextEra Energy’s and FPL Group Capital’s operating costs could increase and result in the possibility of reduced earnings or incurring losses.

NextEra Energy and FPL Group Capital, through NextEra Energy Resources, are active participants in energy markets.  The liquidity of regional energy markets is an important factor in NextEra Energy Resources’ ability to manage risks in these operations.  Over the past several years, other market participants have ended or significantly reduced their activities as a result of several factors, including, but not limited to, government investigations, changes in market design, and deteriorating credit quality.  Liquidity in the energy markets can be adversely affected by price volatility, restrictions on the availability of credit, and other factors.  As a result, reductions in liquidity may restrict the ability of NextEra Energy Resources to manage its risks, and this could negatively affect NextEra Energy’s and FPL Group Capital’s financial results.

NextEra Energy and FPL Group Capital have hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms, that may not work as planned.  Risk management tools and metrics such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines are based on historical price movements.  If price movements significantly or persistently deviate from historical behavior, the risk management tools may not protect against significant losses.  As a result of these and other factors, NextEra Energy and FPL Group Capital cannot predict with precision the impact that risk management decisions may have on their financial results.

NextEra Energy’s and FPL Group Capital’s ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

NextEra Energy and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general.  In addition, NextEra Energy and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

NextEra Energy and FPL Group Capital may be unable to meet their ongoing and future financial obligations and to pay dividends on their common stock if their subsidiaries are unable to pay upstream dividends or repay funds to NextEra Energy or FPL Group Capital or if NextEra Energy or FPL Group Capital are required to perform under guarantees of obligations of their subsidiaries.

NextEra Energy and FPL Group Capital are holding companies and, as such, have no material operations of their own.  Substantially all of NextEra Energy’s and FPL Group Capital’s consolidated assets are held by subsidiaries.  NextEra Energy’s and FPL Group Capital’s ability to meet their financial obligations, including, but not limited to, their guarantees, and to pay dividends on their common stock is primarily dependent on the subsidiaries’ net income and cash flows, which are subject to the risks of their respective businesses, and their ability to pay upstream dividends or to repay funds.  The subsidiaries have financial obligations, including, but not limited to, payment of debt service, which they must satisfy before they can fund NextEra Energy and FPL Group Capital.  NextEra Energy’s and FPL Group Capital’s subsidiaries are separate legal entities and have no obligation to provide NextEra Energy or FPL Group Capital with funds for their payment obligations.  In addition, the dividend-paying ability of some of the subsidiaries is limited by contractual restrictions which are contained in outstanding financing agreements and which may be included in future financing agreements.  The future enactment of laws or regulations also may prohibit or restrict the ability of NextEra Energy’s and FPL Group Capital’s subsidiaries to pay upstream dividends or to repay funds.  NextEra Energy guarantees many of the obligations of its consolidated subsidiaries, other than Florida Power & Light Company, through guarantee agreements with FPL Group Capital.  FPL Group Capital guarantees many of the obligations of its consolidated subsidiaries through guarantee agreements.  These guarantees may require NextEra Energy and FPL Group Capital to provide substantial funds to their subsidiaries or their creditors or counterparties at a time when NextEra Energy and FPL Group Capital are in need of liquidity to fund their own obligations or to pay dividends.  In addition, in the event of a subsidiary’s liquidation or reorganization, NextEra Energy’s and FPL Group Capital’s right to participate in a distribution of assets is subject to the prior claims of the subsidiary’s creditors.

Changes in tax laws, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could adversely affect NextEra Energy’s and FPL Group Capital’s results of operations, financial condition and liquidity.

NextEra Energy’s and FPL Group Capital’s provision for income taxes and reporting of tax-related assets and liabilities requires significant judgments and the use of estimates.  Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards.  Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, financial condition and results of operations of NextEra Energy and its subsidiaries, as well as the resolution of audit issues raised by taxing authorities.  Ultimate resolution of income tax matters may result in material adjustments to tax-related assets and liabilities which could impact, either positively or negatively, NextEra Energy’s and FPL Group Capital’s results of operations, financial condition and liquidity.

NextEra Energy’s and FPL Group Capital’s retail businesses are subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to their reputation and/or the results of operations of the retail business.

NextEra Energy’s and FPL Group Capital’s retail businesses require access to sensitive customer data in the ordinary course of business.  NextEra Energy’s and FPL Group Capital’s retail business may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail business.  If a significant breach occurred, the reputation of NextEra Energy’s and FPL Group Capital’s retail business could be adversely affected, customer confidence could be diminished, customer information could be used for identity theft purposes, or NextEra Energy’s and FPL Group Capital’s retail business could be subject to legal claims, any of which may have a negative impact on the business and/or results of operations.

A failure in NextEra Energy’s and FPL Group Capital’s operational systems or infrastructure, or those of third parties, could impair their liquidity, disrupt their businesses, result in the disclosure of confidential information and cause losses.

NextEra Energy’s and FPL Group Capital’s businesses are highly dependent on their ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex, and cross numerous and diverse markets.  Due to the size, scope and geographical reach of NextEra Energy’s and FPL Group Capital’s businesses, and due to the complexity of the process of power generation, transmission and distribution, the development and maintenance of NextEra Energy’s and FPL Group Capital’s operational systems and infrastructure is challenging.  NextEra Energy and FPL Group Capital’s operating systems and facilities may fail to operate properly or become disabled as a result of events that are within their control, such as operator error, and that are wholly or partially outside of their control, such as a result of severe weather or terrorist activities.  Any such failure or disabling event could adversely affect NextEra Energy’s and FPL Group Capital’s ability to process transactions and provide services.

NextEra Energy and FPL Group Capital also face the risks of operational failure, termination, or capacity constraints of third parties providing electric and gas transmission services, particularly those at NextEra Energy Resources.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt NextEra Energy’s and FPL Group Capital’s businesses may impact the operations of NextEra Energy and FPL Group Capital in unpredictable ways and could adversely affect NextEra Energy’s and FPL Group Capital’s results of operations, financial condition and liquidity.

NextEra Energy and FPL Group Capital are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups.  NextEra Energy’s and FPL Group Capital’s generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems and physical assets, could be direct targets of, or indirectly affected by, such activities.  Terrorist acts or other similar events could harm NextEra Energy’s and FPL Group Capital’s businesses by limiting their ability to generate, purchase or transmit power and by delaying their development and construction of new generating facilities and capital improvements to existing facilities.  These events, and governmental actions in response, could result in a material decrease in revenues and significant additional costs to repair and insure NextEra Energy’s and FPL Group Capital’s assets, and could adversely affect NextEra Energy’s and FPL Group Capital’s operations by contributing to disruption of supplies and markets for natural gas, oil and other fuels.  They could also impair NextEra Energy’s and FPL Group Capital’s ability to raise capital by contributing to financial instability and lower economic activity.

NextEra Energy and FPL Group Capital operate in a highly regulated industry that requires the continued operation of sophisticated information technology systems and network infrastructure.  Despite NextEra Energy’s and FPL Group Capital’s implementation of security measures, all of their technology systems are vulnerable to disability, failures or unauthorized access due to such activities.  If NextEra Energy’s or FPL Group Capital’s technology systems were to fail or be breached and be unable to recover in a timely way, NextEra Energy and FPL Group Capital would be unable to fulfill critical business functions, and sensitive confidential and other data could be compromised, which could have a material adverse effect on NextEra Energy’s and FPL Group Capital’s results of operations, financial condition and liquidity.

The implementation of security guidelines and measures and maintenance of insurance, to the extent available, addressing such activities could increase costs.  These types of events could materially adversely affect NextEra Energy’s and FPL Group Capital’s results of operations, financial condition and liquidity.  In addition, these types of events could require significant management attention and resources, and could adversely affect NextEra Energy’s and FPL Group Capital’s reputation among customers and the public.

The ability of NextEra Energy and FPL Group Capital to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NextEra Energy’s and FPL Group Capital’s insurance coverage may not provide protection against all significant losses.

The ability of NextEra Energy, FPL Group Capital and Florida Power & Light Company to obtain insurance, as well as the cost and coverage of such insurance, could be affected by developments affecting their businesses, as well as by international, national, state or local events, as well as the financial condition of insurers.  Insurance coverage may not continue to be available at all or at rates or on terms similar to those presently available to NextEra Energy, FPL Group Capital and Florida Power & Light Company.  A loss for which NextEra Energy, FPL Group Capital and Florida Power & Light Company are not fully insured could materially and adversely affect their financial condition and results of operations.  NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s insurance may not be sufficient or effective under all circumstances and against all hazards or liabilities to which the companies may be subject.

The businesses and results of operations of NextEra Energy and FPL Group Capital could be negatively affected by the lack of a qualified workforce, work strikes or stoppages and increasing personnel costs.

NextEra Energy, FPL Group Capital and Florida Power & Light Company may not be able effectively and profitably to obtain new customers, or grow their customer base, service existing customers and meet their other business plan goals if they do not attract and retain a qualified workforce.  The lack of a qualified workforce, including, for example, the loss or retirement of key executives and other employees, may adversely affect service and productivity and contribute to higher training and safety costs.  Over the next several years, a significant portion of NextEra Energy’s, FPL Group Capital’s and Florida Power & Light Company’s workforce, including, but not limited to, many workers with specialized skills maintaining and servicing the nuclear generation facilities and electrical infrastructure, will be eligible to retire.  Such highly skilled individuals may not be able to be replaced quickly due to the technically complex work they perform.  Personnel costs also may increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees.  Employee strikes or work stoppages could disrupt operations and lead to a loss of customers and revenue.

Poor market performance and other economic factors could affect NextEra Energy’s nuclear decommissioning funds’ asset value or defined benefit pension plan’s funded status, which may adversely affect NextEra Energy’s liquidity and financial results.

NextEra Energy, FPL Group Capital and Florida Power & Light Company are required to maintain decommissioning funds to satisfy their future obligations to decommission their nuclear power plants.  In addition, NextEra Energy sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of NextEra Energy and its subsidiaries.  A decline in the market value of the assets held in the decommissioning funds or in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for these obligations.  Moreover, NextEra Energy’s defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease the funding liabilities increase, potentially increasing benefits costs and funding requirements.  Any increase in benefits costs or funding requirements may have an adverse effect on NextEra Energy’s and FPL Group Capital’s liquidity and financial results.

Increasing costs associated with health care plans may adversely affect NextEra Energy’s and FPL Group Capital’s results of operations, financial position and liquidity.

The costs of providing health care benefits to employees and retirees have increased substantially in recent years.  NextEra Energy and FPL Group Capital believe that their employee benefit costs, including costs related to health care plans for employees and former employees, will continue to rise.  The increasing costs and funding requirements associated with NextEra Energy’s health care plans may adversely affect the companies’ results of operations, financial position and liquidity.

Risks Relating to the Equity Units

Investors assume the risk that the market value of NextEra Energy common stock may decline.

Holders of Equity Units will have an obligation to buy shares of NextEra Energy common stock pursuant to the purchase contract on the purchase contract settlement date at a fixed price.  The number of shares of NextEra Energy common stock that a holder will purchase on the purchase contract settlement date is not fixed, but is based on a settlement rate that will depend on the closing price of NextEra Energy common stock on each day of a specified 20-trading day period preceding the purchase contract settlement date.  The market value of NextEra Energy common stock a holder will purchase on the purchase contract settlement date may be materially lower than the price that the purchase contract requires a holder to pay.  Accordingly, Equity Unit holders assume the risk that the market value of NextEra Energy common stock may be lower than the price that the purchase contract requires a holder to pay and that the difference could be substantial.

A holder of Equity Units will receive only a portion of any appreciation in the price of NextEra Energy common stock price and only if the appreciation of NextEra Energy common stock exceeds a specified threshold.

The opportunity for equity appreciation afforded by investing in the Equity Units will generally be less than if a holder of Equity Units invested directly in NextEra Energy common stock.

In particular, on each of the 20 trading days used to calculate the number of shares of NextEra Energy common stock delivered on the purchase contract settlement date, a formula will be applied under which a holder of Equity Units will receive none of the appreciation in the value of NextEra Energy common stock between the reference price and the threshold appreciation price as of that date.

In addition, because the amount delivered will be based on the market price on each of the 20 trading days during that period, the shares of NextEra Energy common stock a holder receives may be worth less than the shares of NextEra Energy common stock that would have been received under the formula had the amounts been calculated based on the closing price on the purchase contract settlement date.

The trading price of NextEra Energy common stock, the general level of interest rates and NextEra Energy’s and FPL Group Capital’s credit quality will directly affect the trading prices for the Equity Units.

The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of NextEra Energy common stock, the general level of interest rates and NextEra Energy’s and FPL Group Capital’s credit quality.  It is impossible to predict whether the price of NextEra Energy common stock or interest rates will rise or fall.  Trading prices of NextEra Energy common stock and the Equity Units will be influenced by NextEra Energy’s operating results and prospects and by economic, financial and other factors.  In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales or other issuances by NextEra Energy of substantial amounts of its common stock (or securities convertible into, or that may otherwise be settled in, shares of common stock) in the market after the offering of the Equity Units, or the perception that such sales or other issuances could occur, could affect the price of NextEra Energy common stock.

NextEra Energy’s common stock price has fluctuated over a wide range, and could fluctuate significantly in the future, as a result of the operating performance of NextEra Energy and its subsidiaries, conditions in the electric utility industry and economic conditions generally.

The market price of the NextEra Energy common stock has been, and may continue to be, subject to significant fluctuations due to factors relating to the operating performance of NextEra Energy and its subsidiaries and conditions in the electric utility industry, including the factors incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  In addition, the stock market in recent years has experienced extreme price and volume fluctuations, which have become more pronounced as a result of the recent global financial crisis.  This volatility has had a significant impact on the market price of securities issued by many companies, including NextEra Energy and other energy services companies.  The changes in the market prices of securities frequently appear to occur without regard to the financial results of these companies.  Accordingly, the market price of the common stock could fluctuate based upon factors that are not directly related to the operating performance of NextEra Energy and its subsidiaries, and these fluctuations could materially reduce NextEra Energy’s stock price.

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading prices of the Equity Units, FPL Group Capital debentures and NextEra Energy common stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of NextEra Energy common stock underlying the purchase contracts and of the other components of the Equity Units.  Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, FPL Group Capital debentures and NextEra Energy common stock.

Holders of Equity Units will not be entitled to any rights with respect to NextEra Energy common stock, but will be subject to all changes made with respect to NextEra Energy common stock.

Holders of Equity Units will not be entitled to any rights with respect to NextEra Energy common stock (including, without limitation, voting rights, rights to receive any dividends or other distributions on NextEra Energy common stock), but will be subject to all changes affecting NextEra Energy common stock.  Holders of Equity Units will only be entitled to rights on NextEra Energy common stock if and when NextEra Energy delivers shares of NextEra Energy common stock upon settlement of purchase contracts on September 1, 2013 (and then, only with respect to the shares actually delivered on or before such date), or as a result of early settlement of a purchase contract, as the case may be, and the applicable record date, if any, for the exercise of rights or the receipt of dividends or other distributions occurs after that date.  For example, in the event that an amendment is proposed to NextEra Energy’s restated articles of incorporation, or “Charter,” or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of NextEra Energy common stock to holders of Equity Units, those holders will not be entitled to vote on the amendment, although they will nevertheless be subject to any changes in the powers, preferences or special rights of NextEra Energy common stock.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate a holder.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change”) occurs and a holder of Equity Units exercises its fundamental change early settlement right, such holder will be entitled to receive additional value in respect of make-whole shares unless the price paid per share of NextEra Energy common stock upon a fundamental change is in excess of $200 subject to adjustment.  A description of how the make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change—Calculation of the Number of Make-Whole Shares.”  Although the make-whole shares are designed to compensate a holder of Equity Units for the lost value of its Equity Units as a result of a fundamental change, this feature may not adequately compensate a holder for such loss.

NextEra Energy may issue additional shares of its common stock and thereby materially and adversely affect the price of its common stock.  The Equity Units provide limited settlement rate adjustments.

The number of shares of NextEra Energy common stock that holders of Equity Units are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by NextEra Energy that modify its capital structure.  See “Description of the Purchase Contracts—Anti-dilution Adjustments.”  NextEra Energy will not adjust the number of shares of NextEra Energy common stock that the holders are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including offerings of common stock by NextEra Energy for cash, or securities convertible or exchangeable for NextEra Energy common stock or in connection with acquisitions or issuances pursuant to any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or agents or a stock purchase or dividend reinvestment plan.  There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur.  Further, NextEra Energy is not restricted from issuing additional common stock during the term of the purchase contracts and has no obligation to consider the interests of holders of Equity Units for any reason.  If NextEra Energy issues additional shares of its common stock, that issuance may materially and adversely affect the price of NextEra Energy common stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of NextEra Energy common stock, such other events may adversely affect the trading price of Corporate Units or Treasury Units.

The Corporate Units, Treasury Units and FPL Group Capital debentures have no prior public market, and there can be no assurance that an active trading market will develop.

Prior to this offering, there has not been a market for the Corporate Units, Treasury Units or FPL Group Capital debentures.  Neither NextEra Energy nor FPL Group Capital has any obligation or current intention to apply for listing of the Corporate Units, the Treasury Units or the FPL Group Capital debentures on any securities exchange.  There can be no assurance as to the liquidity of any secondary market that may develop for the Corporate Units, the Treasury Units or the FPL Group Capital debentures, a holder’s ability to sell these securities or whether a trading market, if it develops, will continue.  In addition, in the event a holder were to substitute Treasury securities for FPL Group Capital debentures or FPL Group Capital debentures for Treasury securities, thereby converting Corporate Units to Treasury Units or Treasury Units to Corporate Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected.

An Equity Unit holder’s rights to the pledged securities will be subject to NextEra Energy’s security interest and may be affected by a bankruptcy proceeding.

Although holders of Equity Units will be the beneficial owners of the applicable ownership interests in the related FPL Group Capital debentures, Treasury securities or Treasury portfolio, as the case may be, those underlying applicable ownership interests in the FPL Group Capital debentures, Treasury securities or Treasury portfolio will be pledged to NextEra Energy through the collateral agent to secure the holders’ obligations under the related purchase contracts.  Thus, the holders’ rights to the pledged securities will be subject to NextEra Energy’s security interest.  Additionally, notwithstanding the automatic termination of the purchase contracts in the event that NextEra Energy becomes the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to holders of Equity Units may be delayed by the imposition of the automatic stay of Section 362 of the U.S. Bankruptcy Code.  Moreover, claims arising out of the FPL Group Capital debentures will be subject to the equitable jurisdiction and powers of the bankruptcy court.

FPL Group Capital may redeem the FPL Group Capital debentures upon the occurrence of a special event.

FPL Group Capital has the option to redeem the FPL Group Capital debentures, upon at least 30 but not more than 60 days prior written notice, in whole but not in part, if a special event occurs and continues under the circumstances described in this prospectus supplement under “Certain Terms of the FPL Group Capital Debentures—Special Event Redemption.”  If FPL Group Capital exercises this option, it will redeem the FPL Group Capital debentures at the redemption amount plus accrued and unpaid interest, if any.  If FPL Group Capital redeems the FPL Group Capital debentures, it will pay the redemption amount in cash to the holders of the FPL Group Capital debentures that are not part of the Corporate Units.  If the special event redemption occurs prior to a successful remarketing of the FPL Group Capital debentures, or if the FPL Group Capital debentures are not successfully remarketed prior to the purchase contract settlement date, the redemption price for the FPL Group Capital debentures forming a component of the Corporate Units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of those Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders.  The Treasury portfolio will be substituted for FPL Group Capital debentures and will be pledged to NextEra Energy through the collateral agent to secure the Corporate Unit holders’ obligations to purchase NextEra Energy common stock under the purchase contracts.  Holders of FPL Group Capital debentures that are not components of Corporate Units will receive redemption payments directly.  There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of the FPL Group Capital debentures so redeemed.  A special event redemption will be a taxable event to the holders of the FPL Group Capital debentures.

FPL Group Capital and NextEra Energy are each holding companies.  The indenture does not limit the amount of debt or preferred stock that FPL Group Capital, NextEra Energy or their respective subsidiaries may issue or incur.  The claims of creditors and holders of preferred stock of FPL Group Capital’s subsidiaries are effectively senior to claims of holders of FPL Group Capital debentures.  The claims of creditors and holders of preferred stock of NextEra Energy’s subsidiaries are effectively senior to claims of holders of FPL Group Capital debentures under NextEra Energy’s guarantee thereof and to claims of the holders of the Equity Units.  In addition, contract adjustment payments will be subordinated obligations of NextEra Energy.

The FPL Group Capital debentures will be issued as a new series of unsecured debt securities under an indenture between FPL Group Capital and The Bank of New York Mellon, as trustee, and will rank equally and ratably in right of payment with all of FPL Group Capital’s other unsecured and unsubordinated obligations.  NextEra Energy has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the FPL Group Capital debentures.  The indenture does not limit FPL Group Capital’s or NextEra Energy’s ability to issue or incur other unsecured debt.  The guarantee does not limit the amount of other indebtedness, including guarantees, that NextEra Energy may incur or issue.

The indenture provides that FPL Group Capital may not grant a lien on the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns to secure debt obligations of FPL Group Capital without similarly securing the FPL Group Capital debentures, with certain exceptions.  However, the indenture does not limit in any manner the ability of:

•                  FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

•                  FPL Group Capital or NextEra Energy to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

•                  NextEra Energy to place liens on any of its assets, or

•                  any of the direct or indirect subsidiaries of FPL Group Capital or NextEra Energy (other than FPL Group Capital) to place liens on any of their assets.

NextEra Energy and FPL Group Capital are each holding companies that derive substantially all of their income from their respective operating subsidiaries.  Accordingly, the ability of FPL Group Capital to service its debt, including its obligations under the FPL Group Capital debentures, and the ability of NextEra Energy to service its debt, including its obligations under the guarantee of the FPL Group Capital debentures, and other obligations are primarily dependent on the earnings of their respective subsidiaries and the payment of those earnings to FPL Group Capital and NextEra Energy, respectively, in the form of dividends, loans or advances and through repayment of loans or advances from FPL Group Capital and NextEra Energy, respectively.  In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions.  The subsidiaries of FPL Group Capital are separate and distinct legal entities and have no obligation to pay any amounts due on the FPL Group Capital debentures, and the subsidiaries of NextEra Energy are separate and distinct legal entities and have no obligation to pay any amounts due under NextEra Energy’s guarantee of the FPL Group Capital debentures.

Therefore, the FPL Group Capital debentures, NextEra Energy’s obligations under the guarantee of FPL Group Capital debentures and NextEra Energy’s obligations with respect to the Equity Units will be effectively subordinated to existing and future obligations, including debt and preferred stock at the subsidiary level.  Upon liquidation or reorganization of a subsidiary of FPL Group Capital, the claims of that subsidiary’s creditors and preferred shareholders generally will be paid before payments can be made to FPL Group Capital that could be applied to payments on the FPL Group Capital debentures, NextEra Energy’s obligations under the guarantee of FPL Group Capital debentures or NextEra Energy’s obligations with respect to the Equity Units or to other creditors of FPL Group Capital or NextEra Energy, respectively.  In addition, NextEra Energy’s obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to its obligations under any of its existing or future senior indebtedness.

NextEra Energy’s ability to continue to pay dividends on the common stock is subject to the risks affecting the businesses of its subsidiaries and to contractual restrictions that may limit NextEra Energy’s dividend-paying ability in specified circumstances.

NextEra Energy is a holding company that conducts substantially all of its operations through its subsidiaries.  The ability of NextEra Energy to pay dividends on the common stock is currently subject to, and in the future may be limited by:

•                  the ability of Florida Power & Light Company, a subsidiary of NextEra Energy, and NextEra Energy’s other subsidiaries, to pay dividends to NextEra Energy, which is subject to the risks affecting the businesses of such subsidiaries; and

•                  contractual restrictions applicable to NextEra Energy and some of its subsidiaries.

Florida Power & Light Company is subject to the terms of its Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the “Mortgage”), that secures its obligations under bonds issued by it and outstanding from time to time.  In specified circumstances, the terms of the Mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to NextEra Energy.

Other restrictions on the dividend-paying ability of NextEra Energy or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financial arrangements.  In the event that NextEra Energy exercises its option to defer the payment of contract adjustment payments on the purchase contracts that form a part of the Equity Units, or on purchase contracts that form a part of previously-issued equity units, then, until the deferred contract adjustment payments have been paid, NextEra Energy will not be able, with limited exceptions, to pay dividends on the common stock.  FPL Group Capital, a subsidiary of NextEra Energy, has issued junior subordinated debentures that are guaranteed by NextEra Energy.  FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities.  NextEra Energy, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (1) provide them with rights to defer the payment of interest or other payments and (2) contain dividend restrictions in the event of the exercise of such rights.  If NextEra Energy, or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future equity units, series of junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NextEra Energy would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued.  If Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to any holder of its common stock or preferred stock, including NextEra Energy, during the periods in which such payments were deferred.  In addition, NextEra Energy, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on NextEra Energy’s ability to pay dividends on the common stock and on Florida Power & Light Company’s ability to pay dividends to any holder of its common stock or preferred stock, including NextEra Energy.

The right of the holders of common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by NextEra Energy, and the right of the holders of common or preferred stock of FPL Group Capital or Florida Power & Light Company to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by FPL Group Capital or Florida Power & Light Company, as the case may be.

NextEra Energy may defer contract adjustment payments, and this may have an adverse effect on the trading prices of the Equity Units.

NextEra Energy has the option to defer the payment of contract adjustment payments on the purchase contracts forming a part of the Equity Units until no later than September 1, 2013.  However, deferred contract adjustment payments will bear interest at the rate of 7.00% per year (compounded quarterly) until paid.  If NextEra Energy exercises its right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected.  As a result of the existence of NextEra Energy’s deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals.

Contract adjustment payments will terminate in bankruptcy.

If the purchase contracts are terminated due to NextEra Energy’s bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

Because the FPL Group Capital debentures will be issued with OID, holders of Corporate Units and separate FPL Group Capital debentures will have to include interest in their taxable income before they receive cash.

FPL Group Capital intends to treat the FPL Group Capital debentures as contingent payment debt instruments for U.S. federal income tax purposes.  Accordingly, the FPL Group Capital debentures will be treated as issued with OID.  OID will accrue from the issue date of the FPL Group Capital debentures and will be included in the gross income of holders of Corporate Units and separate FPL Group Capital debentures for U.S. federal income tax purposes before the holders receive the cash payments to which the income is attributable.  See “Material Federal Income Tax Consequences—U.S. Holders—FPL Group Capital Debentures—Original Issue Discount” in this prospectus supplement.

A holder of Equity Units may have to pay taxes with respect to constructive distributions on NextEra Energy common stock notwithstanding the fact that the holder does not actually receive the distribution.

The number of shares of NextEra Energy common stock that a holder of Equity Units is entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by NextEra Energy that modify its capital structure.  See “Description of the Purchase Contracts—Anti-dilution Adjustments.”  The adjustment of the settlement rate (or a failure to adjust the settlement rate) may result in a constructive distribution that is taxable to holders of Equity Units for U.S. federal income tax purposes in the year of such constructive distribution notwithstanding the fact that the holders do not actually receive any distribution related thereto.  In addition, non-U.S. holders of Equity Units may, in certain circumstances, be subject to U.S. federal withholding tax on the amount of such a constructive distribution.  See “Material Federal Income Tax Consequences.”

A holder of Equity Units may not be able to exercise its right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

The early settlement right under the purchase contracts is subject to the condition that, if required under the U.S. federal securities laws, NextEra Energy has a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract.  Although NextEra Energy has agreed to use its commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

The trading price of the FPL Group Capital debentures may not fully reflect the value of accrued but unpaid interest.

The FPL Group Capital debentures may trade at prices that do not fully reflect the value of accrued but unpaid interest.  If holders dispose of their FPL Group Capital debentures between record dates for interest payments, those holders will be required to include in gross income the daily portions of OID through the date of disposition as ordinary income, and to add this amount to their adjusted tax basis in the FPL Group Capital debentures disposed of.  To the extent the selling price is less than a holder’s adjusted tax basis (which will include accruals of OID through the date of sale), the holder will recognize a loss.  Some or all of this loss may be capital in nature, and the deductibility of capital losses for U.S. federal income tax purposes is subject to certain limitations.

Provisions in NextEra Energy’s organizational documents and the Florida Business Corporation Act could discourage takeover attempts that NextEra Energy’s board of directors and management oppose even if holders of common stock might benefit from a change in control of NextEra Energy.

Provisions in NextEra Energy’s Charter and bylaws and the Florida Business Corporation Act, or “Florida Act,” may make it difficult and expensive for a third party to pursue a takeover attempt that NextEra Energy’s board of directors and management oppose even if a change in control of NextEra Energy might be beneficial to the interests of holders of common stock.  Among Charter provisions that could have an anti-takeover effect are those that:

•                  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which the Charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

•                  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

•                  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

•                  limit the persons who may call a special meeting of shareholders to the chairman of the NextEra Energy board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

•                  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain “business combinations” with an “interested shareholder,” as those terms are defined in the Charter, or the interested shareholder’s affiliate, unless such transactions are approved by a majority of the “continuing directors,” as defined in the Charter, or, in some cases, unless specified minimum price and procedural requirements are met;

•                  require any action by shareholders to amend or repeal the NextEra Energy bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

•                  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of the Charter, including the foregoing provisions.

The NextEra Energy bylaws contain some of the foregoing provisions contained in the Charter.  In addition, the bylaws contain provisions that limit to 16 directors the maximum number of authorized directors of

NextEra Energy and that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at an annual meeting.

As a Florida corporation, NextEra Energy is subject to the Florida Act, which provides that an affiliated transaction with an interested shareholder generally must be approved by the affirmative vote of the holders of two-thirds of NextEra Energy’s voting shares, other than the shares beneficially owned by the interested shareholder.  The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The Charter authorizes NextEra Energy’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of serial preferred stock in one or more series, and to fix the powers, preferences and rights of each such series.  The rights and privileges of holders of common stock may be adversely affected by the powers, preferences and rights of holders of any series of preferred stock which the NextEra Energy board of directors may authorize for issuance from time to time.  By authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights and preferences, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of NextEra Energy or otherwise could adversely affect the market price of the common stock.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEXTERA ENERGY AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  In the opinion of NextEra Energy, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial statement presentation of the results of operations for the six months ended June 30, 2010 and 2009 have been made.  The results of operations for an interim period generally will not give a true indication of results for the year.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(In Millions, Except Earnings Per Share)
Operating revenues	$7,213	$7,515	$15,643	$16,410	$15,263
Net income	$973	$734	$1,615	$1,639	$1,312
Weighted-average common shares outstanding (assuming dilution)	410.7	405.6	407.2	402.7	400.6
Earnings per share of common stock (assuming dilution)	$2.37	$1.81	$3.97	$4.07	$3.27

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The information in this section adds to the information in the “Consolidated Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” section on page 10 of the accompanying prospectus.

NextEra Energy’s consolidated ratio of earnings to fixed charges for the year ended December 31, 2009 and the six months ended June 30, 2010 was 2.91 and 3.32, respectively.

CONSOLIDATED CAPITALIZATION OF NEXTERA ENERGY AND SUBSIDIARIES

The following table shows NextEra Energy’s consolidated capitalization as of June 30, 2010, and as adjusted to reflect the issuance of the Corporate Units and the other transactions described below.  This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

		Adjusted(a)
	June 30, 2010	Amount		Percent
	(In Millions)
Common shareholders’ equity	$13,529	$13,547	(b)	43%
Long-term debt (excluding current maturities) (c)	17,171	17,971		57%
Total capitalization	$30,700	$31,518		100.0%

(a)   To give effect to the (1) issuance of 7,000,000 Corporate Units, (2) issuance of NextEra Energy common stock in connection with NextEra Energy’s continuous offering program (from which NextEra Energy received approximately $69 million of net proceeds from July 1 through September 13, 2010), (3) issuance on August 31, 2010, of $400 million principal amount of FPL Group Capital debentures due 2015 and (4) borrowing on September 7, 2010, of $50 million principal amount by FPL Group Capital pursuant to a term loan agreement.  The underwriter has an option to purchase up to an additional 1,050,000 Corporate Units within a 13-day period beginning on (and including) the date the Corporate Units are initially issued in order to cover overallotments, if any, provided, however, that NextEra Energy may in its discretion extend such period up to 30 days after the date of this prospectus supplement.  Adjusted amounts do not reflect the deduction of any discounts or commissions in connection with the issuance of the Corporate Units or the issuance of FPL Group Capital debentures due 2015 on August 31, 2010.  Adjusted amounts do not reflect principal repayments of amortizing loans, principal repayments on storm-recovery bonds, increases in debt associated with a reclaimed water agreement, the effect of adjustments related to premiums, discounts or fair value swaps or foreign currency translation adjustments.  Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NextEra Energy and its subsidiaries, including FPL Group Capital, from time to time after the date of this prospectus supplement, including the issuance of any additional Corporate Units issuable upon the exercise of the underwriter’s option to cover overallotments.

(b)   Reflects a reduction of approximately $51 million representing the present value of the contract adjustment payments payable in connection with the Corporate Units (assuming the underwriter does not exercise its overallotment option).  See “Accounting Treatment.”

(c)   The Series D Debentures due September 1, 2015 of FPL Group Capital are a component of the Corporate Units offered hereby.

COMMON STOCK DIVIDENDS AND PRICE RANGE

NextEra Energy and its predecessor, Florida Power & Light Company, have paid dividends on the common stock each year since 1944.  NextEra Energy paid a quarterly dividend on its common stock on June 15, 2010 to holders of record on June 4, 2010 in the amount of $0.50 per share.  On July 30, 2010, the board of directors of NextEra Energy declared a dividend in the amount of $0.50 per share payable September 15, 2010 to holders of record on August 27, 2010.  Purchasers of the Equity Units offered hereby will not be entitled to receive any quarterly dividend with a record date prior to the settlement of the related purchase contract.  It is generally the practice of NextEra Energy to pay dividends quarterly on the 15th day of March, June, September and December.  The amount and timing of dividends payable on NextEra Energy common stock are within the sole discretion of NextEra Energy’s board of directors.  The ability of NextEra Energy to pay dividends on its common stock is dependent upon, among other things, dividends paid to it by its subsidiaries.  See “Description of NextEra Energy Common Stock” in this prospectus supplement.  The high and low prices of NextEra Energy common stock, as reported on the NYSE consolidated tape (NYSE ticker symbol: “NEE”), and dividends paid per share, for the periods indicated, are presented below:

	Price Range		Dividends
	High	Low	Paid Per Share
2008
First Quarter	$73.75	$57.21	$0.445
Second Quarter	$68.98	$62.75	$0.445
Third Quarter	$68.76	$49.74	$0.445
Fourth Quarter	$51.87	$33.81	$0.445

2009
First Quarter	$53.99	$41.48	$0.4725
Second Quarter	$59.00	$49.70	$0.4725
Third Quarter	$60.61	$53.13	$0.4725
Fourth Quarter	$56.57	$48.55	$0.4725

2010
First Quarter	$53.75	$45.29	$0.50
Second Quarter	$53.50	$47.96	$0.50
Third Quarter (through September 13, 2010)	$55.98	$48.44	—

USE OF PROCEEDS

The information in this section adds to the information in the “Use of Proceeds” section on page 9 of the accompanying prospectus.  Please read these two sections together.

FPL Group Capital will add the net proceeds from the sale of the FPL Group Capital debentures to its general funds.  FPL Group Capital expects to use its general funds to fund investments in independent power projects, including renewable power projects, and for other general corporate purposes, including the repayment of commercial paper.  As of September 13, 2010, FPL Group Capital had approximately $1,322 million of commercial paper outstanding, which had maturities of up to 98 days and which had annual interest rates ranging from 0.44% to 0.59%.  FPL Group Capital will temporarily invest in short term instruments any proceeds that are not immediately used for repayment of commercial paper.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Equity Units will be allocated between the purchase contracts and the FPL Group Capital debentures on NextEra Energy’s financial statements.  NextEra Energy expects that at the time of issuance, the fair market value of each FPL Group Capital debenture will be $1,000.  The present value of the

Equity Units’ contract adjustment payments will be initially charged to common shareholders’ equity, with an offsetting credit to liabilities.  Subsequent contract adjustment payments are allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

The Equity Unit purchase contracts are forward transactions in NextEra Energy common stock.  Upon settlement of the purchase contract, NextEra Energy will receive $50 on that purchase contract and will issue the requisite number of shares of its common stock.  The $50 that NextEra Energy receives will be credited to common shareholders’ equity.

Before the issuance of NextEra Energy common stock upon settlement of the purchase contracts, NextEra Energy believes the purchase contracts will be reflected in NextEra Energy’s diluted earnings per share calculations using the treasury stock method.  Under this method, the number of shares of NextEra Energy common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by NextEra Energy in the market, at the average market price during the period, using the proceeds receivable upon settlement.

DESCRIPTION OF THE EQUITY UNITS

The information in this section adds to the information in the “Description of Stock Purchase Contracts and Stock Purchase Units” on page 21 of the accompanying prospectus.  Please read these two sections together.

This section briefly summarizes some of the terms of the Equity Units and some of the provisions of the purchase contract agreement and the pledge agreement.  This summary does not contain a complete description of the Equity Units.  You should read this summary together with the purchase contract agreement and the pledge agreement for a complete understanding of all the provisions and for the definitions of some terms used in this summary.  The form of purchase contract agreement and pledge agreement have been previously filed with the Securities and Exchange Commission (the “SEC”) and are exhibits to the registration statement filed with the SEC of which this prospectus supplement and accompanying prospectus are a part.  In addition, the purchase contract agreement is subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

General

NextEra Energy will issue the Equity Units under the purchase contract agreement between the purchase contract agent and NextEra Energy.  The Equity Units initially will consist of 7,000,000 Corporate Units (8,050,000 Corporate Units if the underwriter exercises its overallotment option in full), each with a stated amount of $50.

Each Corporate Unit will consist of a unit comprised of:

•                  a purchase contract, pursuant to which

•                  the holder will agree to purchase from NextEra Energy, and NextEra Energy will agree to sell to the holder, not later than September 1, 2013, which is referred to as the purchase contract settlement date, or upon early settlement, for $50, a number of newly issued shares of NextEra Energy common stock equal to the applicable settlement rate described below under “Description of the Purchase Contracts—Purchase of NextEra Energy Common Stock,” “Description of the Purchase Contracts—Early Settlement by Delivering Cash,” and “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” and

•                  NextEra Energy will make contract adjustment payments to the holder at the rate of 5.10% per year on the stated amount of $50, or $2.55 per year, payable quarterly, and subject to NextEra Energy’s right to defer these payments, and either

•                  a 1/20, or 5%, applicable ownership interest in an FPL Group Capital debenture in the principal amount of $1,000 under which FPL Group Capital will pay to the holder 1/20, or 5%, of the interest payment on a debenture in the principal amount of $1,000 at the initial rate of 1.90% per year (resulting in a payment of $0.95 per year), or

•                  following a successful remarketing of the FPL Group Capital debentures on or prior to the ninth business day immediately preceding the purchase contract settlement date, or the occurrence of a special event redemption or a mandatory redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities maturing on or prior to August 31, 2013, which is referred to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio:

•                  for a remarketing Treasury portfolio,

•                  a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to August 31, 2013,

•                  if the reset effective date occurs prior to June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on June 1, 2013, applicable ownership interests in $1,000 U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2013 in an amount equal to the interest payment that would be due on June 1, 2013 on a 1/20, or 5%, beneficial ownership interest in the FPL Group Capital debentures in the principal amount of $1,000 that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures as described under “Certain Terms of the FPL Group Capital Debentures—Market Reset Rate” and assuming that interest on the FPL Group Capital debentures accrued from the reset effective date to, but excluding, June 1, 2013, and

•                  if the reset effective date occurs on or after June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on September 1, 2013, applicable ownership interests in $1,000 U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an amount equal to the interest payment that would be due on September 1, 2013 on a 1/20, or 5%, beneficial ownership interest in the FPL Group Capital debentures in the principal amount of $1,000 that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures and assuming that interest on the FPL Group Capital debentures accrued from the later of the reset effective date or June 1, 2013 to, but excluding, September 1, 2013.

•                  for a special event Treasury portfolio,

•                  a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to August 31, 2013, and

•                  for each scheduled interest payment date on the FPL Group Capital debentures that occurs after the special event redemption date and on or prior to September 1, 2013, an applicable ownership interest in a $1,000 principal or interest strip of U.S. Treasury securities that mature on or prior to that interest payment date in an amount equal to the interest payment that would be due on a 1/20, or 5%, beneficial ownership interest in the principal amount of the FPL Group Capital debentures that would have been components of the Corporate Units on that date (assuming the interest rate of the FPL Group Capital debentures was not reset) and accruing from and including the immediately preceding interest payment date.

For U.S. federal income tax purposes, the purchase price of each Corporate Unit will be allocated between the related purchase contract and the applicable ownership interest in an FPL Group Capital debenture in proportion to their respective fair market values at the time of issuance.  At the time of issuance, NextEra Energy will report the fair market value of the 1/20, or 5%, applicable ownership interest in a $1,000 principal amount of each FPL Group Capital debenture as $49.25, and FPL Group Capital will report the fair market value of each purchase contract as $0.  This position generally will be binding on each beneficial owner of each Corporate Unit, but not on the Internal Revenue Service, or IRS.  See “Material Federal Income Tax Consequences—U.S. Holders—Allocation of Purchase Price.”

As long as an Equity Unit is in the form of a Corporate Unit, the related applicable ownership interest in an FPL Group Capital debenture or the applicable ownership interest in a Treasury portfolio, as applicable, comprising a part of the Corporate Unit will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligation to purchase NextEra Energy common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for an FPL Group Capital Debenture

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing, a special event redemption or a mandatory redemption, each holder of Corporate Units will have the right, on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related FPL Group Capital debentures held by the collateral agent a zero-coupon U.S. Treasury security (CUSIP No. 912820RF6) maturing on August 31, 2013, which is referred to as a Treasury security, having a principal amount at maturity equal to the aggregate principal amount of the FPL Group Capital debentures for which substitution is being made.  These substitutions will create Treasury Units, and the FPL Group Capital debentures will be released to the holder.  Because Treasury securities and FPL Group Capital debentures are issued in integral multiples of $1,000, holders of Corporate Units may make these substitutions only in integral multiples of 20 Corporate Units.

The ability of holders of Corporate Units to create Treasury Units will be subject to the limitation that holders may not create Treasury Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date in the applicable three-day remarketing period.

If a Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, each holder of Corporate Units may create Treasury Units by making substitutions of Treasury securities for the applicable ownership interest in the Treasury portfolio, on or prior to the second business day immediately preceding September 1, 2013 and only in integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).  In such a case, the holder would also obtain the release of the applicable ownership interest in the Treasury portfolio rather than a release of the FPL Group Capital debentures.

Each Treasury Unit will consist of a unit with a stated amount of $50, comprised of:

•                  a purchase contract pursuant to which

•                  the holder will agree to purchase from NextEra Energy, and NextEra Energy will agree to sell, not later than the purchase contract settlement date, or upon early settlement, for $50, a number of newly issued shares of NextEra Energy common stock equal to the applicable settlement rate described below under “Description of the Purchase Contracts—Purchase of NextEra Energy Common Stock,” “Description of the Purchase Contracts—Early Settlement by Delivering Cash,” and “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change;” and

•                  NextEra Energy will make contract adjustment payments to the holder at the rate of 5.10% per year on the stated amount of $50, or $2.55 per year, payable quarterly, and subject to NextEra Energy’s right to defer these payments,

•                  and a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security having a principal amount at maturity of $1,000.

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, to create 20 Treasury Units the Corporate Unit holder will:

•                  deposit with the collateral agent a Treasury security having a principal amount at maturity of $1,000, which Treasury security must have been purchased in the open market at the holder’s expense, unless otherwise owned by the holder; and

•                  transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security in the required amount with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related FPL Group Capital debenture.

Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will release the related FPL Group Capital debenture from the pledge under the pledge agreement and deliver it to the purchase contract agent, on behalf of the holder, free and clear of NextEra Energy’s security interest.  The purchase contract agent then will:

•                  cancel the 20 Corporate Units;

•                  transfer the related FPL Group Capital debenture to the holder; and

•                  deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the FPL Group Capital debenture and will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligation to purchase NextEra Energy common stock under the related purchase contracts.  The related FPL Group Capital debenture released to the holder thereafter will trade separately from the resulting Treasury Units.

If the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, then to create Treasury Units the Corporate Unit holder will have the right to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio by following the same procedure specified above for creating a Treasury Unit, except the holder will have to deposit integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).

Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.  See “Certain Other Provisions of the Purchase Contract Agreement and the Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing, a special event redemption or a mandatory redemption, each holder of Treasury Units will have the right, subject to the last sentence of this paragraph, on or prior to the second business day immediately preceding the first day of the final three-day remarketing period, to substitute FPL Group Capital debentures for any related Treasury securities held by the collateral agent, having a principal amount equal to the aggregate principal amount of the Treasury securities at maturity for which substitution is being made.  These substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder.  Because Treasury securities and FPL Group Capital debentures are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.

The ability of holders of Treasury Units to recreate Corporate Units will be subject to the limitation that holders may not recreate Corporate Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date in the applicable three-day remarketing period.

If a Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, each holder of Treasury Units may recreate Corporate Units by making substitutions of the applicable ownership interest in the Treasury portfolio for the applicable Treasury securities, on or prior to the second business day immediately preceding September 1, 2013 and only in integral multiples of 80,000 Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent in connection with a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).  In such a case, the holder would also obtain the release of the applicable Treasury securities for which substitution is being made.

Unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, to recreate 20 Corporate Units a Treasury Unit holder will:

•                  deposit with the collateral agent an FPL Group Capital debenture in the principal amount of $1,000, which FPL Group Capital debenture must have been purchased in the open market at the holder’s expense, unless otherwise owned by the holder; and

•                  transfer 20 Treasury Units to the purchase contract agent accompanied by a notice stating that the holder has deposited an FPL Group Capital debenture in the principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury security from the pledge under the pledge agreement and deliver it to the purchase contract agent, on behalf of the holder, free and clear of NextEra Energy’s security interest.  The purchase contract agent will then:

•                  cancel the 20 Treasury Units;

•                  transfer the related Treasury security to the holder; and

•                  deliver 20 Corporate Units to the holder.

The substituted FPL Group Capital debenture will be substituted for the Treasury security and will be pledged to NextEra Energy through the collateral agent to secure the holder’s obligation to purchase NextEra Energy common stock under the related purchase contracts.

If the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure specified above for recreating Corporate Units, except that the holder will have to deposit integral multiples of 80,000 Treasury Units and must deposit 80,000 applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder.

Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.  See “Certain Other Provisions of the Purchase Contract Agreement and the Pledge Agreement—Miscellaneous.”

Payments on Corporate Units and Treasury Units

Holders of Corporate Units will be entitled to receive aggregate cash payments at the rate of 7.00% per year on the $50 stated amount per Corporate Unit, payable quarterly in arrears.  The quarterly payments on the Corporate Units will consist of:

•                  interest on the related applicable ownership interest in FPL Group Capital debentures payable by FPL Group Capital (or cash distributions on the applicable ownership interest in the Treasury portfolio if the FPL Group Capital debentures have been replaced by the Treasury portfolio), equivalent to the rate of 1.90% per year on the stated amount, and

•                  distributions of quarterly contract adjustment payments payable by NextEra Energy at the rate of 5.10% per year on the stated amount, subject to NextEra Energy’s right to defer the payment of such contract adjustment payments.

If interest on the FPL Group Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, the collateral agent will receive on behalf of holders of Corporate Units a payment from FPL Group Capital on such reset effective date of accrued and unpaid interest on the FPL Group Capital debentures from the most recent quarterly interest payment date to, but excluding, such reset effective date.  On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a quarterly cash distribution comprised of their pro rata portion of that interest payment, the portion of their applicable ownership interest in the remarketing Treasury portfolio that matures prior to that quarterly payment date and the contract adjustment payment payable on that date.  If interest on the FPL Group Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, holders of separate FPL Group Capital debentures that were not a component of Corporate Units will receive on the reset effective date a payment of accrued and unpaid interest from the most recent interest payment date to, but excluding, such reset effective date.  On the semi-annual interest payment date next following the reset effective date, holders of FPL Group Capital debentures will receive a payment of interest accrued from and including the reset effective date, to but excluding such interest payment date.

Holders that create Treasury Units will be entitled to receive quarterly cash distributions of contract adjustment payments payable by NextEra Energy at the rate of 5.10% per year on the $50 stated amount per Treasury Unit, subject to NextEra Energy’s right to defer the payment of such contract adjustment payments.  Although holders of Treasury Units will not receive any interest payments on the Treasury securities pledged in connection with the creation of the Treasury Units, the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the FPL Group Capital debentures that were released to them when the Treasury Units were created for so long as they hold the FPL Group Capital debentures.  Holders of Treasury Units will be required to accrue OID on these Treasury securities.

Ranking

The FPL Group Capital debentures will be senior unsecured obligations of FPL Group Capital and will rank equally in right of payment with all of FPL Group Capital’s other unsecured and unsubordinated debt obligations.  See “Description of FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

NextEra Energy’s obligations under its guarantee of FPL Group Capital debentures will be senior unsecured obligations of NextEra Energy and will rank equally in right of payment with all of NextEra Energy’s other unsecured and unsubordinated debt obligations.  See “Description of the NextEra Energy Guarantee of the FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

NextEra Energy’s obligations with respect to the contract adjustment payments will be unsecured and subordinate and junior in right of payment to its obligations under any of its senior indebtedness.  “Senior indebtedness” with respect to the contract adjustment payments means all of NextEra Energy’s indebtedness of any kind, existing or incurred in the future, unless the instrument, if any, under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.  Senior indebtedness will be entitled to the benefits of the subordination provisions in the purchase contract agreement.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no rights with respect to NextEra Energy common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on NextEra Energy common stock).

Trading of the Securities

NextEra Energy does not intend to apply to list the Corporate Units on any securities exchange.  In the event a secondary market should develop for the Corporate Units, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for an FPL Group Capital Debenture” or “—Recreating Corporate Units,” neither the FPL Group Capital debentures, nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units.  The applicable ownership interests in FPL Group Capital debentures or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units.  NextEra Energy has no obligation or current intention to apply for listing of the Corporate Units, the Treasury Units or the FPL Group Capital debentures. There can be no assurance as to the liquidity of any secondary market that may develop for the Corporate Units, the Treasury Units or the FPL Group Capital debentures.

NextEra Energy common stock is listed on the NYSE and trades under the symbol “NEE.”

Purchase of Equity Units and FPL Group Capital Debentures

NextEra Energy, its subsidiaries or its affiliates may from time to time, to the extent permitted by law, purchase any of the Corporate Units, Treasury Units or FPL Group Capital debentures which are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

This section briefly summarizes some of the terms of the purchase contract agreement, purchase contracts, pledge agreement, remarketing agreement, and the indenture and officer’s certificate establishing the terms of the FPL Group Capital debentures.  This summary does not contain a complete description of the purchase contracts.  You should read this summary together with the purchase contract agreement, the pledge agreement, the remarketing agreement, the indenture, the officer’s certificate and other documents establishing the purchase contracts for a complete understanding of all the provisions and for the definitions of some terms used in this summary.  The forms of purchase contract agreement, purchase contracts, pledge agreement, remarketing agreement and officer’s certificate establishing the terms of the FPL Group Capital debentures and the indenture have been previously filed with the SEC and are exhibits to the registration statement filed with the SEC of which the accompanying prospectus and this prospectus supplement are a part.  In addition, the indenture is qualified under the

Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Purchase of NextEra Energy Common Stock

Each purchase contract that is part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and NextEra Energy to sell, on September 1, 2013, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder’s option), a number of newly issued shares of NextEra Energy common stock equal to the “settlement rate,” for $50 in cash.  The number of shares of NextEra Energy common stock issuable upon settlement of each purchase contract will be calculated, subject to adjustment under the circumstances described in “—Anti-dilution Adjustments” and “—Early Settlement upon a Fundamental Change,” as follows:

•                  If the applicable market value of NextEra Energy common stock is equal to or greater than the “threshold appreciation price” of $68.78, the settlement rate will be 0.7270 shares of NextEra Energy common stock, which is equal to $50 divided by the threshold appreciation price (such settlement rate being referred to as the “minimum settlement rate”).

Accordingly, if the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of NextEra Energy common stock issued upon settlement of each purchase contract will be higher than $50, assuming that the market price of NextEra Energy common stock on the date of settlement is the same as the applicable market value of NextEra Energy common stock.  If the market price is the same as the threshold appreciation price, the aggregate market value of those shares of NextEra Energy common stock will be equal to $50, assuming that the market price of NextEra Energy common stock on the date of settlement is the same as the applicable market value of NextEra Energy common stock.

•                  If the applicable market value of NextEra Energy common stock is less than the threshold appreciation price but greater than the “reference price” of $55.02, the settlement rate will be a number of shares of NextEra Energy common stock equal to $50 divided by the applicable market value.

Accordingly, if the applicable market value is greater than the reference price, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of NextEra Energy common stock issued upon settlement of the purchase contract will be equal to $50, assuming that the market price of NextEra Energy common stock on the date of settlement is the same as the applicable market value of NextEra Energy common stock.

•                  If the applicable market value of NextEra Energy common stock is less than or equal to the reference price of $55.02, the settlement rate will be 0.9088 shares of NextEra Energy common stock, which is equal to $50 divided by the reference price (such settlement rate being referred to as the “maximum settlement rate”).

Accordingly, if the applicable market value is less than the reference price, the aggregate market value of the shares of NextEra Energy common stock issued upon settlement of the purchase contract will be less than $50, assuming that the market price of NextEra Energy common stock on the date of settlement is the same as the applicable market value of NextEra Energy common stock.  If the market price is the same as the reference price, the aggregate market value of those shares of NextEra Energy common stock will be equal to $50 assuming that the market price of NextEra Energy common stock on the date of settlement is the same as the applicable market value of NextEra Energy common stock.

If a holder elects to settle its purchase contract early in the manner described under “—Early Settlement by Delivering Cash,” the number of shares of NextEra Energy common stock issuable upon settlement of such purchase contract will be 0.7270, the minimum settlement rate, subject to adjustment as described under “Anti-dilution Adjustments.”  The maximum settlement rate and minimum settlement rate are collectively referred to as the “fixed settlement rates.”

“Applicable market value” means the average of the closing price per share of NextEra Energy common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding September 1, 2013.

“Closing price” of NextEra Energy common stock on any date of determination means

•                  the closing sale price (or, if no closing price is reported, the last reported sale price) of NextEra Energy common stock on the NYSE on that date or, if NextEra Energy common stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which NextEra Energy common stock is so listed;

•                  if shares of NextEra Energy common stock are not so reported, the last quoted bid price for NextEra Energy common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization; or

•                  if the bid price is not available, the market value of NextEra Energy common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by NextEra Energy for this purpose.

A “trading day” means a day on which NextEra Energy common stock

•                  is not suspended from trading on any national or regional securities exchange or over-the-counter market at the close of business, and

•                  has traded at least once on the national or regional securities exchange or over-the-counter market that is the primary market for the trading of NextEra Energy common stock.

If the NextEra Energy common stock is not traded on a securities exchange or quoted in the over-the-counter market, then “trading day” shall mean business day.

NextEra Energy will not issue any fractional shares of its common stock pursuant to the purchase contracts.  In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the applicable market value.

Unless:

•                  a holder of Corporate Units or Treasury Units has early settled the related purchase contracts through the delivery of cash to the purchase contract agent in the manner described under “—Early Settlement by Delivering Cash” or under “—Early Settlement upon a Fundamental Change;”

•                  a holder of Corporate Units or Treasury Units has settled the related purchase contracts with separate cash pursuant to prior notice given in the manner described under “—Notice to Settle with Cash;” or

•                  an event described under “—Termination of Purchase Contracts” has occurred,

then, on the purchase contract settlement date,

•                  in the case of Corporate Units, provided that the Treasury portfolio has not replaced the FPL Group Capital debentures as a component of the Corporate Units as the result of a successful remarketing of the FPL Group Capital debentures or because a special event redemption or a mandatory redemption has occurred, NextEra Energy will exercise its rights as a secured party in accordance with applicable law and may, among other things, retain the FPL Group Capital debentures that are included in Corporate Units or sell the FPL Group Capital debentures included in Corporate Units, in each case to satisfy in full the holders’ obligations to purchase NextEra Energy common stock under the related purchase contracts; and

•                  in the case of Treasury Units or, in the event that the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units as the result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, in the case of Corporate Units, the principal amount of the related Treasury securities, or the applicable ownership interest in the Treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase NextEra Energy common stock under the related purchase contracts.

NextEra Energy common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Equity Units, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of NextEra Energy common stock to any person other than the holder.

Each holder of Corporate Units or Treasury Units, by acceptance of those securities, will be deemed to have:

•                  irrevocably agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and to perform such holder’s obligations under the related purchase contracts and the pledge agreement for so long as the holder remains a holder of Equity Units; and

•                  duly and irrevocably appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

In addition, each holder and beneficial owner of Corporate Units or Treasury Units, by acceptance of this interest, will be deemed to have covenanted and agreed to treat:

•                  itself as the owner of the related applicable ownership interest in FPL Group Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, and

•                  the related applicable ownership interest in FPL Group Capital debentures as indebtedness,

in each case, for all U.S. federal, state and local income, and franchise tax purposes.

So long as the Equity Units are held through DTC, the beneficial owners will have rights and obligations with respect to the Equity Units equivalent to those of a holder except exercisable only through DTC or its Participants.  See “—Book-Entry Only System.”

Holders’ Obligations and Defaults

In addition to the purchase price paid for the Equity Units, each holder of Corporate Units or Treasury Units is obligated under the applicable purchase contract to purchase for $50 in cash NextEra Energy common stock not later than the purchase contract settlement date.  In addition, each holder of a Corporate Unit (unless the FPL Group Capital debentures are successfully remarketed during the period for early remarketing or a special event redemption or a mandatory redemption has occurred) is obligated to notify the purchase contract agent of its intention to pay such amounts in cash not later than 5:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date, unless such holder has already paid such amount.  Each holder of a Treasury Unit (or Corporate Unit, if the FPL Group Capital debentures are successfully remarketed during the period for early remarketing, a special event redemption or a mandatory redemption has occurred) is obligated to notify the purchase contract agent of its intention to pay such amounts in cash not later than 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, unless such holder has already paid such amount.  So long as the Equity Units are held by the depositary, such payments must be made and such notices must be given by the beneficial owners through the procedures of the depositary.

Failure to make such payments or give such notices will constitute a default under the related purchase contract and will entitle the collateral agent or NextEra Energy, without further recourse to the holder or beneficial owner in respect of its related purchase obligations under the purchase contract, to foreclose on or exercise other remedies with respect to the corresponding pledged FPL Group Capital debentures, Treasury securities or applicable ownership interest in a Treasury portfolio.  If the holder or beneficial owner of a Corporate Unit (unless the FPL Group Capital debentures are successfully remarketed during the period for early remarketing, or a special event redemption or a mandatory redemption has occurred) fails to give a required notice with respect to the purchase contract, NextEra Energy expects that it or the collateral agent will offer and sell the corresponding pledged applicable ownership interests in an FPL Group Capital debenture in the immediately following remarketing or at a subsequent public sale at which NextEra Energy may bid its claim or in a subsequent private sale and apply the proceeds to purchase the corresponding NextEra Energy common stock.  In addition, NextEra Energy may, in accordance with applicable law, retain the pledged applicable ownership interests in FPL Group Capital debentures that are included in Corporate Units to satisfy the holder’s obligation to purchase NextEra Energy common stock.  If the holder or beneficial owner of a Corporate Unit (unless the FPL Group Capital debentures are successfully remarketed during the period for early remarketing, or a special event redemption or a mandatory redemption has occurred) gives the appropriate notice but fails to make the corresponding payment on time, then NextEra Energy expects that it or the collateral agent will exercise its rights as a secured party in accordance with applicable law and may, among other things, retain the pledged applicable ownership interests in FPL Group Capital debentures that are included in Corporate Units or sell the FPL Group Capital debentures included in Corporate Units, in each case to satisfy in full the holder’s obligations to purchase NextEra Energy common stock under the related purchase contracts on September 1, 2013.  If the holder or beneficial owner of a Treasury Unit (or a Corporate Unit, if the FPL Group Capital debentures are successfully remarketed during the period for early remarketing or a special event redemption or a mandatory redemption has occurred) fails to give a required notice or make a required payment, NextEra Energy expects that it or the collateral agent will apply the proceeds of the applicable ownership interest in the pledged Treasury securities or applicable ownership interest in a Treasury portfolio to purchase the corresponding NextEra Energy common stock.  So long as the Equity Units are held by the depositary, NextEra Energy expects that notice of such remarketing or public or private sale will be given to the beneficial owners through the procedures of the depositary.

Remarketing

Pursuant to the remarketing agreement, and subject to the terms of the supplemental remarketing agreement, FPL Capital Group may, at its option and in its sole discretion, elect to remarket the FPL Group Capital debentures on any remarketing date occurring during the period for early remarketing beginning on the third business day preceding March 1, 2013 and ending on the ninth business day preceding September 1, 2013, unless the FPL Group Capital debentures have been previously redeemed in connection with a special event redemption or a mandatory redemption or have been previously successfully remarketed.  Any remarketing during the period for early remarketing will occur during a three-day remarketing period consisting of three sequential possible remarketing dates selected by FPL Group Capital and will include FPL Group Capital debentures that are a component of Corporate Units and other separate FPL Group Capital debentures of holders that have elected to include those FPL Group Capital debentures in the remarketing.

On each remarketing date occurring during the period for early remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the FPL Group Capital debentures remarketed equal to or greater than 100% of the remarketing Treasury portfolio purchase price plus the separate FPL Group Capital debentures purchase price plus the applicable remarketing fee.  In no event shall the price for the FPL Group Capital debentures on each remarketing date, if any, occurring during the period for early remarketing be less than a price equal to 100% of the purchase price for the remarketing Treasury portfolio plus the separate FPL Group Capital debentures purchase price.  The proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase, on the reset effective date, a remarketing Treasury portfolio consisting of:

•                  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount equal to the principal amount of the FPL Group Capital debentures that are a component of the Corporate Units;

•                  if the reset effective date occurs prior to June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on June 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2013 in an aggregate amount equal to the aggregate interest payment that would be due on June 1, 2013 on the principal amount of the FPL Group Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures as described under “Certain Terms of the FPL Group Capital Debentures—Market Reset Rate” and assuming that interest on the FPL Group Capital debentures accrued from the reset effective date to, but excluding, June 1, 2013; and

•                  if the reset effective date occurs on or after June 1, 2013, with respect to the originally scheduled quarterly interest payment date on the FPL Group Capital debentures that would have occurred on September 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount equal to the aggregate interest payment that would be due on September 1, 2013 on the principal amount of the FPL Group Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the FPL Group Capital debentures and assuming that interest on the FPL Group Capital debentures accrued from the later of the reset effective date and June 1, 2013 to, but excluding, September 1, 2013.

The remarketing Treasury portfolio will be substituted for the FPL Group Capital debentures forming components of the Corporate Units and will be pledged to NextEra Energy through the collateral agent to secure the Corporate Unit holders’ obligation to purchase NextEra Energy common stock under the purchase contracts.

In addition, if a remarketing during the period for early remarketing is successful, the remarketing agent may deduct the remarketing fee from any portion of the proceeds from the remarketing of the FPL Group Capital debentures that is in excess of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate FPL Group Capital debentures purchase price, which remarketing fee shall be 25 basis points (0.25%) of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate FPL Group Capital debentures purchase price.  The remarketing agent will then remit the separate FPL Group Capital debentures purchase price to the holders of FPL Group Capital debentures that were not a component of Corporate Units and whose holders elected to include those FPL Group Capital debentures in an early remarketing.  The remarketing agent will then remit the remaining portion of the proceeds from the remarketing of those FPL Group Capital debentures, if any, for the benefit of the holders of the Corporate Units and the holders, prior to remarketing, of FPL Group Capital debentures that were not a component of Corporate Units and whose holders elected to include those FPL Group Capital debentures in an early remarketing.

As used in this context, “remarketing Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the reset effective date for the purchase of the remarketing Treasury portfolio described above for settlement on the reset effective date. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by FPL Group Capital.

In connection with a successful remarketing, interest on the FPL Group Capital debentures will be payable semi-annually at the reset rate.  The reset rate on the FPL Group Capital debentures to the maturity date will be determined on the date that the remarketing agent is able to successfully remarket the FPL Group Capital debentures.  The reset rate and modified interest payment dates will become effective, if the remarketing is successful, on the reset effective date, which, in the case of a remarketing during the period for early remarketing, will be the third business day immediately following the date of the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date.  See “—General,” “—Interest and Payment” and “—Market Reset Rate”

under “Certain Terms of the FPL Group Capital Debentures.”  The interest rate and scheduled interest payment dates of FPL Group Capital debentures that are held by holders that do not participate in a remarketing will still be reset on the reset effective date in accordance with any reset of the interest rate and modification of the scheduled interest payment dates of the FPL Group Capital debentures in connection with a successful remarketing.

If a remarketing attempt described above is unsuccessful on the first remarketing date of a three-day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in that three-day remarketing period until a successful remarketing occurs.  If (1) despite using its commercially reasonable efforts, the remarketing agent cannot remarket the FPL Group Capital debentures at a price equal to at least 100% of the remarketing Treasury portfolio purchase price plus the separate FPL Group Capital debentures purchase price or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case, resulting in an unsuccessful remarketing on each of the three remarketing dates comprising the three-day remarketing period, the FPL Group Capital debentures will continue to form a component of the Corporate Units and additional remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-day remarketing periods as described above.

Unless the FPL Group Capital debentures have been successfully remarketed on or prior to the ninth business day immediately preceding the purchase contract settlement date, the FPL Group Capital debentures that form a component of the Corporate Units whose holders have failed to notify the purchase contract agent on or prior to the seventh business day preceding the purchase contract settlement date of their intention to settle the related purchase contracts with separate cash will, unless a special event redemption or mandatory redemption has occurred or will occur prior to the purchase contract settlement date, be remarketed during a three-day remarketing period beginning on and including the fifth business day, and ending on and including the third business day, immediately preceding the purchase contract settlement date.  This three-day remarketing period is referred to as the “final three-day remarketing period,” and the third business day immediately preceding the purchase contract settlement date is referred to as the “final remarketing date.”  The reset effective date relating to any remarketing during the final three-day remarketing period will be the purchase contract settlement date.  In this remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the FPL Group Capital debentures equal to or greater than 100% of the aggregate principal amount of the FPL Group Capital debentures remarketed plus the applicable remarketing fee.  In no event shall the price for the FPL Group Capital debentures being remarketed in this remarketing be less than the aggregate principal amount of the FPL Group Capital debentures being remarketed.  A portion of the proceeds from this remarketing equal to the aggregate principal amount of the FPL Group Capital debentures forming a component of the Corporate Units will be automatically applied to satisfy in full the Corporate Unit holders’ obligations to purchase NextEra Energy common stock on the purchase contract settlement date.

If a remarketing during the final three-day remarketing period is successful, the remarketing agent may deduct the remarketing fee from any portion of the proceeds from the remarketing of the FPL Group Capital debentures that is in excess of the aggregate principal amount of the remarketed FPL Group Capital debentures, which remarketing fee shall be 25 basis points (0.25%) of the aggregate principal amount of the FPL Group Capital debentures remarketed.  The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.  Corporate Unit holders whose component FPL Group Capital debentures are remarketed as well as holders of separate FPL Group Capital debentures who elect to participate in the remarketing will not otherwise be responsible for the payment of any remarketing fee in connection with any remarketing.

If the remarketing of the FPL Group Capital debentures on or prior to the final remarketing date is not successful because the remarketing agent cannot obtain a price of at least 100% of the aggregate principal amount of the FPL Group Capital debentures being remarketed or a condition precedent to such remarketing has not been satisfied, NextEra Energy will exercise its rights as a secured party with respect to the FPL Group Capital debentures that are a component of Corporate Units in accordance with applicable law to satisfy in full, from the proceeds of the disposition, the holders’ obligations to purchase NextEra Energy common stock under the related purchase contracts on September 1, 2013.  In addition, holders of FPL Group Capital debentures that are not part of a Corporate Unit may exercise their put right upon an unsuccessful final remarketing by providing written notice at least two business days prior to the purchase contract settlement date.  The put price will be paid to such holder on the purchase contract settlement date.  The put price per debenture will be equal to the principal amount of the FPL Group Capital debenture, plus accrued and unpaid interest.

FPL Group Capital will announce any remarketing of the FPL Group Capital debentures on the sixth business day immediately preceding the first remarketing date of a three-day remarketing period and, for the final three-day remarketing period, FPL Group Capital will announce the remarketing of the FPL Group Capital debentures on the third business day immediately preceding the first remarketing date of the final three-day remarketing period.  Each such announcement (each a “remarketing announcement”) on each such date (each, a “remarketing announcement date”) shall specify

•                  if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that

•                  the FPL Group Capital debentures may be remarketed on any and all of the sixth, seventh or eighth business days following the remarketing announcement date,

•                  the reset effective date will be the third business day following the remarketing date on which the FPL Group Capital debentures are successfully remarketed, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date,

•                  the reset rate and interest payment dates for the FPL Group Capital debentures will be established on the remarketing date on which the FPL Group Capital debentures are successfully remarketed and effective on and after the reset effective date,

•                  the reset rate will equal the coupon rate on the FPL Group Capital debentures that will enable the FPL Group Capital debentures to be remarketed at a price equal to 100% of the remarketing Treasury portfolio purchase price and the separate FPL Group Capital debentures purchase price plus the applicable remarketing fee, and

•                  the range of possible remarketing fees.

•                  if the remarketing announcement relates to a remarketing to occur during the final three-day remarketing period, that

•                  the FPL Group Capital debentures may be remarketed on any and all of the third, fourth or fifth business days following the remarketing announcement date,

•                  the reset effective date will be September 1, 2013 if there is a successful remarketing,

•                  the reset rate and interest payment dates for the FPL Group Capital debentures will be established on the remarketing date on which the FPL Group Capital debentures are successfully remarketed and effective on and after the reset effective date,

•                  the reset rate will equal the coupon rate on the FPL Group Capital debentures that will enable the FPL Group Capital debentures to be remarketed at a price equal to 100% of their aggregate principal amount plus the applicable remarketing fee on the FPL Group Capital debentures being remarketed, and

•                  the range of possible remarketing fees.

FPL Group Capital will cause each remarketing announcement to be published on the business day following the remarketing announcement date by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.  In addition, FPL Group Capital will request, not later than 10 business days prior to each remarketing announcement date, that the depositary notify its participants holding FPL Group Capital debentures, Corporate Units and Treasury Units of the remarketing.  If required, FPL

Group Capital will use its commercially reasonable efforts to ensure that a registration statement with respect to the full principal amount of the FPL Group Capital debentures to be remarketed is effective such that the remarketing agent may rely on it in connection with the remarketing process.  If a successful remarketing occurs on a remarketing date, FPL Group Capital will request the depositary to notify its participants holding FPL Group Capital debentures of the reset rate and interest payment dates established for the FPL Group Capital debentures during the remarketing on the business day following the remarketing date on which the FPL Group Capital debentures were successfully remarketed.  If a successful remarketing does not occur during a three-day remarketing period, FPL Group Capital will cause a notice of the unsuccessful remarketing attempt to be published on the business day following the last of the three remarketing dates comprising the three-day remarketing period (which notice, in the event of an unsuccessful remarketing on the final remarketing date, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a holder of separate FPL Group Capital debentures wishes to exercise its right to put such FPL Group Capital debentures to FPL Group Capital), in each case, by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

In connection with a remarketing, holders of FPL Group Capital debentures that do not form a component of the Corporate Units may elect to have their FPL Group Capital debentures remarketed as described under “Certain Terms of the FPL Group Capital Debentures—Optional Remarketing.”

A holder of Corporate Units may elect not to participate in any remarketing and to retain the principal amount of FPL Group Capital debentures forming a component of the applicable ownership interests in FPL Group Capital debentures comprising part of such holder’s Corporate Units by (1) creating Treasury Units at any time prior to the business day preceding any three-day remarketing period or (2) if there has not been a successful remarketing prior to the final three-day remarketing period, notifying the purchase contract agent of such holder’s intention to pay cash to satisfy such holder’s obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date.

Early Settlement by Delivering Cash

At any time prior to the seventh business day immediately preceding the purchase contract settlement date, in the case of Corporate Units (of which the applicable ownership interest in an FPL Group Capital debenture remains a component), or at any time prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units (or Corporate Units of which the applicable ownership interest in an FPL Group Capital debenture no longer is a component), a holder of Equity Units may settle the related purchase contracts in their entirety provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the shares of common stock to be delivered in respect of the purchase contracts being settled, by presenting and surrendering the related Equity Units certificate at the office of the purchase contract agent with the form of “Election to Settle Early/Fundamental Change Early Settlement” on the reverse side of such certificate completed and executed as indicated, accompanied by payment to NextEra Energy in immediately available funds of an amount equal to:

•                  $50 multiplied by the number of purchase contracts being settled, plus

•                  if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable, if any, on the payment date with respect to the purchase contract; provided that no payment is required if NextEra Energy has elected to defer the contract adjustment payments which would otherwise be payable on the payment date.

If the Treasury portfolio has not replaced the FPL Group Capital debentures as a component of Corporate Units, holders of Corporate Units will not be permitted to exercise their early settlement right during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date in the applicable three-day remarketing period.

Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units.  If a Treasury portfolio has replaced the FPL Group Capital debentures as a component of Corporate Units as a result of a successful remarketing of the FPL Group Capital debentures, a special event redemption or a mandatory redemption, holders of the Corporate Units may settle early only in integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).  Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, NextEra Energy has a registration statement under the Securities Act in effect covering the shares of NextEra Energy common stock and other securities, if any, deliverable upon settlement of a purchase contract.  NextEra Energy has agreed that, if required under the U.S. federal securities laws, (1) NextEra Energy will use its commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement.

Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

•                  the holder will receive a number of newly issued shares of NextEra Energy common stock equal to the minimum settlement rate per Corporate Unit or Treasury Unit, regardless of the market price of NextEra Energy common stock on the date of early settlement, subject to adjustment under the circumstances described in “—Anti-dilution Adjustments” below, accompanied by an appropriate prospectus if required by law;

•                  the FPL Group Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of NextEra Energy’s security interest;

•                  the holder’s right to receive future contract adjustment payments will terminate and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate; and

•                  no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet point.

NextEra Energy will not issue any fractional shares of its common stock in connection with early settlement of any purchase contracts.  In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the purchase contracts being early settled on any date by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share multiplied by $68.78, the threshold appreciation price.

If the purchase contract agent receives an Equity Unit certificate, accompanied by the completed and executed “Election to Settle Early/Fundamental Change Early Settlement” and the required immediately available funds, from a holder of Equity Units by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date for those Equity Units.  If the purchase contract agent receives the necessary documentation and funds after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date for those Equity Units.

Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the Equity Unit certificate evidencing the related Corporate Units or Treasury Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related NextEra Energy common stock to any person other than the holder of the Corporate Units or Treasury Units, NextEra Energy will cause the shares of its common stock being purchased to be issued, and the related FPL Group Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in “—Pledged Securities and Pledge Agreement” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.

Early Settlement upon a Fundamental Change

Prior to the purchase contract settlement date, if NextEra Energy is involved in a transaction that constitutes a fundamental change (as such term is defined below) then following the fundamental change, each holder of an Equity Unit will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the securities, if any, to be delivered in respect of the purchase contracts being settled.  This right is referred to as the “fundamental change early settlement right.”

NextEra Energy will provide each of the holders of an Equity Unit with a notice of the completion of a fundamental change within five business days thereof.  The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or five business days prior to the purchase contract settlement date, by which each holder’s fundamental change early settlement right must be exercised.  The notice will set forth, among other things, the applicable settlement rate and the kind and amount of the cash, securities or other consideration receivable by the holder upon settlement.  To exercise the fundamental change early settlement right, a holder of an Equity Unit must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date, the certificate evidencing its Corporate Units or Treasury Units, and payment of the applicable purchase price in immediately available funds.

A “fundamental change” will be deemed to have occurred if either of the following occurs:

(1)          a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of NextEra Energy’s common stock representing more than 50% of the voting power of NextEra Energy common stock; or

(2)          NextEra Energy is involved in a consolidation with or merger into any other person, or any merger of another person into NextEra Energy, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of NextEra Energy’s common stock), in each case in which 10% or more of the total consideration paid to NextEra Energy’s shareholders consists of cash or cash equivalents.

If a holder exercises the fundamental change early settlement right, NextEra Energy will deliver to the holder on the fundamental change early settlement date the kind and amount of securities, cash or other consideration that the holder would have been entitled to receive if it had settled the purchase contract immediately before the fundamental change and received shares of NextEra Energy common stock at the settlement rate described above, plus the additional make-whole shares.  The holder also will receive the applicable ownership interest in FPL Group Capital debentures, applicable ownership interest in the Treasury portfolio or applicable ownership interest in the Treasury securities forming a component of the Corporate Units or Treasury Units, as the case may be.  If a holder of an Equity Unit does not elect to exercise its fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.  NextEra Energy has agreed that, if required under the U.S. federal securities laws, NextEra

Energy will use its commercially reasonable efforts to (1) have in effect a registration statement covering the securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with an early settlement upon a fundamental change.  In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and NextEra Energy will have no further obligation with respect to any such registration statement if, notwithstanding using its commercially reasonable efforts, no registration statement is then effective.

If the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of the FPL Group Capital debentures if the reset effective date is not a regular quarterly interest payment date).  Otherwise, a holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units, respectively.

Calculation of the Number of Make-Whole Shares.  The number of make-whole shares by which the applicable settlement rate will be increased with respect to a fundamental change early settlement will be determined by reference to the table below, based on the date the fundamental change becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be

•                  in the case of a fundamental change described in clause (2) in the definition of “fundamental change” above and the holders of NextEra Energy common stock receive only cash in such fundamental change, the stock price paid per share will be the cash amount paid per share; or

•                  otherwise, the stock price paid per share will be the average of the closing prices of NextEra Energy common stock over the 20 consecutive trading day period ending on the trading day immediately preceding the effective date of the fundamental change.

	Effective Date
Stock Price	September 21, 2010	September 1, 2011	September 1, 2012	September 1, 2013
$20.00	0.2450	0.1699	0.0876	0.0000
$30.00	0.1542	0.1083	0.0573	0.0000
$40.00	0.0892	0.0607	0.0339	0.0000
$50.00	0.0308	0.0087	0.0000	0.0000
$55.02	0.0000	0.0000	0.0000	0.0000
$60.00	0.0572	0.0347	0.0121	0.0000
$65.00	0.1011	0.0778	0.0508	0.0000
$68.78	0.1299	0.1062	0.0766	0.0000
$80.00	0.0987	0.0749	0.0433	0.0000
$90.00	0.0795	0.0572	0.0288	0.0000
$100.00	0.0660	0.0458	0.0218	0.0000
$125.00	0.0464	0.0313	0.0153	0.0000
$150.00	0.0362	0.0246	0.0124	0.0000
$175.00	0.0299	0.0204	0.0104	0.0000
$200.00	0.0254	0.0175	0.0089	0.0000

The stock prices set forth in the first column heading of the table above will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rate.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the fixed settlement rate as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•                  if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•                  if the stock price is in excess of $200 per share (subject to adjustment as described above), then the amount of the make-whole shares will be zero; and

•                  if the stock price is less than $20 per share (subject to adjustment as described above) (the “minimum stock price”), then the amount of make-whole shares will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Notice to Settle with Cash

A holder of a Corporate Unit (of which the applicable ownership interest in an FPL Group Capital debenture remains a component) that wishes to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the certificate evidencing the Corporate Unit at the office of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the sixth business day immediately preceding the purchase contract settlement date.

A holder of a Treasury Unit or a Corporate Unit (of which the applicable ownership interest in an FPL Group Capital debenture is no longer a component) that wishes to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the certificate representing the Treasury Unit or the certificate evidencing the Corporate Unit, as the case may be, at the office of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of such certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the business day immediately preceding the purchase contract settlement date.

If a holder of a Corporate Unit or Treasury Unit that has given notice of its intention to settle the purchase contract with separate cash fails to timely deliver the cash to the collateral agent, NextEra Energy will exercise its rights as a secured party in accordance with applicable law and may, among other things, retain the related pledged applicable ownership interests in an FPL Group Capital debenture, the applicable ownership interest in a Treasury portfolio or the Treasury security or sell the related pledged applicable ownership interests in an FPL Group Capital debenture, the applicable ownership interest in a Treasury portfolio or the Treasury security, in each case to satisfy in full the holders’ obligations to purchase NextEra Energy common stock under the related purchase contracts on September 1, 2013.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at the rate of 5.10% of $50 per purchase contract per year.  Contract adjustment payments payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Contract adjustment payments will accrue from September 21, 2010 and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2010.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates, which, as long as all of the Equity Units remain in book-entry only form, will be the close of business on the business day immediately prior to the relevant payment date.  These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units.  Subject to any applicable laws and regulations, each such payment will be made as described under “—Book-Entry Only System.”  In the event that all of the Equity Units do not remain in book-entry only form, NextEra Energy shall have the right to select relevant record dates, which shall be at least one business day but not more than 60 business days prior to the relevant payment dates, and to make payments by check mailed to the specified address of the holder as of the relevant record date.

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Equity Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding business day, and no interest or payment will be paid in respect of the delay.  However, if such next succeeding business day is in the next succeeding calendar year, that payment will be made on the business day immediately preceding the scheduled payment date, in each case with the same force and effect as if made on that scheduled payment date.  A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law, regulation or executive order to close.

NextEra Energy’s obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to its obligations under any of its senior indebtedness.  Upon any payment or distribution of assets of NextEra Energy to its creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of all senior indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of the Equity Units shall be entitled to receive any contract adjustment payments with respect to any Equity Unit.

By reason of this subordination, in those events, holders of NextEra Energy’s senior indebtedness may receive more, ratably, and holders of the Equity Units may receive less, ratably, than NextEra Energy’s other creditors.  Because NextEra Energy is a holding company, contract adjustment payments on the Equity Units are effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by NextEra Energy’s subsidiaries.  NextEra Energy’s subsidiaries are separate and distinct legal entities and have no obligation to pay any contract adjustment payments or to make any funds available for such payment.

In addition, no payment of contract adjustment payments with respect to any Equity Units may be made if:

•                  any payment default on any senior indebtedness of NextEra Energy has occurred and is continuing beyond any applicable grace period; or

•                  any default on any indebtedness of NextEra Energy other than a payment default with respect to senior indebtedness occurs and is continuing that permits the acceleration of the maturity on any indebtedness of NextEra Energy and the purchase contract agent receives a written notice of such default from NextEra Energy or the holders of such senior indebtedness.

Option to Defer Contract Adjustment Payments

NextEra Energy may, at its option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units otherwise payable on a payment date to any subsequent payment date (a “deferral period”) until no later than the purchase contract settlement date; provided, however, that in an early settlement upon a fundamental change or any other early settlement of the purchase contracts, NextEra Energy will pay deferred contract adjustment payments to but not including the fundamental change settlement date or the most recent quarterly payment date, as applicable.  Prior to the expiration of any deferral period, NextEra Energy may further extend such deferral period to any subsequent payment date, but not beyond the purchase contract settlement date (or any applicable early settlement date or fundamental change early settlement date).  Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.00% per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), until paid.  If a purchase contract is settled early other than on a fundamental change early settlement date, a holder will have no right to receive any accrued and unpaid contract adjustment payments.  In addition, if the purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to NextEra Energy, the right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments will also terminate.

In the event that NextEra Energy exercises its option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, NextEra Energy will not declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing other than:

•                  purchases, redemptions or other acquisitions of NextEra Energy capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security, outstanding on the date that the payment of contract adjustment payments is deferred requiring NextEra Energy to purchase, redeem or acquire its capital stock;

•                  as a result of a reclassification of NextEra Energy’s capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock, or the capital stock of one of its subsidiaries, for another class or series of its capital stock;

•                  any exchange, redemption or conversion of any class or series of its indebtedness for any class or series of its capital stock;

•                  the purchase of fractional interests in shares of NextEra Energy capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

•                  dividends or other distributions paid or made in NextEra Energy capital stock (or rights to acquire NextEra Energy capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of NextEra Energy capital stock) and distributions in connection with the settlement of stock purchase contracts); or

•                  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or other distribution of or with respect to rights in the future.

NextEra Energy’s subsidiaries will not be restricted from making any similar payments on their capital stock if NextEra Energy exercises its option to defer payment of any contract adjustment payments.

Anti-dilution Adjustments

In order to maintain a holder’s relative investment in NextEra Energy common stock upon the occurrence of certain events, each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends.  If NextEra Energy pays or makes a dividend or other distribution on NextEra Energy common stock in such common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing:

•                  such fixed settlement rate by

•                  a fraction, the numerator of which shall be the number of shares of NextEra Energy common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(2) Stock Purchase Rights.  If NextEra Energy issues to all holders of NextEra Energy common stock (that are not available on an equivalent basis to holders of the Equity Units upon settlement of the purchase contracts) rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of NextEra Energy common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of NextEra Energy common stock less than the current market price on the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, stock purchase or similar plan), each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:

•                  such fixed settlement rate by

•                  a fraction, the numerator of which shall be the number of shares of NextEra Energy common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of NextEra Energy common stock which the aggregate consideration expected to be received by NextEra Energy upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at such current market price and the denominator of which shall be the number of shares of NextEra Energy common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of NextEra Energy common stock so offered for subscription or purchase, either directly or indirectly.

(3) Stock Splits, Reverse Splits and Combinations.  If outstanding shares of NextEra Energy common stock shall be subdivided, split or reclassified into a greater number of shares of NextEra Energy common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of NextEra Energy common stock shall each be combined or reclassified into a smaller number of shares of NextEra Energy common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt or Asset Distributions.  If NextEra Energy, by dividend or otherwise, distributes to all holders of NextEra Energy common stock evidences of its indebtedness or assets (including securities but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or other distribution paid exclusively in cash referred to in paragraph (5) below (including the reference dividend, as described therein) and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividend or other distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution shall be increased by dividing:

•                  such fixed settlement rate by

•                  a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value (as determined in good faith by NextEra Energy’s board of directors, whose good faith determination will be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of NextEra Energy common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on NextEra Energy common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of NextEra Energy, which is referred to as a spin-off, the fixed settlement rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by dividing:

•                  such fixed settlement rate by

•                  a fraction, the numerator of which is the current market price of NextEra Energy common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•                  the 10th trading day from and including the effective date of the spin-off; and

•                  in the case of any spin-off that is effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the date on which the initial public offering price of the securities being offered in such initial public offering is determined.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of NextEra Energy common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off.  Also, for purposes of such a spin-off, the current market price of NextEra Energy common stock means the average of the closing sale prices of NextEra Energy common stock over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of NextEra Energy common stock means the closing sale price of NextEra Energy common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) Cash Distributions.  If NextEra Energy, by dividend or otherwise, makes distributions to all holders of NextEra Energy common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.50 per share per quarter of NextEra Energy common stock (such per share amount being referred to at the “reference dividend”), immediately after the close of business on the date fixed for determination of the shareholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:

•                  each fixed settlement rate by

•                  a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to such current market price minus the reference dividend.

The reference dividend is subject to adjustment (without duplication) from time to time whenever the fixed settlement rates are adjusted, in a manner inversely proportional to any such adjustment, provided that no adjustment will be made to the reference dividend for any adjustment made to the fixed settlement rates pursuant to this paragraph (5).  In the event that such dividend or other distribution is not so paid or made, each fixed settlement rate shall again be adjusted to be the fixed settlement rate which would then be in effect if such dividend or other distribution had not been declared.

(6) Tender and Exchange Offers.  In case a tender offer or exchange offer made by NextEra Energy or any subsidiary for all or any portion of NextEra Energy common stock shall expire and such tender offer or exchange offer (as amended through the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of reacquired shares (as defined below)) of an aggregate consideration having a fair market value per share (as determined in good faith by NextEra Energy’s board of directors, whose good faith determination will be conclusive) of NextEra Energy common stock that exceeds the closing price of NextEra Energy common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the trading day after the date of the last time (which is referred to as the expiration time) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:

•                  each fixed settlement rate immediately prior to the close of business on the date of the expiration time by

•                  a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price on the date of the expiration time and (y) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the fair market value (as determined in good faith by NextEra Energy’s board of directors, whose good faith determination will be conclusive) of the aggregate value of all cash and any other consideration payable to shareholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of reacquired shares), and (B) the denominator of which shall be equal to the product of (i) the current market price on the date of the expiration time and (ii) the result of (x) the number of shares of NextEra Energy common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the number of all shares validly tendered pursuant to the tender offer or exchange offer, not withdrawn and accepted on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “reacquired shares”).

The “current market price” per share of NextEra Energy common stock or any other security on any day means the average of the daily closing prices for the 20 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which NextEra Energy common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which NextEra Energy common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

Reorganization Events.  The following events are defined as “reorganization events”:

•                  any consolidation or merger of NextEra Energy with or into another person or of another person with or into NextEra Energy, except in cases where NextEra Energy is the continuing entity and NextEra Energy’s common stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of NextEra Energy or another person;

•                  any sale, transfer, lease or conveyance to another person of the property of NextEra Energy as an entirety or substantially as an entirety;

•                  any statutory share exchange business combination of NextEra Energy with another person (other than a statutory share exchange business combination in which NextEra Energy is the continuing entity and in which NextEra Energy common stock outstanding immediately prior to the statutory share exchange business combination is not exchanged for cash, securities or other property of NextEra Energy or another person); or

•                  any liquidation, dissolution or winding up of NextEra Energy (other than as a result of, or after the occurrence of, bankruptcy, insolvency or reorganization of NextEra Energy).

Upon a reorganization event, each Equity Unit shall thereafter, in lieu of a variable number of shares of NextEra Energy common stock, be settled by delivery of exchange property units.  An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or other distributions thereon which have a record date that is prior to the applicable settlement date) per share of NextEra Energy common stock by a holder of common stock that is not a person with which NextEra Energy is consolidated or into which NextEra Energy is merged or which merged into NextEra Energy or to which such sale or transfer was made, as the case may be (any such person is referred to as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by NextEra Energy’s affiliates and non-affiliates.  In the event holders of NextEra Energy common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of NextEra Energy common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires NextEra Energy’s assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph.  Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-dilution Adjustments” section.  The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the Equity Units early in the event of certain fundamental changes as described above under “—Early Settlement upon a Fundamental Change.”

A holder of Equity Units may be treated as receiving a constructive distribution from NextEra Energy with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), the holder’s proportionate interest in NextEra Energy’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula.  Thus, under certain circumstances, an increase in (or a failure to decrease) the fixed settlement rates might give rise to a taxable dividend to a holder of Equity Units even though such holder will not receive any cash in connection with the increase in (or failure to decrease) the fixed settlement rate.  In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax.  See “Material Federal Income Tax Consequences—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate” and “—Non-U.S. Holders—Dividends.”

In addition, NextEra Energy may, but shall not be required to, increase a fixed settlement rate if its board of directors considers it to be advisable to avoid or diminish any income tax to any holders of shares of its common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

NextEra Energy currently does not have a shareholder rights plan with respect to NextEra Energy common stock.  If NextEra Energy later adopts any shareholder rights plan involving the issuance of preferred share purchase rights or other similar rights (the “rights”) to all holders of its common stock, a holder shall be entitled to receive upon settlement of any purchase contract, in addition to the shares of common stock issuable upon settlement of such purchase contract, the related rights for the common stock, unless such rights under the future shareholder rights plan have separated from the common stock prior to the time of settlement of such purchase contract, in which case each fixed settlement rate shall be adjusted as discussed under “—(4) Debt or Asset Distributions” above on the date such rights separate from the common stock.

Adjustments to a fixed settlement rate will be calculated to the nearest 1/10,000th of a share.  No adjustment to a fixed settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the fixed settlement rate; provided, however, that if any adjustment is not required to be made because it would not change the fixed settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the issuer’s fiscal year and (y) upon the applicable settlement date for an Equity Unit.

No adjustment to a fixed settlement rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the purchase contracts, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the purchase contracts.

The fixed settlement rate will not be adjusted:

•                  upon the issuance of any shares of NextEra Energy common stock pursuant to any present or future plan providing for the direct investment in NextEra Energy common stock or the reinvestment of dividends or interest payable on NextEra Energy’s securities or investment of additional optional amounts in shares of NextEra Energy common stock under any plan;

•                  upon the issuance of any shares of NextEra Energy common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by NextEra Energy or any of its subsidiaries;

•                  upon the issuance of any shares of NextEra Energy common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•                  for a change in the par value or no par value of the common stock;

•                  for accumulated and unpaid dividends; or

•                  upon the issuance of shares of NextEra Energy common stock or securities convertible into, or exercisable or exchangeable for, NextEra Energy common stock, in public or private transactions, for consideration in cash or property, at any price NextEra Energy deems appropriate.

NextEra Energy will be required, within ten business days following the adjustment of any fixed settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to such fixed settlement rate was determined and setting forth the revised fixed settlement rates.

If an adjustment is made to a fixed settlement rate, an adjustment also will be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the purchase contract settlement date or any fundamental change early settlement date.

Termination of Purchase Contracts

The purchase contracts, and NextEra Energy’s rights and obligations and the rights and obligations of the holders of the Equity Units under the purchase contracts, including the right and obligation to purchase NextEra Energy common stock and the right to receive accumulated contract adjustment payments or deferred contract adjustment payments, will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to NextEra Energy.

Upon any termination, the collateral agent will release the FPL Group Capital debentures underlying applicable ownership interests in FPL Group Capital debentures, the Treasury portfolio or the Treasury securities, as the case may be, held by it from the pledge agreement to the purchase contract agent for distribution to the holders of the Corporate Units and the Treasury Units.  If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder.  Upon any termination, however, the release and distribution may be subject to a delay.  In the event that NextEra Energy becomes the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted.  NextEra Energy expects any such delay to be limited.  Moreover, claims relating to the FPL Group Capital debentures will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Pledged Securities and Pledge Agreement

The applicable ownership interests in the FPL Group Capital debentures, or, following a successful remarketing during the period for early remarketing, a special event redemption or a mandatory redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the applicable ownership interest in the Treasury securities that are a component of the Treasury Units, collectively referred to as the “pledged securities,” will be pledged to NextEra Energy through the collateral agent, for the benefit of NextEra Energy, pursuant to the pledge agreement to secure the obligations of holders of Equity Units to purchase NextEra Energy common stock under the related purchase contracts.  The rights of holders of Equity Units to the related pledged securities will be subject to NextEra Energy’s security interest created by the pledge agreement.

No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•                  in the case of Corporate Units, to substitute Treasury securities for the related FPL Group Capital debentures or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an FPL Group Capital Debenture;”

•                  in the case of Treasury Units, to substitute FPL Group Capital debentures or the applicable ownership interest in the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under “Description of the Equity Units—Recreating Corporate Units;” or

•                  upon the termination, early settlement or cash settlement of the related purchase contracts.

Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related FPL Group Capital debentures that are components of Corporate Units, including distribution, voting, redemption, repayment and liquidation rights.  Each holder of Treasury Units and each holder of the Corporate Units, if the Treasury portfolio has replaced the FPL Group Capital debentures as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts.  NextEra Energy will have no interest in the pledged securities other than its security interest.

Except as described in “Certain Other Provisions of the Purchase Contract Agreement and the Pledge Agreement—General,” the collateral agent will, upon receipt of payments, if any, on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry Only System

The Depository Trust Company, which, along with its successors in this capacity, is referred to as the depositary, will act as securities depositary for the Equity Units.  The Equity Units will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary’s nominee.  One or more fully-registered global security certificates, representing the total aggregate number of Equity Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form.  These laws may impair the ability to transfer beneficial interests in the Equity Units so long as the Equity Units are represented by global security certificates.

The depositary is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  The depositary holds securities for its participants.  The depositary also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to the depositary and those using its systems are on file with the SEC.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.  Neither NextEra Energy nor FPL Group Capital will have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

In the event that the depositary notifies NextEra Energy that the depositary is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice occurred and is continuing, certificates for the Equity Units will be printed and delivered in exchange for beneficial interests in the global security certificates.  NextEra Energy may also decide to discontinue use of the system of book-entry transfers through the depositary (or successor depositary).  In that event, Equity Units certificates will be printed and delivered.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Equity Units represented by these certificates for all purposes under the Equity Units and the purchase contract agreement.  Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the Equity Units represented by the global security certificates registered in their names, will not receive or be entitled to receive physical delivery of Equity Unit certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any Equity Units represented by these certificates for any purpose under the Equity Units or the purchase contract agreement.

All payments on the Equity Units represented by the global security certificates and all transfers and deliveries of related FPL Group Capital debentures, Treasury portfolios, Treasury securities and NextEra Energy common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee.  Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf.  Procedures for settlement of purchase contracts on September 1, 2013 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates.  Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.  Neither NextEra Energy, FPL Group Capital nor any of their agents, nor the purchase contract agent nor any of its agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

The information in this section concerning the depositary and its book-entry only system has been obtained from sources that NextEra Energy and FPL Group Capital believe to be reliable, but NextEra Energy, FPL Group Capital and the underwriter do not take responsibility for the accuracy of this information.

CERTAIN OTHER PROVISIONS OF THE PURCHASE CONTRACT
AGREEMENT AND THE PLEDGE AGREEMENT

This section briefly summarizes some of the material provisions of the purchase contract agreement and the pledge agreement that are not described elsewhere in this prospectus supplement.  This summary does not contain a complete description of the purchase contract agreement and the pledge agreement.  You should read this summary together with the purchase contract agreement and the pledge agreement for a complete understanding of all the provisions and for the definitions of some terms used in this summary.  The form of purchase contract agreement and pledge agreement have been previously filed with the SEC and are exhibits to the registration statement filed with the SEC of which this prospectus supplement and accompanying prospectus are a part.  In addition, the purchase contract agreement is subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

General

Except as described in “Description of the Purchase Contracts—Book-Entry Only System,” distributions on the Equity Units will be payable, purchase contracts will be settled (and documents related to the Equity Units and purchase contracts will be delivered), and transfers of the Equity Units will be registrable, at the office of the purchase contract agent in The City of New York.  In addition, if the Equity Units do not remain in book-entry only form, payment of distributions on the Equity Units may be made, at NextEra Energy’s option, by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

Shares of NextEra Energy common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code (see “Description of the Purchase Contracts—Termination of Purchase Contracts”)), at the office of the purchase contract agent upon presentation and surrender of the related Equity Unit certificate.

If a holder of outstanding Corporate Units or Treasury Units fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or before the purchase contract settlement date (or earlier upon early settlement), the shares of NextEra Energy common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent.  The shares, together with any distributions thereon, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, mutilated, lost or stolen, together with any indemnity that may be required by the purchase contract agent and NextEra Energy.

If the purchase contracts have terminated prior to the purchase contract settlement date, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the Equity Unit certificate evidencing the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution to any holder.

No service charge will be made for any registration of transfer or exchange of the Equity Units, except for any tax or other governmental charge that may be imposed in connection therewith.

Modification

The purchase contract agreement and the pledge agreement will contain provisions permitting NextEra Energy and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•                  to evidence the succession of another person to NextEra Energy’s obligations;

•                  to add to the covenants for the benefit of holders or to surrender any right or power of NextEra Energy under those agreements;

•                  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary;

•                  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions with respect to matters or questions arising under the purchase contract agreement and the pledge agreement, respectively, that do not adversely affect the interests of any holders in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract agreement and the pledge agreement, respectively, to the description of the Equity Units, the purchase contracts and the other components of the Equity Units contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders; or

•                  in the case of the purchase contract agreement only, to make provision with respect to the rights of holders pursuant to adjustments due to consolidations, mergers or other reorganization events.

The purchase contract agreement and the pledge agreement will contain provisions permitting NextEra Energy and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement.  However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification:

•                  change any payment date;

•                  change the amount or type of pledged securities related to the purchase contract;

•                  impair the right of the holder of any Equity Unit to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities;

•                  reduce any contract adjustment payments or any deferred contract adjustment payments, or change the place or currency of payment;

•                  impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments;

•                  except as required pursuant to any anti-dilution adjustment, reduce the number of shares of NextEra Energy common stock or the amount of any other property purchasable under a purchase contract, increase the price to purchase NextEra Energy common stock or any other property upon settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement or fundamental change early settlement or otherwise adversely affect the holder’s rights under a purchase contract in any material respect; or

•                  reduce the percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or, if referred to in the seven preceding bullet points, all of the holders of the affected class.

No Consent to Assumption

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by NextEra Energy or its trustee if NextEra Energy becomes the subject of a case under the U.S. Bankruptcy Code.

Consolidation, Merger, Sale or Conveyance

NextEra Energy will covenant in the purchase contract agreement that it will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless:

•                  NextEra Energy is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes NextEra Energy’s obligations under the purchase contracts, the purchase contract agreement, the pledge agreement, the guarantee agreement and the remarketing agreement; and

•                  NextEra Energy or the successor entity is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement, the guarantee agreement or the remarketing agreement or in material default in the performance of any of its other obligations under these agreements.

Title

NextEra Energy, FPL Group Capital, the purchase contract agent, the collateral agent and any agent of NextEra Energy, FPL Group Capital, the purchase contract agent or the collateral agent may treat the registered owner of an Equity Unit as the absolute owner of that Equity Unit for the purpose of making payments and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Equity Unit certificate will be replaced by NextEra Energy at the expense of the holder upon surrender of the certificate to the purchase contract agent.  Equity Units certificates that have been destroyed, lost or stolen will be replaced by NextEra Energy at the expense of the holder upon delivery to NextEra Energy and the purchase contract agent of evidence of the destruction, loss or theft satisfactory to NextEra Energy and the purchase contract agent.  In the case of a destroyed, lost or stolen Equity Unit certificate, an indemnity satisfactory to NextEra Energy and the purchase contract agent may be required at the expense of the holder of the Equity Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, NextEra Energy will not be obligated to issue any certificates for Corporate Units or Treasury Units on or after

•                  the business day immediately preceding the earliest of any early settlement date,

•                  any fundamental change early settlement date,

•                  the purchase contract settlement date or

•                  the date on which the purchase contracts have terminated.

The purchase contract agreement will provide that, in lieu of the delivery of a replacement Equity Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver NextEra Energy common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Defaults under the Purchase Contract Agreement

Within 90 days after the occurrence of any default by NextEra Energy in any of its obligations under the purchase contract agreement of which a responsible officer of the purchase contract agent (as defined in the purchase contract agreement) has actual knowledge, the purchase contract agent will give notice of such default to the holders of the Equity Units unless such default has been cured or waived.  Except for a default in any payment obligation under the purchase contract agreement, the purchase contract agent will be protected in withholding such notice if and so long as a responsible officer of the purchase contract agent in good faith determines that the withholding of such notice is in the interests of the holders of the Equity Units.

The purchase contract agent is not required to enforce any of the provisions of the purchase contract agreement against NextEra Energy.  Each holder of Equity Units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase NextEra Energy common stock as provided in such holder’s purchase contracts and generally exercise any other rights and remedies provided by law.

The holders of a majority of the outstanding purchase contracts voting as one class may waive any past default by NextEra Energy and its consequences, except a default (a) in any payment on any Equity Unit or (b) in respect of a provision of the purchase contract agreement which cannot be modified or amended without the consent of the holder of each outstanding Equity Unit affected.

The Trust Indenture Act of 1939 requires NextEra Energy to provide annually to the purchase contract agent a certificate of one of its principal officers as to NextEra Energy’s compliance with all conditions and covenants in the purchase contract agreement.

Governing Law

The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and interpreted in accordance with, the laws of the State of New York without regard to New York’s conflict of laws principles, except to the extent that the laws of any other jurisdiction are mandatorily applicable.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon will be the purchase contract agent.  The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time.  The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent.  The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced.  This resignation or replacement would be effective upon the appointment of a successor.

The Bank of New York Mellon also acts, and may act, as trustee under various indentures, trusts and guarantees of NextEra Energy and its affiliates, including as indenture trustee, security registrar and paying agent under the indenture and as guarantee trustee under the guarantee agreement.  NextEra Energy and its affiliates maintain various banking and trust relationships with The Bank of New York Mellon.

Information Concerning the Collateral Agent

Deutsche Bank Trust Company Americas will be the collateral agent.  The collateral agent will act solely as NextEra Energy’s agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The pledge agreement will contain provisions limiting the liability of the collateral agent.  The pledge agreement will contain provisions under which the collateral agent may resign or be replaced.  This resignation or replacement would be effective upon the appointment of a successor.

NextEra Energy and its affiliates maintain various banking and trust relationships with Deutsche Bank Trust Company Americas and its affiliates.

Miscellaneous

The purchase contract agreement will provide that NextEra Energy will pay all fees and expenses related to the offering of the Equity Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

Holders that elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and NextEra Energy will not be responsible for any of those fees or expenses.

CERTAIN TERMS OF THE FPL GROUP CAPITAL DEBENTURES

The information in this section adds to the information in the “Description of FPL Group Capital Senior Debt Securities” section beginning on page 25 of the accompanying prospectus.  Please read these two sections together.

General

FPL Group Capital will issue the FPL Group Capital debentures under the Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee.  An officer’s certificate will supplement the indenture and create the specific terms of the FPL Group Capital debentures.  In addition to acting as purchase contract agent with respect to the Equity Units, The Bank of New York Mellon acts as indenture trustee, security registrar and paying agent under the indenture and as guarantee trustee under the guarantee agreement with respect to the FPL Group Capital debentures.  Under the indenture, FPL Group Capital may issue an unlimited amount of additional debt securities.

The indenture provides that FPL Group Capital may not grant a lien on the capital stock of any of its majority-owned subsidiaries which shares of capital stock FPL Group Capital now or hereafter directly owns to secure indebtedness of FPL Group Capital without similarly securing the FPL Group Capital debentures, with certain exceptions.  However, the indenture does not limit the aggregate amount of indebtedness FPL Group Capital or its subsidiaries may issue or incur nor does it limit the ability of FPL Group Capital’s subsidiaries to grant a lien on any of their assets, including the capital stock of their respective subsidiaries.  The guarantee agreement referred to below under “—Mandatory Redemption” does not limit the aggregate amount of indebtedness that NextEra Energy and its subsidiaries may guarantee, issue or incur.

FPL Group Capital’s corporate parent, NextEra Energy, has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the FPL Group Capital debentures.  The FPL Group Capital debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of FPL Group Capital and NextEra Energy, respectively.  See “Description of FPL Group Guarantee of FPL Group Capital Senior Debt Securities” in the accompanying prospectus.

The FPL Group Capital debentures will not be subject to a sinking fund provision.  Unless an earlier redemption has occurred, the entire principal amount of the FPL Group Capital debentures will mature and become due and payable, together with any accrued and unpaid interest, on September 1, 2015.  Except as described below under “—Mandatory Redemption” and except for a special event redemption as described below under “—Special Event Redemption,” the FPL Group Capital debentures will not be redeemable by FPL Group Capital.

FPL Group Capital debentures which are a component of the Corporate Units will be issued in certificated form, will be in denominations of $1,000 and integral multiples of $1,000, without coupons; provided, however, that upon release by the collateral agent of FPL Group Capital debentures underlying the applicable ownership interests in the FPL Group Capital debentures pledged to secure the Corporate Units holders’ obligations under the related purchase contracts (other than any release of the FPL Group Capital debentures in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a fundamental change, or a remarketing, each as described under “Description of the Purchase Contracts”), the FPL Group Capital debentures will be issuable in denominations of $50 principal amount and integral multiples thereof.  The FPL Group Capital debentures may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below.

Payments on FPL Group Capital debentures issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the FPL Group Capital debentures.  Principal and interest with respect to certificated FPL Group Capital debentures will be payable, the transfer of the FPL Group Capital debentures will be registrable and FPL Group Capital debentures will be exchangeable for FPL Group Capital debentures of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 (unless the FPL Group Capital debentures have previously been issued in denominations of $50 and integral multiples thereof, in which case debentures will be exchangeable for a like aggregate principal amount in denominations of $50 and integral multiples of $50), at the office or agency maintained by FPL Group Capital for this purpose in The City of New York.  However, at FPL Group Capital’s option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in an FPL Group Capital debenture in the principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

The indenture trustee will initially be the security registrar and the paying agent for the FPL Group Capital debentures.  All transactions with respect to the FPL Group Capital debentures, including registration, transfer and exchange of the FPL Group Capital debentures, will be handled by the security registrar at an office in The City of New York designated by FPL Group Capital.  FPL Group Capital has initially designated the corporate trust office of the indenture trustee as that office.  In addition, holders of the FPL Group Capital debentures should address any notices to FPL Group Capital regarding the FPL Group Capital debentures to that office.  FPL Group Capital will notify holders of the FPL Group Capital debentures of any change in the location of that office.

Interest and Payment

Each FPL Group Capital debenture will bear interest initially at the rate of 1.90% per year from the original issuance date to, but excluding, the reset effective date or, if no successful remarketing of the FPL Group Capital debentures occurs, September 1, 2015.  On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, each a “quarterly interest payment date,” commencing December 1, 2010.  In addition, if the reset effective date falls on a day that is not also a quarterly interest payment date, holders of FPL Group Capital debentures will receive on such reset effective date a payment of accrued and unpaid interest from the most recent quarterly interest payment date to, but excluding, such reset effective date.  In addition, OID for U.S. federal income tax purposes will accrue on the FPL Group Capital debentures.

The interest rate on the FPL Group Capital debentures will be reset to the reset rate upon a successful remarketing as described above under “Description of the Purchase Contracts—Remarketing.”  The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date, in which case such interest payment date will be the reset effective date; provided that in the event of a successful remarketing during the final three-day remarketing period, the reset effective date will be September 1, 2013.  Following a successful remarketing of the FPL Group Capital debentures, the FPL Group Capital debentures will bear interest from the reset effective date at the reset rate to, but excluding, September 1, 2015.  From the reset effective date, interest payments on all FPL Group Capital debentures will be paid semi-annually in arrears on interest payment dates to be selected by FPL Group Capital.  Semi-annual interest payments will include interest accrued from and including the immediately preceding semi-annual interest payment date or, in the case of the first semi-annual interest payment date following the reset effective date, from the reset effective date.

If no successful remarketing of the FPL Group Capital debentures occurs, the interest rate on the FPL Group Capital debentures will not be reset and interest payments on all FPL Group Capital debentures will remain payable quarterly in arrears on the original quarterly interest payment dates.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly or semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.  Interest on the FPL Group Capital debentures will be payable to the holders of FPL Group Capital debentures as they appear on the books and records of the securities registrar on the relevant record dates which, as long as all of the FPL Group Capital debentures remain in certificated form and are held by the purchase contract agent or are held in book-entry only form, will be one business day prior to the relevant payment date.  In the event that FPL Group Capital debentures remain in certificated form but are not held by the purchase contract agent or are not held in book-entry only form, FPL Group Capital shall have the right to select relevant record dates, which shall be at least one business day but no more than 60 business days prior to the relevant payment dates, and to make payments by check mailed to the address of the holder as of the relevant record date.  In the event that any date on which interest is payable on the FPL Group Capital debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay.  However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

Market Reset Rate

The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the FPL Group Capital debentures and will be determined by the remarketing agent.  In the case of a reset prior to the final three-day remarketing period, which rate would be effective on the third day following the date of such successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, the reset rate will be the rate determined by the remarketing agent as the rate the FPL Group Capital debentures should bear in order for the FPL Group Capital debentures that are a component of the Corporate Units to have an approximate aggregate market value on the reset effective date of 100% of the Treasury portfolio purchase price described under “Description of the Purchase Contracts—Remarketing” plus the applicable remarketing fee.  In the case of a reset during the final three-day remarketing period, the reset rate will be the rate determined by the remarketing agent as the rate the FPL Group Capital debentures should bear in order for each FPL Group Capital debenture to have an approximate market value of 100% of the principal amount of the FPL Group Capital debenture plus the applicable remarketing fee.  The reset rate will in no event exceed the maximum rate permitted by applicable law.

If the FPL Group Capital debentures are not successfully remarketed, the interest rate will not be reset and the FPL Group Capital debentures will continue to bear interest at the initial annual interest rate of 1.90%, payable quarterly in arrears.

Optional Remarketing

On or prior to the second business day, but no earlier than the fifth business day immediately preceding the first of the three sequential remarketing dates of any three-day remarketing period, holders of FPL Capital Group debentures that are not components of Corporate Units may elect to have their FPL Group Capital debentures remarketed in the same manner as FPL Group Capital debentures that are components of Corporate Units by delivering their FPL Group Capital debentures, along with a notice of this election to the custodial agent.  By delivering such notice, holders will elect to have their FPL Group Capital debentures remarketed in each remarketing attempt during the applicable three-day remarketing period.  The custodial agent will hold the FPL Group Capital debentures in an account separate from the collateral account in which the pledged securities will be held.  Holders of FPL Group Capital debentures electing to have those FPL Group Capital debentures remarketed will also have the right to withdraw the election on or prior to the second business day immediately preceding the first of the three sequential remarketing dates of the applicable three-day remarketing period.  If each remarketing attempt during the applicable three-day remarketing period is unsuccessful, the custodial agent will return the FPL Group Capital debentures that are not a component of the Corporate Units to their holders and these holders may elect to have their FPL Group Capital debentures included in the remarketings during each subsequent three-day remarketing period by redelivering their FPL Group Capital debentures and notice of election in the manner described in this paragraph.  Holders of Treasury Units that are also holders of FPL Group Capital debentures that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units on or prior to the second business day immediately prior to the first of the three sequential remarketing dates of any three-day remarketing period.

Put Option Following Unsuccessful Final Remarketing

If the FPL Group Capital debentures have not been successfully remarketed prior to the purchase contract settlement date, the holders of the FPL Group Capital debentures that are not a component of Corporate Units will have the right to put their FPL Group Capital debentures to FPL Group Capital on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

Events of Default

In addition to the events of default relating to any series of debt securities issued under the indenture, as set forth under the “Description of FPL Group Capital Senior Debt Securities—Events of Default” section on page 31 of the accompanying prospectus, each of the following events will be an event of default under the Indenture with respect to the FPL Group Capital debentures:

(1)          NextEra Energy consolidates with or merges into any other entity or conveys, transfers or leases substantially all of its properties and assets to any entity, unless

(a)          the entity formed by such consolidation or into which NextEra Energy is merged, or the entity to which NextEra Energy conveys, transfers or leases substantially all of its properties and assets is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes the obligations of NextEra Energy under the guarantee agreement; and

(b)         immediately after giving effect to such transaction, no event of default under the indenture and no event that, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing; or

(2)          FPL Group Capital fails to redeem any of the FPL Group Capital debentures that it is required to redeem as described under “—Mandatory Redemption” below.

Mandatory Redemption

The following constitute “Guarantor Events” with respect to the FPL Group Capital debentures:

(1)          the guarantee agreement, dated as of June 1, 1999, between NextEra Energy, as guarantor, and The Bank of New York Mellon, as guarantee trustee, ceases to be in full force and effect;

(2)          a court issues a decree ordering or acknowledging the bankruptcy or insolvency of NextEra Energy, or appointing a custodian, receiver or other similar official for NextEra Energy, or ordering the winding up or liquidation of its affairs, and the decree remains in effect for 90 days; or

(3)          NextEra Energy seeks or consents to relief under federal or state bankruptcy or insolvency laws, or to the appointment of a custodian, receiver or other similar official for NextEra Energy, or makes an assignment for the benefit of its creditors, or admits in writing that it is bankrupt or insolvent.

FPL Group Capital shall, if a Guarantor Event occurs and is continuing, redeem all of the outstanding FPL Group Capital debentures within 60 days after the occurrence of the Guarantor Event at a redemption price described below unless, within 30 days after the occurrence of the Guarantor Event, Standard & Poor’s Ratings Services (a Division of The McGraw-Hill Companies, Inc.) and Moody’s Investors Service, Inc. (if the FPL Group Capital debentures are then rated by those rating agencies, or, if the FPL Group Capital debentures are then rated by only one of those rating agencies, then such rating agency, or, if the FPL Group Capital debentures are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the FPL Group Capital debentures is investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

If a Guarantor Event occurs and FPL Group Capital is not required to redeem the FPL Group Capital debentures as described above, FPL Group Capital will provide to the indenture trustee and the holders of the FPL Group Capital debentures annual and quarterly reports containing the information that FPL Group Capital would be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections.  If FPL Group Capital is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the SEC pursuant to those Sections will satisfy this requirement.

If FPL Group Capital is required to redeem all of the outstanding FPL Group Capital debentures following a Guarantor Event:

(1)          prior to September 1, 2013, if the purchase contracts have been previously or concurrently terminated as described in “Description of the Purchase Contracts—Termination of Purchase Contracts,” the mandatory redemption price will be equal to the principal amount of each FPL Group Capital debenture plus accrued and unpaid interest, if any, to the date of redemption;

(2)          prior to September 1, 2013, if the purchase contracts have not been so previously or concurrently terminated, the mandatory redemption price will be equal to, for each FPL Group Capital debenture, the redemption amount described below under “—Special Event Redemption” plus accrued and unpaid interest, if any, to the date of redemption; or

(3)          on or after September 1, 2013, the mandatory redemption price will be equal to the principal amount of each FPL Group Capital debenture, plus accrued and unpaid interest to the date of redemption.

Special Event Redemption

If a special event occurs and is continuing, FPL Group Capital may, at its option, redeem the FPL Group Capital debentures in whole but not in part at any time at a price, which is referred to as the redemption price, equal to, for each FPL Group Capital debenture, the redemption amount described below plus accrued and unpaid interest, if any, to the date of redemption.  Installments of interest on FPL Group Capital debentures which are due and payable on or prior to a redemption date will be payable to the holders of the FPL Group Capital debentures registered as such at the close of business on the relevant record dates.  If, following the occurrence of a special event, FPL Group Capital exercises its option to redeem the FPL Group Capital debentures, the proceeds of the redemption will be payable in cash to the holders of the FPL Group Capital debentures which are not part of Corporate Units.  If the special event redemption occurs prior to a successful remarketing of the FPL Group Capital debentures, or if the FPL Group Capital debentures are not successfully remarketed, prior to the purchase contract settlement date, the redemption price for the FPL Group Capital debentures forming a part of the Corporate Units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders.  Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in the FPL Group Capital debentures and will be pledged to NextEra Energy through the collateral agent to secure the Corporate Unit holders’ obligations to purchase NextEra Energy common stock under the purchase contracts.

“Special event” means either an accounting event or a tax event, each as defined below.

“Accounting event” means the receipt by the audit committee of NextEra Energy’s Board of Directors (or, if there is no such committee, by such Board of Directors) of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from NextEra Energy’s independent auditors, provided at the request of NextEra Energy management, to the effect that, as a result of a change in accounting rules that becomes effective after the date of original issuance of the FPL Group Capital debentures, NextEra Energy must either (a) account for the purchase contracts as derivatives (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in NextEra Energy’s income statement) or (b) account for the Equity Units using the if-converted method, and that such accounting treatment will cease to apply upon redemption of the FPL Group Capital debentures.

“Tax event” means the receipt by FPL Group Capital of an opinion of nationally recognized independent tax counsel experienced in such matters (which may be Morgan, Lewis & Bockius LLP or Squire, Sanders & Dempsey L.L.P.) to the effect that there is more than an insubstantial risk that interest payable by FPL Group Capital on the FPL Group Capital debentures would not be deductible, in whole or in part, by FPL Group Capital for U.S. federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

“Redemption amount” means

•                  in the case of a special event redemption occurring prior to the earlier of (a) a successful remarketing or (b) the purchase contract settlement date, for each FPL Group Capital debenture, the product of the principal amount of that FPL Group Capital debenture and a fraction, the numerator of which is the Treasury portfolio purchase price and the denominator of which is the aggregate principal amount of the FPL Group Capital debentures included in Corporate Units on the special event redemption date, and

•                  in the case of a special event redemption occurring on or after the earlier of (a) a successful remarketing or (b) the purchase contract settlement date, for each FPL Group Capital debenture outstanding on the special event redemption date, the principal amount of the FPL Group Capital debenture.

Depending on the amount of the Treasury portfolio purchase price, the redemption amount could be less than or greater than the principal amount of the FPL Group Capital debentures.

As used in this context, “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in The City of New York to the quotation agent on the third business day immediately preceding the special event redemption date for the purchase of the special event Treasury portfolio for settlement on the special event redemption date.

The Treasury portfolio to be purchased in connection with a special event redemption, or a special event Treasury portfolio, will consist of:

•                  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 31, 2013 in an aggregate amount at maturity equal to the aggregate principal amount of the FPL Group Capital debentures which are components of the Corporate Units, and

•                  with respect to each scheduled interest payment date on the FPL Group Capital debentures that occurs after the special event redemption date and on or prior to September 1, 2013, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the FPL Group Capital debentures which are components of the Corporate Units on that date (assuming the interest rate of the FPL Group Capital debentures was not reset).

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of FPL Group Capital debentures to be redeemed at its registered address.  Unless FPL Group Capital defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the FPL Group Capital debentures.  In the event any FPL Group Capital debentures are called for redemption, neither FPL Group Capital nor the indenture trustee will be required to register the transfer of or exchange the FPL Group Capital debentures to be redeemed.

Book-Entry and Settlement

FPL Group Capital debentures which are released from the pledge following substitution of collateral or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee.  Except under the limited circumstances described below or except upon recreation of Corporate Units, FPL Group Capital debentures represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, FPL Group Capital debentures in certificated form.  The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form.  These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of FPL Group Capital debentures in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing FPL Group Capital debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee.  Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

In the event that

•                  the depositary notifies FPL Group Capital that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•                  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after FPL Group Capital learns that the depositary has ceased to be so registered, or

•                  FPL Group Capital determines in its sole discretion that it will no longer have FPL Group Capital debentures represented by global securities or permit any the global security certificates to be exchangeable, certificates for the FPL Group Capital debentures will be printed and delivered in exchange for beneficial interests in the global security certificates.  Any global debenture certificate that is exchangeable pursuant to the preceding sentence shall be exchangeable for FPL Group Capital debenture certificates registered in the names directed by the depositary.  FPL Group Capital expects that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

DESCRIPTION OF NEXTERA ENERGY COMMON STOCK

The information in this section replaces the information in the “Description of FPL Group Common Stock” section on page 13 of the accompanying prospectus.

The following summary description of the terms of the NextEra Energy common stock is not intended to be complete.  The description is qualified in its entirety by reference to the provisions of NextEra Energy’s Charter and bylaws as currently in effect, the other documents described below, and applicable laws.  Copies of the foregoing documents have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and may be obtained as described under “Incorporation by Reference” on page 11 of the accompanying prospectus.

Authorized and Outstanding Capital Stock

NextEra Energy’s Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

•                  800,000,000 shares of common stock; and

•                  100,000,000 shares of preferred stock.

As of June 30, 2010, there were 415,841,893 shares of common stock and no shares of preferred stock issued and outstanding.  As of the same date, NextEra Energy’s board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

Voting Rights.  In general, each holder of NextEra Energy common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of NextEra Energy common stock, including the election of directors.  Each holder of NextEra Energy common stock is entitled to attend all special and annual meetings of NextEra Energy’s shareholders.  The holders of NextEra Energy common stock do not have cumulative voting rights.

In general, if a quorum exists at a meeting of NextEra Energy’s shareholders, unless a greater or different vote is required by the Florida Act, the Charter or the bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast.  Other voting rights of shareholders are described below under “Anti-Takeover Effects of Provisions in NextEra Energy’s Charter and Bylaws.”

Dividend Rights.  The holders of NextEra Energy common stock are entitled to participate on an equal per-share basis in any dividends declared on NextEra Energy common stock by NextEra Energy’s board of directors out of funds legally available for dividend payments.

The declaration and payment of dividends on NextEra Energy common stock is within the sole discretion of NextEra Energy’s board of directors.  NextEra Energy’s Charter does not limit the dividends that may be paid on NextEra Energy common stock.

The ability of NextEra Energy to pay dividends on NextEra Energy common stock is currently subject to, and in the future may be limited by:

•                  various risks which affect the businesses of Florida Power & Light Company and NextEra Energy’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NextEra Energy; and

•                  various contractual restrictions applicable to NextEra Energy and some of its subsidiaries, including those described below.

Florida Power & Light Company is subject to the terms of its Mortgage.  In specified circumstances, the terms of the Mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to NextEra Energy.  As of the date of this prospectus supplement, Florida Power & Light Company’s ability to pay dividends to NextEra Energy was not restricted by the terms of the Mortgage.

Other contractual restrictions on the dividend-paying ability of NextEra Energy or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements.  NextEra Energy has previously issued equity units and is issuing equity units pursuant to this offering.  In accordance with the terms of both issuances of equity units, NextEra Energy has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date.  In the event that NextEra Energy exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, NextEra Energy would not be able, with limited exceptions, to pay dividends on NextEra Energy common stock.  FPL Group Capital has issued junior subordinated debentures that are guaranteed by NextEra Energy.  FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities.  NextEra Energy, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (1) provide them with rights to defer the payment of interest or other payments and (2) contain dividend restrictions in the event of the exercise of such rights.  In the event that NextEra Energy or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NextEra Energy would not be able, with limited exceptions, to pay dividends on NextEra Energy common stock during the periods in which such payments were deferred or such payment defaults continued.  In the event that Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to NextEra Energy or any other holder of its common stock or preferred stock during the periods in which such payments were deferred.  In addition, NextEra Energy, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on NextEra Energy’s ability to pay dividends on NextEra Energy common stock and on Florida Power & Light Company’s ability to pay dividends to any holder of its common stock or preferred stock, including NextEra Energy.

In addition, the right of the holders of NextEra Energy common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NextEra Energy preferred stock that may be issued in the future, and the right of the holders of FPL Group Capital or Florida Power & Light Company common stock or preferred stock, including NextEra Energy, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL Group Capital or Florida Power & Light Company preferred stock that may be issued in the future.

Liquidation Rights.  If there is a liquidation, dissolution or winding up of NextEra Energy, the holders of NextEra Energy common stock are entitled to share equally and ratably in any assets remaining after NextEra Energy has paid, or provided for the payment of, all of its debts and other liabilities, and after NextEra Energy has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

Other Rights.  The holders of NextEra Energy common stock do not have any preemptive, subscription, conversion or sinking fund rights. NextEra Energy common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NextEra Energy’s Charter and Bylaws

NextEra Energy’s Charter and bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NextEra Energy’s board of directors and management oppose even if a change in control of NextEra Energy might be beneficial to the interests of holders of NextEra Energy common stock.

NextEra Energy’s Charter Provisions.  Among NextEra Energy’s Charter provisions that could have an anti-takeover effect are those that:

•                  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which NextEra Energy’s Charter defines to include NextEra Energy common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

•                  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

•                  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

•                  limit the persons who may call a special meeting of shareholders to the chairman of the NextEra Energy board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

•                  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain “business combinations” with an “interested shareholder,” as those terms are defined in NextEra Energy’s Charter, or the interested shareholder’s affiliate, unless such transactions are approved by a majority of the “continuing directors,” as defined in NextEra Energy’s Charter, or, in some cases, unless specified minimum price and procedural requirements are met;

•                  require any action by shareholders to amend or repeal the NextEra Energy bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

•                  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NextEra Energy’s Charter, including the foregoing provisions.

NextEra Energy’s Charter defines the term “interested shareholder” to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term “continuing director” to include any director who is not an affiliate of an interested shareholder.   The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

The term “business combination” is defined in NextEra Energy’s Charter to include the following transactions:

•                  any merger or consolidation of NextEra Energy or any direct or indirect majority-owned subsidiary with (1) any interested shareholder or (2) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of NextEra Energy or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

•                  the issuance or transfer by NextEra Energy or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of NextEra Energy or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

•                  the adoption of any plan or proposal for the liquidation or dissolution of NextEra Energy proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

•                  any reclassification of securities (including any reverse stock split) or recapitalization of NextEra Energy, or any merger or consolidation of NextEra Energy with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of NextEra Energy or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

For purposes of the foregoing “business combination” provisions, NextEra Energy’s Charter defines the term “subsidiary” as any corporation of which NextEra Energy owns, directly or indirectly, a majority of any class of equity securities.

The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Act described below.

Bylaw Provisions.  The NextEra Energy bylaws contain some of the foregoing provisions contained in NextEra Energy’s Charter.  The bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NextEra Energy.  In addition, the bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders.  These provisions generally require a shareholder to submit in writing to NextEra Energy’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting.  The bylaws also require a shareholder to submit in writing to NextEra Energy’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting.  For the shareholder’s notice to be in proper form, it must include all of the information specified in the bylaws.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

Affiliated Transactions.  As a Florida corporation, NextEra Energy is subject to the Florida Act, which provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder.  The Florida Act defines an “interested shareholder” as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation.  The affiliated transactions covered by the Florida Act include, with specified exceptions:

•                  mergers and consolidations to which the corporation and the interested shareholder are parties;

•                  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•                  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

•                  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•                  any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•                  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

•                  the transaction has been approved by a majority of the corporation’s disinterested directors;

•                  the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction;

•                  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

•                  specified fair price and procedural requirements are satisfied.

The foregoing restrictions do not apply if the corporation’s original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions.  NextEra Energy’s Charter and bylaws do not contain such a provision.

Control-Share Acquisitions.  The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.  The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•                  one-fifth or more, but less than one-third, of all voting power of the corporation;

•                  one-third or more, but less than a majority, of all voting power of the corporation; or

•                  a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•                  is approved by the corporation’s board of directors; or

•                  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute.  The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances.  NextEra Energy’s Charter and bylaws do not contain any such provisions.

Preferred Stock

NextEra Energy’s Charter authorizes NextEra Energy’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights.  NextEra Energy’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time.  The rights and privileges of holders of NextEra Energy common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NextEra Energy’s board of directors may authorize for issuance from time to time.  Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of NextEra Energy common stock and could discourage any attempt to effect a change in control of NextEra Energy, even if such a transaction would be beneficial to the interests of holders of NextEra Energy common stock.  See the description of NextEra Energy’s preferred stock in “Description of FPL Group Preferred Stock” in the accompanying prospectus.

Indemnification

Florida law generally provides that a Florida corporation, such as NextEra Energy, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur.  Florida law also limits the liability of directors to NextEra Energy and other persons.  NextEra Energy’s bylaws contain provisions requiring NextEra Energy to indemnify its directors, officers, employees and agents under specified conditions.  In addition, NextEra Energy carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Registrar

The transfer agent and registrar for NextEra Energy common stock is currently Computershare Investor Services, LLC (“Computershare”).  Effective October 29, 2010, Computershare will assign its transfer agent and registrar responsibilities to its affiliate, Computershare Trust Company, N.A.

Listing

NextEra Energy common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units, applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities) and NextEra Energy common stock acquired under a purchase contract.  Unless otherwise stated, this summary deals only with Equity Units, applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities) and NextEra Energy common stock held as capital assets (generally, assets held for investment) by holders that are U.S. persons (defined below) that purchase Equity Units upon original issuance.  The tax treatment of a holder may vary depending on the holder’s particular situation.  This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, insurance companies, broker dealers, tax-exempt organizations, foreign taxpayers, regulated investment companies, persons holding Equity Units, applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities), or shares of NextEra Energy common stock as part of a straddle, hedge, conversion transaction or other integrated investment and persons whose functional currency is not the U.S. dollar.  In addition, this summary does not address any aspects of state, local, or foreign tax laws.  This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis.  Holders should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning, and disposing of the Equity Units, applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities) or NextEra Energy common stock acquired under a purchase contract, including the application and effect of United States federal, state, local and foreign tax laws.

For purposes of this summary, the term “U.S. person” means:

•                  an individual who is a citizen or resident of the United States,

•                  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•                  an estate the income of which is subject to United States federal income taxation regardless of its source, or

•                  a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

A “non-U.S. holder” is a holder that is an individual, corporation, estate or trust that is not a U.S. person.

If a partnership (or any other entity treated as a partnership for United States federal income tax purposes) holds Equity Units, any component thereof including applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities), or any NextEra Energy common stock acquired under a purchase contract, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Partners of partnerships holding any of the above instruments should consult their tax advisors.

The IRS has issued a ruling addressing certain aspects of instruments substantially similar to the Equity Units.  In the ruling, the IRS concluded that the notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes.  However, notwithstanding the ruling, there is no assurance that the IRS or a court will agree with the tax consequences described below.  Holders should consult their own tax advisors with respect to the tax consequences to them of purchasing, owning and disposing of the Equity Units, any component thereof including applicable ownership interests in FPL Group Capital debentures (or the Treasury portfolio, or Treasury securities), and any NextEra Energy common stock acquired under a purchase contract, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in the U.S. federal or other tax laws.

U.S. Holders

Allocation of Purchase Price

A holder’s acquisition of an Equity Unit will be treated as an acquisition of a unit consisting of two components, an applicable ownership interest in an FPL Group Capital debenture (or the Treasury portfolio, or Treasury securities) and a related purchase contract.  The purchase price of each Equity Unit will be allocated between the components in proportion to their respective fair market values at the time of purchase.  The allocation will establish a holder’s initial tax basis in the applicable ownership interest in the FPL Group Capital debenture (or the Treasury portfolio, or Treasury securities) and the purchase contract.  FPL Group Capital will report the fair market value of the applicable ownership interest in the FPL Group Capital debenture as $49.25 and NextEra Energy will report the fair market value of each purchase contract as $0.  This position will be binding upon holders (but not on the IRS) unless holders explicitly disclose a contrary position on a statement attached to their timely filed U.S. federal income tax returns for the taxable year in which an Equity Unit is acquired.  Thus, absent such disclosure, holders should allocate the purchase price for an Equity Unit in accordance with the foregoing.  The remainder of this discussion assumes that this allocation of purchase price will be respected for U.S. federal income tax purposes.

Ownership of Applicable Interests in the FPL Group Capital Debentures or Treasury Securities

Holders will be treated as owning the applicable interests in FPL Group Capital debentures or Treasury securities constituting a part of the Corporate Units or Treasury Units, respectively, for U.S. federal income tax purposes.  NextEra Energy, FPL Group Capital and, by virtue of their acquisition of Equity Units, holders agree to treat the applicable interests in the FPL Group Capital debentures or Treasury securities constituting a part of the Equity Units as owned by holders for United States federal income tax purposes, and the remainder of this summary assumes such treatment.  The U.S. federal income tax consequences of owning the applicable interests in the FPL Group Capital debentures or Treasury securities are discussed below (see “— FPL Group Capital Debentures,” “—Treasury Securities” and “—Remarketing, Special Event Redemption and Mandatory Redemption of FPL Group Capital debentures”).

Sales, Exchanges or Other Taxable Dispositions of Equity Units

If holders sell, exchange or otherwise dispose of an Equity Unit in a taxable disposition (a “disposition”), they will be treated as having sold, exchanged or disposed of each of the purchase contract and the applicable ownership interest in the FPL Group Capital debenture, or the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, that constitute such Equity Unit, and the proceeds realized on such disposition will be allocated among the components of the Equity Unit in proportion to the respective fair market values of the components.  As a result, a holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received that is allocable to the component and the holder’s adjusted tax basis in the applicable component, except to the extent the holder is treated as receiving an amount with respect to accrued interest, accrued contract adjustment payments or deferred contract adjustment payments on the purchase contract, which amount may be treated as ordinary income to the extent not previously included in income.  In the case of the purchase contract, or the applicable ownership interest in the Treasury portfolio and Treasury securities, such gain or loss will generally be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if holders held the particular component for more than one year immediately prior to such disposition.  Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates with respect to long-term capital gains.  The deductibility of capital losses is subject to certain limitations.  The rules governing the determination of the character of gain or loss on the disposition of applicable ownership interests in FPL Group Capital debentures are summarized under “—FPL Group Capital debentures—Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in FPL Group Capital debentures.”

If the disposition of an Equity Unit occurs when the purchase contract has a negative value, holders should be considered to have received additional consideration for the applicable ownership interest in the FPL Group Capital debenture, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligation under the purchase contract.  Because, as discussed below, any gain on the disposition of applicable ownership interests in FPL Group Capital debentures prior to the purchase contract settlement date generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited.  Holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

In determining gain or loss, contract adjustment payments or deferred contract adjustment payments that have been received by holders, but have not previously been included in their income, should either reduce their adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract.  Any contract adjustment payments or deferred contract adjustment payments previously included in holders’ income, but not received by the holders should increase their adjusted tax basis in the purchase contract (see “—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments” below).

FPL Group Capital Debentures

The discussion in this section will apply to holders if they hold applicable ownership interests in FPL Group Capital debentures or Corporate Units that include applicable ownership interests in FPL Group Capital debentures.

Original Issue Discount.  Because of the manner in which the interest rate on the FPL Group Capital debentures is to be reset, the FPL Group Capital debentures should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, or OID, as set forth in the applicable Treasury Regulations.  FPL Group Capital intends to treat the FPL Group Capital debentures in that manner, and the remainder of this discussion assumes that the FPL Group Capital debentures will be so treated for U.S. federal income tax purposes.  As discussed more fully below, the effects of applying such method will be:

•                  to require holders, regardless of their usual method of tax accounting, to use an accrual method with respect to the interest income on their applicable ownership interests in FPL Group Capital debentures;

•                  for all accrual periods through the reset effective date, and possibly for accrual periods thereafter with respect to applicable ownership interests in FPL Group Capital debentures, to require holders to accrue interest income in excess of interest payments actually received; and

•                  generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of applicable ownership interests in FPL Group Capital debentures.

See “—Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in FPL Group Capital Debentures.”

Holders will be required to accrue OID on a constant yield to maturity basis based on the “comparable yield” of the FPL Group Capital debentures.  The comparable yield of the FPL Group Capital debentures will generally be the rate at which FPL Group Capital would issue a fixed rate debt instrument with terms and conditions similar to the FPL Group Capital debentures (which rate will exceed the current interest payments on the FPL Group Capital debentures).  FPL Group Capital has determined that, for the FPL Group Capital debentures, the comparable yield is 2.70% and the projected payments, per $50 applicable ownership interest of FPL Group Capital debentures, are $0.18 on December 1, 2010, $0.24 for each subsequent quarter ending on or prior to September 1, 2013 and $0.78 for each semi-annual period ending after September 1, 2013.  FPL Group Capital has also determined that the projected payment for the FPL Group Capital debentures, per $50 applicable ownership interest of FPL Group Capital debentures, at the maturity date is $50.78 (which includes the stated principal amount of the FPL Group Capital debentures as well as the final projected interest payment).  The amount of OID on an FPL Group Capital debenture for each accrual period is determined by multiplying the comparable yield of the FPL Group Capital debenture (adjusted for the length of the accrual period) by the FPL Group Capital debenture’s adjusted issue price at the beginning of the accrual period.  Based on the allocation of the purchase price of each Corporate Unit described above, the adjusted issue price of each applicable ownership interest in an FPL Group Capital debenture, per $50 applicable ownership interest of FPL Group Capital debentures, at the beginning of the first accrual period will be $49.25, and the adjusted issue price of each applicable ownership interest in an FPL Group Capital debenture at the beginning of each subsequent accrual period will be equal to $49.25, increased by any OID previously accrued by holders on such applicable ownership interest in the FPL Group Capital debenture and decreased by the amount of projected payments on such applicable ownership interest in the FPL Group Capital debenture through such date.  The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that holders hold such applicable ownership interest in the FPL Group Capital debenture.

If, after the date on which the interest rate on the FPL Group Capital debentures is reset, the remaining amounts of principal and interest payable on an applicable ownership interest in FPL Group Capital debentures differ from the payments set forth on the applicable projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by holders as adjustments to interest income in a reasonable manner over the period to which they relate.

A holder is generally bound by the comparable yield and projected payment schedules for applicable ownership interests in FPL Group Capital debentures provided by FPL Group Capital unless either is unreasonable.  If a holder decides to use its own comparable yield and projected payment schedules, the holder must explicitly disclose this fact and the reason for using different comparable yield and projected payment schedules.  In general, this disclosure must be made on a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the date of the holder’s acquisition of the applicable ownership interests in FPL Group Capital debentures.

The foregoing comparable yield and projected payment schedules are supplied by FPL Group Capital solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that holders will actually receive as a result of owning applicable ownership interests in FPL Group Capital debentures or Corporate Units.

Adjustment to Tax Basis in Applicable Ownership Interests in FPL Group Capital Debentures.  A holder’s tax basis in an applicable ownership interest in FPL Group Capital debentures will be increased by the amount of

OID included in income with respect to such applicable ownership interest in FPL Group Capital debentures and decreased by the amount of projected payments with respect to such applicable ownership interest in FPL Group Capital debentures through the computation date.

Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in FPL Group Capital Debentures.  Holders will recognize gain or loss on a disposition of an applicable ownership interest in FPL Group Capital debentures (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by holders on the disposition of the applicable ownership interest in FPL Group Capital debentures and their adjusted tax basis in the applicable ownership interest in FPL Group Capital debentures.  Selling expenses incurred by holders, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by holders upon a disposition of applicable ownership interests in FPL Group Capital debentures.  Gain recognized on the disposition of applicable ownership interests in FPL Group Capital debentures prior to the purchase contract settlement date will be treated as ordinary interest income.  Loss recognized on the disposition of applicable ownership interests in FPL Group Capital debentures prior to the purchase contract settlement date will be treated as ordinary loss to the extent of the holders’ prior inclusions of OID on the applicable ownership interests in FPL Group Capital debentures.  Any loss in excess of such amount will be treated as a capital loss.  In general, gain recognized on the disposition of applicable ownership interests in FPL Group Capital debentures on or after the purchase contract settlement date will be ordinary interest income to the extent attributable to the excess, if any, of the present value of the total remaining principal and interest payments due on the applicable ownership interests in FPL Group Capital debentures over the present value of the total remaining payments set forth on the projected payment schedule for such applicable ownership interests in FPL Group Capital debentures.  Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss.  Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Treasury Securities

The discussion in this section will apply to holders that hold Treasury Units or Treasury securities.

Original Issue Discount.  If holders hold Treasury Units, they will be required to treat their ownership interest in the Treasury securities included in a Treasury Unit as an interest in a bond that was originally issued on the date they acquired the Treasury securities.  Any such Treasury securities that are owned or treated as owned by holders will have OID equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof.  Holders will be required to include such OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of their regular method of tax accounting and in advance of the receipt of cash attributable to such OID.  A holder’s adjusted tax basis in the Treasury securities will be increased by the amounts of such OID included in such holder’s gross income.

Sales, Exchanges or Other Taxable Dispositions of Treasury Securities.  As discussed below, in the event that holders obtain the release of Treasury securities by delivering applicable ownership interests in FPL Group Capital debentures to the collateral agent, holders generally will not recognize gain or loss upon such substitution.  Holders will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount realized by holders on such disposition and their adjusted tax basis in the Treasury securities.  Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such Treasury securities for more than one year immediately prior to such disposition.  Under United States federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Purchase Contracts

Contract Adjustment Payments and Deferred Contract Adjustment Payments.  There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear.  Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to holders when received or accrued, in accordance with their regular method of tax accounting.  To the extent NextEra Energy is required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, it intends to report such payments as taxable ordinary income to holders.  Holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments.

The treatment of contract adjustment payments and deferred contract adjustment payments could affect a holder’s adjusted tax basis in a purchase contract or NextEra Energy common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of an Equity Unit or the termination of a purchase contract.  In particular, any contract adjustment payments or deferred contract adjustment payments that have been:

•                  included in holders’ income, but not paid to them, should increase their adjusted tax basis in the purchase contract; and

•                  paid to holders, but not included in their income, should either reduce their adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract.

See “—Acquisition of NextEra Energy common stock Under a Purchase Contract,” “—Sales, Exchanges or Other Taxable Dispositions of Equity Units” and “—Termination of Purchase Contract.”

Acquisition of NextEra Energy common stock Under a Purchase Contract.  Holders generally will not recognize gain or loss on the purchase of NextEra Energy common stock under a purchase contract, including upon early settlement upon a fundamental change or any other early settlement, except with respect to any cash paid in lieu of a fractional share of NextEra Energy common stock.  Holders’ aggregate initial tax basis in NextEra Energy common stock received under a purchase contract should generally equal the purchase price paid for such common stock, plus the properly allocable portion of their adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share.  The holding period for NextEra Energy common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Ownership of NextEra Energy common stock Acquired Under the Purchase Contract.  Any distribution on NextEra Energy common stock paid by NextEra Energy out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by holders when received.  Any such dividend will be eligible for the dividends received deduction if the holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.  Under current law, for tax years beginning before 2011, individuals who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.

Upon a disposition of NextEra Energy common stock, holders generally will recognize capital gain or loss equal to the difference between the amount realized and their adjusted tax basis in NextEra Energy common stock.  Such capital gain or loss generally will be long-term capital gain or loss if they held such common stock for more than one year immediately prior to such disposition.  Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Early Settlement of Purchase Contract.  Holders will not recognize gain or loss on the receipt of their proportionate share of applicable interests in FPL Group Capital debentures or Treasury securities or the applicable ownership interest in a Treasury portfolio upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such applicable interests in FPL Group Capital debentures, Treasury securities or the applicable ownership interest in a Treasury portfolio as before such early settlement.

Termination of Purchase Contract.  If a purchase contract terminates, holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination.  Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such purchase contract for more than one year immediately prior to such termination.  Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains.  The deductibility of capital losses is subject to certain limitations.  A holder will not recognize gain or loss on the receipt of the holder’s proportionate share of applicable ownership interests in FPL Group Capital debentures or Treasury securities or the applicable ownership interest in a Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in the applicable ownership interests in FPL Group Capital debentures, Treasury securities or the applicable ownership interest in a Treasury portfolio as before such distribution.

Adjustment to Settlement Rate.  A holder might be treated as receiving a constructive distribution from NextEra Energy if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of that adjustment (or failure to adjust) such holder’s proportionate interest in NextEra Energy’s assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula.  An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a holder for certain taxable distributions with respect to NextEra Energy common stock.  Thus, under certain circumstances, an adjustment to (or a failure to adjust) the settlement rate might give rise to a taxable dividend to a holder even though such holder would not receive any distribution related thereto.

Substitution of Treasury Securities to Create or Recreate Treasury Units

Holders of Corporate Units that deliver Treasury securities to the collateral agent in substitution for applicable ownership interests in the FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the applicable ownership interest in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio.  Holders will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by holders with respect to such Treasury securities and such applicable ownership interests in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio, and their adjusted tax bases in the Treasury securities, the applicable ownership interests in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio and the purchase contract will not be affected by such delivery and release.

Substitution of Applicable Ownership Interests in FPL Group Capital Debentures or the Applicable Ownership Interest in a Treasury Portfolio to Recreate Corporate Units

Holders of Treasury Units that deliver applicable ownership interests in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio to the collateral agent in substitution for Treasury securities to recreate Corporate Units will not recognize gain or loss upon their delivery of such applicable ownership interests in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio or their receipt of the Treasury securities.  Holders will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by holders with respect to such Treasury securities and applicable ownership interests in FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio, and their adjusted tax bases in the Treasury securities, applicable ownership interests in the FPL Group Capital debentures or the applicable ownership interest in a Treasury portfolio and the purchase contract will not be affected by such delivery and release.

Remarketing, Special Event Redemption and Mandatory Redemption of FPL Group Capital Debentures

A remarketing, a special event redemption or a mandatory redemption will be a taxable event for holders of applicable ownership interests in FPL Group Capital debentures, which will be subject to tax in the manner described above under “—FPL Group Capital Debentures—Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in FPL Group Capital Debentures.”

Ownership of Treasury Portfolio.  In the event of a successful remarketing of the FPL Group Capital debentures, a special event redemption prior to the purchase contract settlement date or a mandatory redemption prior to the purchase contract settlement date (if the purchase contracts have not been so previously or concurrently terminated), FPL Group Capital and, by virtue of their acquisition of Corporate Units, holders agree to treat the applicable ownership interest in the Treasury portfolio constituting a part of their Corporate Units as owned by holders for U.S. federal income tax purposes.  In such a case, holders will be required to include in income any amount earned on such pro rata portion of the Treasury portfolio for U.S. federal income tax purposes.  The remainder of this summary assumes that holders of Corporate Units will be treated as the owners of the applicable ownership interest in the Treasury portfolio constituting a part of such Corporate Units for U.S. federal income tax purposes.

Interest Income and Original Issue Discount.  The Treasury portfolio will consist of U.S. Treasury securities (or principal or interest strips thereof).  Following a successful remarketing of the FPL Group Capital debentures or a special event redemption prior to purchase contract settlement date, holders will be required to treat their pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has OID equal to their pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of holders of Corporate Units.  Holders will be required to include such OID (other than OID on short-term U.S. Treasury securities as defined below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of their regular method of tax accounting.  To the extent that a payment from the Treasury portfolio made in respect of a scheduled interest payment on remarketed or redeemed applicable ownership interests in FPL Group Capital debentures exceeds the amount of such OID, such payment will be treated as a return of a holder’s investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a “short-term U.S. Treasury Security”), holders will generally be required to include OID in income as it accrues only if they are accrual basis taxpayers.  If holders are accrual basis taxpayers, they will generally accrue such OID on a straight-line basis, unless they make an election to accrue such OID on a constant yield to maturity basis.

Tax Basis of the Applicable Ownership Interest in a Treasury Portfolio.  The initial tax basis of holders in their applicable ownership interest in a Treasury portfolio will equal their pro rata portion of the amount paid by the collateral agent for the Treasury portfolio.  A holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury portfolio.

Sales, Exchanges or Other Dispositions of the Applicable Ownership Interest in a Treasury Portfolio.  Holders that obtain the release of their applicable ownership interest in a Treasury portfolio and subsequently dispose of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such holders’ adjusted tax basis in the applicable ownership interest in that Treasury portfolio.  Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such applicable interest in the Treasury portfolio for more than one year immediately prior to such disposition.  Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Backup Withholding Tax and Information Reporting

Unless holders are exempt recipients, such as corporations, interest, OID, contract adjustment payments or deferred contract adjustment payments, and dividends received on, and proceeds received from the sale of, Equity Units, applicable ownership interests in FPL Group Capital debentures, purchase contracts, Treasury securities, the applicable ownership interest in a Treasury portfolio, or NextEra Energy common stock acquired under a purchase contract, as the case may be, may be subject to information reporting and may also be subject to United States federal backup withholding tax if holders fail to supply accurate taxpayer identification numbers or otherwise fail to comply with applicable U.S. information reporting or certification requirements.  The current backup withholding rate is 28%.

The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Additional Disclosure Requirements

If a holder sells Equity Units, applicable ownership interests in the FPL Group Capital debentures, the applicable ownership interest in the Treasury portfolio, Treasury securities, or NextEra Energy common stock at a loss that meets certain thresholds, the holder (and/or the partners or shareholders of the holder, if the holder is a partnership or an S corporation for U.S. federal income tax purposes) may be required to file a disclosure statement with the IRS.  Holders and their partners or shareholders should consult their own tax advisors with respect to any disclosure requirements that may apply to them in their own particular circumstances.

Non-U.S. Holders

The following summary applies to “non-U.S. holders” as defined above.  This discussion does not address all aspects of United States federal income tax law that may be relevant to non-U.S. holders in light of their particular circumstances, such as non-U.S. holders that are subject to special tax treatment (for example, persons engaged in a trade or business in the United States, controlled foreign corporations, or passive foreign investment companies), nor does it address alternative minimum taxes, estate taxes or state, local, or foreign taxes.  In addition, this discussion does not address the U.S. tax consequences to any non-U.S. holder that owns 10% or more of the Equity Units or that owns or is deemed to own, for purposes of Section 871(h) of the United States Internal Revenue Code of 1986, as amended (the “Code”), 10% or more of the total combined voting power of all classes of NextEra Energy’s stock entitled to vote.  Prospective investors that are subject to special tax treatment, and investors that own 10% or more of the Equity Units, or own or are deemed to own, for purposes of Section 871(h)(3) of the Code, 10% or more of the total combined voting power of all classes of NextEra Energy’s stock entitled to vote, are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment in the Equity Units, in light of their own particular circumstances.

Payments of Principal and Interest on Applicable Ownership Interests in FPL Group Capital Debentures, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio

No United States withholding tax will be imposed on any payment of principal or interest (including any OID) on applicable ownership interests in FPL Group Capital debentures, Treasury securities or the applicable ownership interest in the Treasury portfolio, provided that (1) in the case of applicable ownership interests in FPL Group Capital debentures, the non-U.S. holder does not own, either directly or through the application of certain constructive ownership rules, 10% or more of the total combined voting power of all classes of NextEra Energy’s voting stock for United States federal income tax purposes, and (2) (a) the non-U.S. holder provides a properly executed IRS Form W-8BEN (or suitable substitute form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or (b) if the non-U.S. holder is a foreign partnership or holds the Equity Units, applicable ownership interests in FPL Group Capital debentures, Treasury securities, or the applicable ownership in a Treasury portfolio through certain foreign intermediaries, certain alternative certification requirements are satisfied.

Dividends

Dividends received by a non-U.S. holder on NextEra Energy common stock generally will be subject to United States withholding tax at a 30% rate.  In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty.  In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable substitute form).

As discussed above, an adjustment to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units.  See “U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”).  If NextEra Energy determines that any such adjustment results in a constructive dividend to a non-U.S. Holder of Equity Units, NextEra Energy may withhold on interest (or some other amount) paid to a non-U.S. holder in order to pay the proper United States withholding tax on such constructive dividend.

Contract Adjustment Payments

NextEra Energy intends to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to United States withholding tax at a 30% rate.  In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty.  In order to claim any benefits of an applicable income tax treaty that may be available, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable substitute form).  Prospective investors should consult their own tax advisors concerning the U.S. tax treatment of contract adjustment payments.

Sale, Exchange, or Other Disposition of Equity Units, Applicable Ownership Interests in FPL Group Capital Debentures, Purchase Contracts, Treasury Securities, the Applicable Ownership Interest in the Treasury Portfolio or NextEra Energy common stock

Any gain recognized by a non-U.S. holder upon the sale, exchange, or other disposition of Equity Units, applicable ownership interests in FPL Group Capital Debentures, purchase contracts, Treasury securities, the applicable ownership interest in the Treasury portfolio, or NextEra Energy common stock generally will not be subject to United States federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of NextEra Energy’s common stock, such purchase contracts or shares of NextEra Energy’s common stock are considered “United States real property interests” for United States federal income tax purposes.  Purchase contracts or NextEra Energy common stock generally will be treated as United States real property interests if NextEra Energy is (or, during a specified period, has been) a “United States real property holding corporation” for United States federal income tax purposes.  NextEra Energy believes that it has not been and currently is not a United States real property holding corporation, and NextEra Energy does not expect to become one in the future based on anticipated business operations.

Backup Withholding and Information Reporting

In general, no information reporting or backup withholding will be required with respect to payments made by NextEra Energy on the Equity Units or applicable ownership interests in the FPL Group Capital debentures if the non-U.S. holder has provided NextEra Energy with a properly executed IRS Form W-8BEN (or suitable substitute form) and NextEra Energy does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person.  In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, applicable ownership interests in FPL Group Capital debentures, Treasury securities, the applicable ownership interest in the Treasury portfolio, or NextEra Energy common stock (even if the disposition is considered to effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN (or suitable substitute form) and does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.  Any amounts withheld under the backup withholding tax rules will be creditable against the non-U.S. holder’s United States federal income tax liability, or allowed as a refund, provided that the required information is timely provided to the IRS.

Additional Withholding Requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any “withholdable payments,” which would include any dividends and the proceeds of a sale of NextEra Energy stock, paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its holders of U.S. accounts and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, impose certain restrictions on:

•                  employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•                  plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

•                  any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities (together with ERISA Plans and plans described in Section 4975(e)(1) of the Code, referred to as a “Plan”); and

•                  persons who have certain specified relationships to a Plan (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest.  Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of assets of such a Plan, or who renders to such a Plan investment advice for a fee or other compensation is generally considered a fiduciary of the Plan.  A Plan may purchase Corporate Units subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by Plans.  Accordingly, among other factors, the investing fiduciary should consider whether:

•                  the investment would satisfy the prudence and diversification requirements of ERISA;

•                  the investment would be consistent with the documents and instruments governing the Plan;

•                  the investment is made solely in the interest of participants and beneficiaries of the Plan;

•                  the acquisition and holding of Corporate Units (and the securities underlying such Corporate Units) does not result in a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption; and

•                  the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying such Corporate Units) held by a Plan will be deemed to constitute Plan assets.  If FPL Group Capital or NextEra Energy is or becomes a Party in Interest or Disqualified Person with respect to a Plan, such Plan’s acquisition, holding or disposition of the Corporate Units (and the securities underlying such Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless Corporate Units (and the securities underlying such Corporate Units) are acquired and are held pursuant to and in accordance with an applicable exemption.  In this regard, the U.S. Department of Labor (“DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of Corporate Units (and the securities underlying such Corporate Units).  These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).  In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA regarding transactions with certain service providers.

Certain of the exemptions, however, do not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E)-(F).  In addition to the prohibited transaction class or statutory exemptions, an individual exemption may apply to the initial purchase, holding and disposition of Corporate Units (and the securities underlying such Corporate Units) by a Plan, provided certain specified conditions are met.  There can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Corporate Units (and the securities underlying such Corporate Units).

Special considerations apply to insurance company general accounts.  Based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment.  Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.  Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer’s general account.  As a result of the General Account Regulations, assets of an insurance company’s general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies certain conditions.  The plan asset status of an insurance company’s separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such Plan invested in a separate account.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to the provisions of Title I of ERISA or Section 4975 of the Code.  Such plans, however, may be subject to other federal, state or local laws or regulations that may affect their investment in the Corporate Units (and the securities underlying such Corporate Units).  Any fiduciary of such a governmental or church plan considering a purchase of Corporate Units (and the securities underlying such Corporate Units) must determine the need for, and the availability of, if necessary, any exemptive relief under any such laws or regulations.

The Corporate Units (and the securities underlying such Corporate Units) should not be purchased or held by any person investing assets of a Plan unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable statutory or administrative exception.

Accordingly, by its purchase of the Corporate Units (and the securities underlying such Corporate Units) (or an interest therein), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•                  it is not purchasing the Corporate Units (and the securities underlying such Corporate Units) with the assets of any Plan;

•                  the purchase, holding and disposition of the Corporate Units (and the securities underlying such Corporate Units) will not result in a prohibited transaction under ERISA, the Code, or any other applicable federal, state or local laws or regulations; or

•                  the purchase, holding and disposition of the Corporate Units (and the securities underlying such Corporate Units) will result in a prohibited transaction under ERISA, the Code or any other applicable federal, state or local laws or regulations but one or more exemptions apply and the conditions of such exemption(s) at all relevant times are satisfied.

Additionally, each purchaser of the Corporate Units (and the securities underlying such Corporate Units) will be deemed to have directed the remarketing agent to take the actions set forth in this prospectus supplement.  Any Plan fiduciary or Person that proposes to cause a Plan (or act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying such Corporate Units) should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the potential consequences in their specific circumstances, and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied.

UNDERWRITING

The information in this section adds to the information in the “Plan of Distribution” section beginning on page 74 of the accompanying prospectus.  Please read these two sections together.

NextEra Energy is selling the Corporate Units to Credit Suisse Securities (USA) LLC, the underwriter, pursuant to an underwriting agreement among FPL Group Capital, NextEra Energy and the underwriter.

Under the terms and conditions of the underwriting agreement, the underwriter must buy all of the Corporate Units if it buys any of them.  The underwriting agreement provides that the obligations of the underwriter pursuant thereto are subject to certain conditions.  The underwriter will sell the Corporate Units to the public when and if the underwriter buys the Corporate Units from NextEra Energy.

The Corporate Units sold by the underwriter to the public will initially be offered at the price to public set forth on the cover of this prospectus supplement.  Any Corporate Units sold by the underwriter to securities dealers may be sold at a discount from the price to public of up to $0.45 per Corporate Unit.  If all of the Corporate Units are not sold at the initial price to public, the underwriter may change the offering price and other selling terms.

The following table shows the per Corporate Unit and total price to public, underwriting discount to be paid to the underwriter and proceeds before expenses to FPL Group Capital.  The information is presented assuming either no exercise or full exercise by the underwriter of the overallotment option to purchase up to 1,050,000 additional Corporate Units.

		Aggregate
	Per Corporate Unit	Without Exercise of Option	With Exercise of Option
Price to public	$49.25	$344,750,000	$396,462,500
Underwriting discount	$0.75	$5,250,000	$6,037,500
Proceeds to FPL Group Capital (before expenses)	$48.50	$339,500,000	$390,425,000

Overallotment Option

NextEra Energy has granted an option to the underwriter to purchase up to an additional 1,050,000 Corporate Units at the price to public less the underwriting discount set forth on the cover of this prospectus supplement.  The underwriter may exercise this option in whole or in part from time to time within a 13-day period beginning on (and including) the date the Corporate Units are initially issued solely to cover any overallotments, provided, however, that NextEra Energy may in its discretion extend such period up to 30 days after the date of this prospectus supplement.  If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase the additional Corporate Units.

No Sale of Similar Securities

NextEra Energy has agreed, for a period of 90 days from the date of this prospectus supplement, to not, without the prior written consent of the underwriter, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any NextEra Energy common stock, Corporate Units or purchase contracts, or any equity security substantially similar to NextEra Energy common stock, Corporate Units or purchase contracts, or any security convertible into or exercisable or exchangeable for or repayable with NextEra Energy common stock, Corporate Units or purchase contracts, or any equity security substantially similar to NextEra Energy common stock, Corporate Units or purchase contracts with certain exceptions, including (i) in connection with this offering and sale of NextEra Energy common stock, Corporate Units or purchase contracts to the underwriter; (ii) in connection with any employee or director benefit or compensation, dividend reinvestment or dividend reinvestment and direct stock purchase, stock option or other incentive or stock purchase plan or shareholder rights plan of NextEra Energy or its direct or indirect subsidiaries; (iii) in connection with any securities issued pursuant to, exchanged for or sold in connection with any securities of NextEra Energy or its direct or indirect subsidiaries: (A) outstanding as of the date hereof, that are convertible into or exchangeable for or payable or repayable with any securities of NextEra Energy or its direct or indirect subsidiaries or (B) under the Purchase Contract Agreement, dated as of May 1, 2009, between NextEra Energy and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts; (iv) in connection with any holder of Corporate Units or Treasury Units electing to settle such securities or create or recreate such securities upon substitution of pledged securities; (v) upon exercise of stock options; or (vi) in connection with issuances of NextEra Energy common stock or any equity security substantially similar to NextEra Energy common stock or any security convertible into or exercisable or exchangeable for or payable or repayable with NextEra Energy common stock or any equity security substantially similar to NextEra Energy common stock as consideration for acquisitions by NextEra Energy or its direct or indirect subsidiaries, provided that any person or entity who receives such consideration agrees in writing to take such consideration subject to the remaining duration of the 90-day period; provided that the restriction for sales of NextEra Energy common stock pursuant to the distribution agency agreement, dated January 27, 2009, between NextEra Energy and Credit Suisse Securities (USA) LLC shall be only for a period of 30 days from the date of this prospectus supplement.

New Issue

The Corporate Units are a new issue of securities with no established trading market.  NextEra Energy has no obligation or current intention to apply for listing of the Corporate Units on a securities exchange.  The underwriter has advised NextEra Energy that it intends to make a market in the Corporate Units, but is not obligated to do so and may discontinue such market-making activities at any time without notice.  NextEra Energy cannot give any assurance as to the maintenance or liquidity of any secondary market that may develop for, or the liquidity of, the Corporate Units.

Remarketing

This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing of the FPL Group Capital debentures at such time as is necessary or upon early settlement of the purchase contracts.

Price Stabilization and Short Positions

Until the distribution of the Corporate Units offered hereby is completed, SEC rules may limit the underwriter and selling group members from bidding for or purchasing the Corporate Units or shares of NextEra Energy common stock.  However, the underwriter may engage in transactions that stabilize the price of the Corporate Units or NextEra Energy common stock, such as bids or purchases that peg, fix or maintain the price of the Corporate Units or NextEra Energy common stock.

In connection with the offering, the underwriter may make short sales of the Corporate Units.  Short sales involve the sale by the underwriter, at the time of the offering, of a greater number of Corporate Units than it is required to purchase in the offering.  Covered short sales are sales made in an amount not greater than the overallotment option.  The underwriter may close out any covered short position by either exercising the overallotment option or purchasing Corporate Units in the open market.  In determining the source of Corporate Units to close out the covered short position, the underwriter will consider, among other things, the price of Corporate Units available for purchase in the open market as compared to the price at which it may purchase the Corporate Units through the overallotment option.  Naked short sales are sales in excess of the overallotment option.  The underwriter must close out any naked short position by purchasing Corporate Units in the open market.  A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Corporate Units or NextEra Energy common stock in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, purchases by the underwriter to cover syndicate short positions may have the effect of raising or maintaining the market price of the Corporate Units and NextEra Energy common stock or preventing or retarding a decline in the market price of the Corporate Units and NextEra Energy common stock.  As a result, the prices of the Corporate Units and NextEra

Energy common stock may be higher than they would otherwise be in the absence of these transactions.  The transactions may be effected in the over-the-counter market or otherwise.

Neither NextEra Energy nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate Units or NextEra Energy common stock.  In addition, neither NextEra Energy nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Expenses and Indemnification

The expenses in connection with the offer and sale of the Corporate Units, other than underwriting discounts, are estimated at $750,000.  This estimate includes expenses relating to printing, rating agency fees, trustees’ fees and legal fees, among other expenses.

NextEra Energy and FPL Group Capital have agreed to indemnify the underwriter against, or contribute to payments the underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Certain Relationships

The underwriter and its affiliates engage in transactions with, and perform services for, NextEra Energy, its subsidiaries (including FPL Group Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and investment banking transactions with NextEra Energy, its subsidiaries and its affiliates.

EXPERTS

The information in this section replaces the information in the “Experts” section on page 76 of the accompanying prospectus.

The consolidated financial statements incorporated in this prospectus supplement by reference from NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of NextEra Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

        FPL GROUP, INC.

Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants, Senior Debt Securities, Subordinated Debt Securities and
Junior Subordinated Debentures

FPL GROUP CAPITAL INC

Preferred Stock, Senior Debt Securities, Subordinated Debt Securities
and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

FPL GROUP, INC.

FPL GROUP CAPITAL TRUST II

FPL GROUP CAPITAL TRUST III

FPL GROUP TRUST I

FPL GROUP TRUST II

Preferred Trust Securities

Guaranteed as described in this prospectus by

FPL GROUP, INC.

        One or more of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        One or more of FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        FPL Group's common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

        FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 74 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        FPL Group's, FPL Group Capital's, FPL Group Capital Trust II's, FPL Group Capital Trust III's, FPL Group Trust I's and FPL Group Trust II's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2009

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, and certain of their affiliates, have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. FPL Group Capital Trust II and FPL Group Capital Trust III each are referred to in this prospectus as "FPL Group Capital Trust" and FPL Group Trust I and FPL Group Trust II each are referred to in this prospectus as "FPL Group Trust." In addition, FPL Group Capital Trust and FPL Group Trust each are referred to in this prospectus as the "Trust."

        Under this shelf registration process, FPL Group, FPL Group Capital and/or the Trust may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of FPL Group or FPL Group Capital, as the case may be. FPL Group may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures, each of which debt securities may be convertible or exchangeable into FPL Group common stock, and guarantees related to the preferred trust securities which the Trust may offer and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures FPL Group Capital may offer. FPL Group Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures. Unless otherwise stated in a prospectus supplement, the Trust may offer preferred trust securities.

        This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer. Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL Group and FPL Group Capital are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions. Florida Power & Light Company holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements. These factors may have a negative impact on the business and results of operations of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital are subject to complex laws and regulations, and to changes in laws or regulations, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of generation facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, transmission reliability and present or prospective wholesale and retail competition. This substantial and complex framework exposes FPL Group and FPL Group Capital to increased compliance costs and potentially significant monetary penalties for non-compliance. The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of any and all costs that it considers excessive or imprudently incurred. The regulatory process generally restricts Florida Power & Light Company's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

        FPL Group and FPL Group Capital also are subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations that relate to, or in the future may relate to, for example, air quality, water quality, climate change, greenhouse gas emissions, carbon dioxide emissions, waste management, marine and wildlife mortality, natural resources, health, safety and renewable portfolio standards that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

        FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, for example, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable and clean energy sources and reduction of carbon emissions. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing costs and competitive pressure in doing so.

        FPL Group's results of operations could be affected by Florida Power & Light Company's ability to negotiate or renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL Group Capital.

        The operation and maintenance of power generation, transmission and distribution facilities involve many risks, including, for example, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's and FPL Group Capital's generation fleets and transmission and distribution systems, use of new or unproven technology, the dependence on a specific fuel source, failures in the supply or transportation of fuel, the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes, floods and droughts), and performance below expected or contracted levels of output or efficiency. This could result in lost revenues and/or increased expenses, including, for example, lost revenues due to prolonged outages and increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses. Breakdown or failure of an operating facility of NextEra Energy Resources, LLC ("NextEra Energy Resources") may, for example, prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or subject NextEra Energy Resources to incurring a liability for liquidated damages.

The operation and maintenance of nuclear facilities involves inherent risks, including environmental, health, regulatory, terrorism and financial risks, that could result in fines or the closure of nuclear units owned by Florida Power & Light Company or NextEra Energy Resources, and which may present potential exposures in excess of insurance coverage.

        Florida Power & Light Company and NextEra Energy Resources own, or hold undivided interests in, nuclear generation facilities in four states. These nuclear facilities are subject to environmental, health and financial risks such as on-site storage of spent nuclear fuel, the ability to dispose of spent nuclear fuel, the ability to maintain adequate reserves for decommissioning, potential liabilities arising out of the operation of these facilities, and the threat of a possible terrorist attack. Although Florida Power & Light Company and NextEra Energy Resources maintain decommissioning trusts and external insurance coverage to minimize the financial exposure to these risks, it is possible that the cost of decommissioning the facilities could exceed the amount available in the decommissioning trusts, and that liability and property damages could exceed the amount of insurance coverage.

        The Nuclear Regulatory Commission has broad authority to impose licensing and safety-related requirements for the construction and operation and maintenance of nuclear generation facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Nuclear Regulatory Commission orders or new regulations related to increased security measures and any future safety requirements promulgated by the Nuclear Regulatory Commission could require Florida Power & Light Company and NextEra Energy Resources to incur substantial operating and capital expenditures at their nuclear plants. In addition, if a serious nuclear incident were to occur at a Florida Power & Light Company or NextEra Energy Resources plant, it could result in substantial costs. A major incident at a nuclear facility anywhere in the world could cause the Nuclear Regulatory Commission to limit or prohibit the operation or licensing of any domestic nuclear unit.

        In addition, potential terrorist threats and increased public scrutiny of utilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

The construction of, and capital improvements to, power generation and transmission facilities involve substantial risks. Should construction or capital improvement efforts be unsuccessful or delayed, the results of operations and financial condition of FPL Group and FPL Group Capital could be adversely affected.

        The ability of FPL Group and FPL Group Capital to complete construction of, and capital improvement projects for, their power generation and transmission facilities on schedule and within budget are contingent upon many variables that could delay completion, increase costs or otherwise adversely affect operational and financial results, including, for example, limitations related to transmission interconnection issues, escalating costs for materials and labor and environmental compliance, delays with respect to permits and other approvals, and disputes involving third parties, and are subject to substantial risks. Should any such efforts be unsuccessful or delayed, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts, loss of tax credits and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL Group Capital in the normal course of business could result in financial losses or the payment of margin cash collateral that adversely impact the results of operations or cash flows of FPL Group and FPL Group Capital.

        FPL Group and FPL Group Capital use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the over-the-counter markets or on exchanges, to manage their commodity and financial market risks, and for FPL Group and FPL Group Capital to engage in trading and marketing activities. FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform or make payments under these derivative instruments, and could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments. In addition, Florida Power & Light Company's use of such instruments could be subject to prudence challenges and, if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

        FPL Group and FPL Group Capital provide full energy and capacity requirement services, which include load-following services and various ancillary services, primarily to distribution utilities to satisfy all or a portion of such utilities' power supply obligations to their customers. The supply costs for these transactions may be affected by a number of factors, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities' customers to elect to receive service from competing suppliers, which could negatively affect FPL Group's and FPL Group Capital's results of operations from these transactions.

FPL Group's and FPL Group Capital's competitive energy business is subject to risks, many of which are beyond the control of FPL Group and FPL Group Capital, including, but not limited to, the efficient development and operation of generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel and equipment, transmission constraints, competition from other generators, including those using new sources of generation, excess generation capacity and demand for power, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital.

        There are various risks associated with FPL Group's and FPL Group Capital's competitive energy business. In addition to risks discussed elsewhere, risk factors specifically affecting NextEra Energy Resources' success in competitive wholesale markets include, for example, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation) and equipment, transmission constraints, the ability to utilize production tax credits, competition from other and new sources of generation, excess generation capacity and shifting demand for power. There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities, and there are other financial, counterparty and market risks that are beyond the control of NextEra Energy Resources. NextEra Energy Resources' inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's and FPL Group

Capital's future financial results. In keeping with industry trends, a portion of NextEra Energy Resources' power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may increase the volatility of FPL Group's and FPL Group Capital's financial results. In addition, NextEra Energy Resources' business depends upon power transmission and natural gas transportation facilities owned and operated by others; if transmission or transportation is disrupted or capacity is inadequate or unavailable, NextEra Energy Resources' ability to sell and deliver its wholesale power or natural gas may be limited.

FPL Group's and FPL Group Capital's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

        FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general. In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

FPL Group and FPL Group Capital participate in markets that are often subject to uncertain economic conditions, which make it difficult to estimate growth, future income and expenditures.

        FPL Group and FPL Group Capital participate in markets that are susceptible to uncertain economic conditions, which complicate estimates of revenue growth. Because components of budgeting and forecasting are dependent upon estimates of revenue growth in the markets FPL Group and FPL Group Capital serve, the uncertainty makes estimates of future income and expenditures more difficult. As a result, FPL Group and FPL Group Capital may make significant investments and expenditures but never realize the anticipated benefits, which could adversely affect results of operations. The future direction of the overall economy also may have a significant effect on the overall performance and financial condition of FPL Group and FPL Group Capital.

Customer growth and customer usage in Florida Power & Light Company's service area affect FPL Group's results of operations.

        FPL Group's results of operations are affected by the growth in customer accounts in Florida Power & Light Company's service area and by customer usage. Customer growth can be affected by population growth. Customer growth and customer usage can be affected by economic factors in Florida and elsewhere, including, for example, job and income growth, housing starts and new home prices. Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.

Weather affects FPL Group's and FPL Group Capital's results of operations, as can the impact of severe weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

        FPL Group's and FPL Group Capital's results of operations are affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities. FPL Group's and FPL Group Capital's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred. At Florida Power & Light Company, recovery of these costs is subject to Florida Public Service Commission approval.

Adverse capital and credit market conditions may adversely affect FPL Group's and FPL Group Capital's ability to meet liquidity needs, access capital and operate and grow their businesses, and increase the cost of capital. Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital, as well as exert downward pressure on the market price of FPL Group's common stock.

        Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL Group, FPL Group Capital and Florida Power & Light Company to fund their operations, including their capital requirements. Those markets have provided FPL Group, FPL Group Capital and Florida Power & Light Company with the liquidity to operate and grow their businesses that is not otherwise provided from operating cash flows. Disruptions, uncertainty or volatility in those markets can increase FPL Group's, FPL Group Capital's and Florida Power & Light Company's cost of capital. If FPL Group, FPL Group Capital and Florida Power & Light Company are unable to access the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could adversely impact their ability to grow their businesses, decrease earnings, significantly reduce financial flexibility and/or limit FPL Group's ability to sustain its current common stock dividend level.

        The market price and trading volume of FPL Group's common stock could be subject to significant fluctuations due to, among other things, general stock market conditions and changes in market sentiment regarding FPL Group and its subsidiaries' operations, business, growth prospects and financing strategies.

FPL Group's, FPL Group Capital's and Florida Power & Light Company's inability to maintain their current credit ratings may adversely affect FPL Group's and FPL Group Capital's liquidity, limit the ability of FPL Group, FPL Group Capital and Florida Power & Light Company to grow their businesses, and would likely increase interest costs.

        FPL Group, FPL Group Capital and Florida Power & Light Company rely on access to capital and credit markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group, FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact FPL Group's, FPL Group Capital's and Florida Power & Light Company's ability to grow their businesses and would likely increase their interest costs.

FPL Group and FPL Group Capital are subject to credit and performance risk from third parties under supply and service contracts.

        FPL Group, FPL Group Capital and Florida Power & Light Company rely on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of, and for capital improvements to, their facilities, as well as for business operations. If vendors fail to fulfill their contractual obligations, FPL Group, FPL Group Capital and Florida Power & Light Company may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to their operations.

FPL Group and FPL Group Capital are subject to costs and other potentially adverse effects of legal and regulatory proceedings, as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        FPL Group, FPL Group Capital and Florida Power & Light Company are subject to costs and other potentially adverse effects of legal and regulatory proceedings, settlements, investigations and claims, as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

        Florida Power & Light Company and NextEra Energy Resources, as owners and operators of bulk power transmission systems and/or critical assets within various regions throughout the United States, are subject to mandatory reliability standards promulgated by the North American Electric Reliability Corporation and enforced by the Federal Energy Regulatory Commission. These standards, which previously were being applied on a voluntary basis, became mandatory in June 2007. Noncompliance with these mandatory reliability standards could result in sanctions, including substantial monetary penalties, which likely would not be recoverable from customers.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's and FPL Group Capital's business may impact the operations of FPL Group and FPL Group Capital in unpredictable ways.

        FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities as well as cyber attacks and disruptive activities of individuals and/or groups. Infrastructure facilities and systems, including, for example, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets. The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the United States, and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL Group Capital to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

        FPL Group's, FPL Group Capital's and Florida Power & Light Company's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL Group and FPL Group Capital are subject to employee workforce factors that could adversely affect the businesses and financial condition of FPL Group and FPL Group Capital.

        FPL Group, FPL Group Capital and Florida Power & Light Company are subject to employee workforce factors, including, for example, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs and collective bargaining agreements with union employees and work stoppage that could adversely affect the businesses and financial condition of FPL Group and FPL Group Capital.

FPL GROUP

        FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group has two principal operating subsidiaries, Florida Power & Light Company and, indirectly through FPL Group Capital, NextEra Energy Resources. Florida Power & Light Company is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy. NextEra Energy Resources is FPL Group's competitive energy subsidiary which produces the majority of its electricity from clean and renewable fuels.

FPL GROUP CAPITAL

        FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. Other than with respect to Florida Power & Light Company, FPL Group Capital holds the capital stock of or has equity interests in, and provides funding for, all of FPL Group's principal operating subsidiaries (including NextEra Energy Resources).

FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
FPL GROUP TRUST I AND FPL GROUP TRUST II

        FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York Mellon as the Property Trustee, BNY Mellon Trust of Delaware as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group. At the time of the issuance of securities by the Trust, the applicable trust agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. Each trust agreement, as so amended and restated, is referred to in this prospectus as the "Trust Agreement." Unless otherwise stated in a prospectus supplement,

  •
  FPL Group Capital Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets,

  •
  FPL Group Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group as trust assets,

  •
  all of the common trust securities will be owned by FPL Group, and

  •
  the common trust securities will represent at least 3% of the total capital of the applicable Trust.

        Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the Trust Agreement. The Trust will have a term as stated in the applicable prospectus supplement, but may dissolve earlier as provided in the Trust Agreement.

        The Trust's business and affairs will be conducted by its Administrative Trustees.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, FPL Group and FPL Group Capital will each add the net proceeds from the sale of its securities to its respective general funds. FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to purchase securities issued by its subsidiaries. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding long-term debt obligations. FPL Group and FPL Group Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

        Unless otherwise stated in a prospectus supplement, FPL Group Capital Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital. FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

        Unless otherwise stated in a prospectus supplement, FPL Group Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group. FPL Group will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2008	2007	2006	2005	2004
3.28	3.10	3.13	2.82	3.00

        FPL Group's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2009 was 2.67.

WHERE YOU CAN FIND MORE INFORMATION

        FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (www.fplgroup.com). Information on FPL Group's Internet site or any of its subsidiaries' Internet sites is not a part of this prospectus.

        FPL Group Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC.

        FPL Group and the Trust do not expect the Trust to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

        The SEC allows FPL Group, FPL Group Capital and the Trust to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group, FPL Group Capital and the Trust may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group, FPL Group Capital and the Trust are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until FPL Group, FPL Group Capital and/or the Trust sell all of the securities covered by the registration statement:

  (1)
  FPL Group's Annual Report on Form 10-K for the year ended December 31, 2008;

  (2)
  FPL Group's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

  (3)
  FPL Group's Current Reports on Form 8-K filed with the SEC on January 5, 2009, January 7, 2009, January 23, 2009, January 26, 2009, January 27, 2009 (with January 22, 2009 earliest report date), February 13, 2009, March 9, 2009, March 18, 2009, March 19, 2009, May 18, 2009, May 29, 2009, June 19, 2009 and July 22, 2009 (other than any documents, or portions of documents, not deemed to be filed); and

  (4)
  the description of the FPL Group common stock contained in FPL Group's Current Report on Form 8-K filed with the SEC on January 26, 2009, and any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are herein filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "aim," "is anticipated," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "projection," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in "Risk Factors" herein and in FPL Group's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL Group's and FPL Group Capital's operations and financial results, and could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in "Risk Factors" herein and in the reports that are incorporated herein by reference are not the only ones FPL Group or FPL Group Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL Group's and FPL Group Capital's businesses in the future.

DESCRIPTION OF FPL GROUP COMMON STOCK

        The following summary description of the terms of the common stock of FPL Group is not intended to be complete. The description is qualified in its entirety by reference to the provisions of FPL Group's Restated Articles of Incorporation, as amended ("FPL Group's Charter"), and Amended and Restated Bylaws, as currently in effect, the other documents described below, and applicable laws. Each of FPL Group's Charter and bylaws, as currently in effect, and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement of which this prospectus is a part and may be obtained as described under "Incorporation by Reference" on page 11 of this prospectus.

Authorized and Outstanding Capital Stock

        FPL Group's Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

  •
  800,000,000 shares of common stock; and

  •
  100,000,000 shares of preferred stock.

        As of June 30, 2009, there were 411,461,266 shares of common stock and no shares of preferred stock issued and outstanding. As of the same date, FPL Group's board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

        Voting Rights.    In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of FPL Group's shareholders. The holders of common stock do not have cumulative voting rights. Unless otherwise provided by FPL Group's Charter or bylaws or applicable law, the affirmative vote of the holders of a majority of the total number of shares represented at a meeting and entitled to vote on a matter (including the election of directors) is required for shareholder action on that matter.

        Dividend Rights.    The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by FPL Group's board of directors out of funds legally available for dividend payments.

        The declaration and payment of dividends on the common stock is within the sole discretion of FPL Group's board of directors. FPL Group's Charter does not limit the dividends that may be paid on the common stock.

        The ability of FPL Group to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  various risks which affect the businesses of Florida Power & Light Company and FPL Group's other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to FPL Group; and

  •
  various contractual restrictions applicable to FPL Group and some of its subsidiaries, including those described below.

        Florida Power & Light Company is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, as amended and supplemented from time to time (the "Mortgage"), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the Mortgage could restrict the ability of Florida Power & Light Company to pay dividends and make other distributions to FPL Group. As of the date of this prospectus, Florida Power & Light Company's ability to pay dividends to FPL Group was not restricted by the terms of the Mortgage.

        Other contractual restrictions on the dividend-paying ability of FPL Group or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group has issued equity units. In accordance with the terms of the equity units, FPL Group has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. In the event that FPL Group exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, FPL Group would not be able, with limited exceptions, to pay dividends on the common stock. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to FPL Group or any other holder of its common stock or preferred stock during the periods in which such payments were deferred. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on FPL Group's ability to pay dividends on the common stock and on Florida Power & Light Company's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group.

        In addition, the right of the holders of FPL Group's common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL Group preferred stock that may be issued in the future, and the right of the holders of Florida Power & Light Company common stock or preferred stock, including FPL Group, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of Florida Power & Light Company preferred stock that may be issued in the future.

        Liquidation Rights.    If there is a liquidation, dissolution or winding up of FPL Group, the holders of common stock are entitled to share equally and ratably in any assets remaining after FPL Group has paid, or provided for the payment of, all of its debts and other liabilities, and after FPL Group has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

        Other Rights.    The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in FPL Group's Charter and Bylaws

        FPL Group's Charter and bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that FPL Group's board of directors and management oppose even if a change in control of FPL Group might be beneficial to the interests of holders of common stock.

        FPL Group's Charter Provisions.    Among FPL Group's Charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which FPL Group's Charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the FPL Group board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in FPL Group's Charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in FPL Group's Charter or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal the FPL Group bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of FPL Group's Charter, including the foregoing provisions.

        FPL Group's Charter defines the term "interested shareholder" to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term "continuing director" to include any director who is not an affiliate of an interested shareholder. The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

        The term "business combination" is defined in FPL Group's Charter to include the following transactions:

  •
  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

  •
  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

  •
  any reclassification of securities (including any reverse stock split) or recapitalization of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

        For purposes of the foregoing "business combination" provisions, FPL Group's Charter defines the term "subsidiary" as any corporation of which FPL Group owns, directly or indirectly, a majority of any class of equity securities.

        The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Business Corporation Act described below.

        Bylaw Provisions.    The FPL Group bylaws contain some of the foregoing provisions contained in FPL Group's Charter. The bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of FPL Group. In addition, the bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year's annual meeting. The bylaws also require a shareholder to submit in writing to FPL Group's secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder's notice to be in proper form, it must include all of the information specified in the bylaws.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

        Affiliated Transactions.    As a Florida corporation, FPL Group is subject to the Florida Business Corporation Act, or "Florida Act," which provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an "interested shareholder" as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

  •
  specified fair price and procedural requirements are satisfied.

        The foregoing restrictions do not apply if the corporation's original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. FPL Group's Charter and bylaws do not contain such a provision.

        Control-Share Acquisitions.    The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

  •
  one-fifth or more, but less than one-third, of all voting power of the corporation;

  •
  one-third or more, but less than a majority, of all voting power of the corporation; or

  •
  a majority or more of all voting power of the corporation.

        The statute does not apply if, among other things, the acquisition:

  •
  is approved by the corporation's board of directors; or

  •
  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation's articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. FPL Group's Charter and bylaws do not contain such provisions.

Preferred Stock

        FPL Group's Charter authorizes FPL Group's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. FPL Group's board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which FPL Group's board of directors may authorize for issuance from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of FPL Group, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of FPL Group's Preferred Stock in "Description of FPL Group Preferred Stock" in this prospectus.

Indemnification

        Florida law generally provides that a Florida corporation, such as FPL Group, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to FPL Group and other persons. FPL Group's bylaws contain provisions requiring FPL Group to indemnify its directors, officers, employees and agents under specified conditions. In addition, FPL Group carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Register

        The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Listing

        The common stock is listed on the New York Stock Exchange and trades under the symbol "FPL."

DESCRIPTION OF FPL GROUP PREFERRED STOCK

        General.    The following statements describing FPL Group's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's Charter and its bylaws. You should read this summary together with the articles of amendment to FPL Group's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the Mortgage, which contains restrictions which may in certain instances limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has previously been filed, or will be filed, with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group Preferred Stock.    FPL Group may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group's Charter.

        In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management. See also "Description of FPL Group Common Stock."

        There are contractual restrictions on the dividend-paying ability of FPL Group or its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group has issued equity units. In accordance with the terms of the equity units, FPL Group has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. In the event that FPL Group exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, FPL

Group would not be able, with limited exceptions, to pay dividends on the preferred stock. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group, Florida Power & Light Company or FPL Group Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group or FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In the event that Florida Power & Light Company were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to FPL Group or any other holder of its common stock or preferred stock during the periods in which such payments were deferred. In addition, FPL Group, FPL Group Capital and Florida Power & Light Company might issue other securities in the future containing similar or other restrictions on FPL Group's ability to pay dividends on the preferred stock, on FPL Group Capital's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group, and on Florida Power & Light Company's ability to pay dividends to any holder of its common stock or preferred stock, including FPL Group.

        Shares of preferred stock offered hereby by FPL Group will, when issued, be fully paid and non-assessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital, debt securities of FPL Group, preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF FPL GROUP WARRANTS

        FPL Group may issue warrants to purchase common stock or preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between FPL Group and a warrant agent.

DESCRIPTION OF FPL GROUP SENIOR DEBT SECURITIES

        FPL Group may issue its senior debt securities, in one or more series, under one or more Indentures between FPL Group and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP SUBORDINATED DEBT SECURITIES

        FPL Group may issue its subordinated debt securities (other than the FPL Group Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under one or more Indentures between FPL Group and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP CAPITAL PREFERRED STOCK

        The following statements describing FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group Capital's Articles of Incorporation, as amended ("FPL Group Capital's Charter"), and its bylaws. You should read this summary together with the articles of amendment to FPL Group Capital's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Florida.

        FPL Group Capital may issue one or more series of preferred stock, $.01 par value, without the approval of its shareholders. The FPL Group Capital Preferred Stock will be guaranteed by FPL Group as described under "Description of FPL Group Guarantee of FPL Group Capital Preferred Stock." No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to FPL Group Capital's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group Capital and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate FPL Group Capital to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of FPL Group Capital's Charter.

        There are contractual restrictions on the dividend-paying ability of FPL Group Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. FPL Group Capital has issued junior subordinated debentures that are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. FPL Group Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that FPL Group Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, FPL Group Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued.

        Any shares of preferred stock offered hereunder by FPL Group Capital will, when issued, be fully paid and non-assessable.

DESCRIPTION OF FPL GROUP GUARANTEE OF FPL GROUP CAPITAL PREFERRED STOCK

        The following statements describing FPL Group's guarantee of FPL Group Capital's preferred stock are not intended to be a complete description. For additional information, please see FPL Group's guarantee agreement relating to FPL Group Capital's preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the Mortgage, which contains restrictions which may in certain instances limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

        FPL Group will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that FPL Group Capital may have or assert. FPL Group's guarantee of FPL Group Capital's preferred stock will be an unsecured obligation of FPL Group and will rank (1) subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any other guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group, and (3) senior to FPL Group's common stock. A prospectus supplement will describe the terms of FPL Group's guarantee of FPL Group Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the FPL Group guarantee of FPL Group Capital preferred stock or to make any funds available for such payment. Therefore, the FPL Group guarantee of FPL Group Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group guarantee of FPL Group Capital preferred stock. FPL Group's guarantee of FPL Group Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

DESCRIPTION OF FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    FPL Group Capital may issue its debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Senior Debt Securities."

        The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by FPL Group Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Senior Debt Securities."

        This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer's certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

        Each series of Offered Senior Debt Securities may have different terms. FPL Group Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the particular prospectus supplement relating to that specific series of Offered Senior Debt Securities:

  (1)
  the title of those Offered Senior Debt Securities,

  (2)
  any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

  (3)
  the date(s) on which FPL Group Capital will pay the principal of those Offered Senior Debt Securities,

  (4)
  the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom FPL Group Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon FPL Group Capital,

  (7)
  the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate FPL Group Capital to repurchase or redeem those Offered Senior Debt Securities,

  (10)
  the denominations in which FPL Group Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

  (11)
  the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

  (12)
  if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of those Offered Senior Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

  (16)
  events of default, if any, with respect to those Offered Senior Debt Securities and covenants of FPL Group Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

  (17)
  the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

  (20)
  if FPL Group Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

  (21)
  if FPL Group Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

  (24)
  other than the Guarantee described under "Description of FPL Group Guarantee of FPL Group Capital Senior Debt Securities" below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

  (25)
  any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

        FPL Group Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

        Security and Ranking.    The Offered Senior Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to FPL Group Capital's Junior Subordinated Debentures. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

        While FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. In addition to trade liabilities, many of FPL Group Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

  (1)
  as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

        FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

        Defeasance.    FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

        Limitation on Liens.    So long as any Senior Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

  (1)
  any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

  (2)
  any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

  (3)
  any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

  (a)
  the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

  (b)
  the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

  (4)
  any lien arising in connection with court proceedings; provided, that, either

  (a)
  the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

  (b)
  the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

  (c)
  so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

        Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization. (Indenture, Section 608).

        For this purpose, "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

  (3)
  any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Shareholders' Equity" as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

  (1)
  indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

  (2)
  deferred liabilities, and

  (3)
  indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

        The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

        The foregoing limitation does not limit in any manner the ability of:

  (1)
  FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

  (2)
  FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

  (3)
  FPL Group to place liens on any of its assets, or

  (4)
  any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

        Consolidation, Merger, and Sale of Assets.    Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Senior Debt Securities and under the Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

  (3)
  FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

        The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

        Events of Default.    Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

  (1)
  failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

  (2)
  failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or (ii) FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, or

  (5)
  any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

        In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

        Remedies.    If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as "Discount Securities" in the Indenture.

        If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Senior Debt Securities of that series,

  (b)
  the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for that series, and

  (d)
  all amounts then due to the Indenture Trustee under the Indenture, and

  (2)
  any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

        A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

  (1)
  that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

        FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of Senior Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

  (b)
  when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

  (5)
  to provide collateral security for all but not a part of the Senior Debt Securities,

  (6)
  to create the form or terms of Senior Debt Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

  (b)
  all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL Group Capital in respect of Senior Debt Securities and the Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

  (2)
  reduce any Senior Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

  (3)
  reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

  (4)
  change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

  (5)
  impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

  (6)
  reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

  (8)
  modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

        The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by FPL Group Capital or any other obligor upon the Senior Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

        If FPL Group Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

        Resignation and Removal of Indenture Trustee.    The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

  (1)
  no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

  (2)
  FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

        Notices.    Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

        Title.    FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

        Governing Law.    The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF FPL GROUP GUARANTEE OF
FPL GROUP CAPITAL SENIOR DEBT SECURITIES

        General.    This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York Mellon, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group. (Guarantee Agreement, Section 5.06).

        The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group. The Guarantee will rank senior to the Preferred Trust Securities Guarantee, the Subordinated Guarantee and the FPL Group Junior Subordinated Debentures (each as defined below) and FPL Group's guarantee of FPL Group Capital's preferred stock. There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the

Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

        The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

        The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital. (Guarantee Agreement, Section 5.06).

        FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

        Modification.    FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

        Termination of the Guarantee Agreement.    The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

        Governing Law.    The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF FPL GROUP CAPITAL SUBORDINATED DEBT SECURITIES
AND FPL GROUP SUBORDINATED GUARANTEE

        FPL Group Capital may issue its subordinated debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee")), in one or more series, under one or more Indentures, between FPL Group Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including FPL Group's guarantee of FPL Group Capital's payment obligations under such subordinated debt securities, will be described in a supplement to this prospectus.

DESCRIPTION OF PREFERRED TRUST SECURITIES

        General.    The Trust may issue preferred trust securities and common trust securities under the Trust Agreement. The Trust Agreement pursuant to which the preferred trust securities of FPL Group Capital Trust will be issued is herein referred to as the "FPL Group Capital Trust Agreement," and the Trust Agreement pursuant to which preferred trust securities of FPL Group Trust will be issued is herein referred to as the "FPL Group Trust Agreement;" each of these agreements is referred to in this prospectus as the "Trust Agreement." The terms of the FPL Group Capital Trust Agreement and the FPL Group Trust Agreement are substantially the same. The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as "Preferred Trust Securities" and "Common Trust Securities," respectively, and collectively as "Trust Securities." These Trust Securities will represent undivided beneficial interests in the assets of the Trust. Unless otherwise specified in a prospectus supplement in connection with the issuance of Trust Securities by FPL Group Capital Trust, the related FPL Group Capital Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held by FPL Group Capital Trust, and in connection with the issuance of Trust Securities by FPL Group Trust, the related FPL Group Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held by FPL Group Trust. This section briefly summarizes some of the provisions of the Trust Agreement. This summary does not contain a complete description of the Trust Agreement. You should read this summary together with the Trust Agreement for a complete understanding of all the provisions. The form of the Trust Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        In this section, any discussion of FPL Group Capital Trust, FPL Group Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust. Holders of Preferred Trust Securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

        The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—General"), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. (Trust Agreement, Section 4.03). All of the Common Trust Securities will be owned by FPL Group. (Trust Agreement, Section 5.10).

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, FPL Group's guarantee of FPL Group Capital's payment obligations under the FPL Group Capital Junior Subordinated Debentures (referred to in this prospectus as the "Subordinated Guarantee");

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  FPL Group's guarantee (the "Preferred Trust Securities Guarantee") of payments due on the Preferred Trust Securities to the extent of the Trust's legally available assets.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL Group of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        FPL Group Capital Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Capital Junior Subordinated Debentures, and FPL Group Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Junior Subordinated Debentures. (Trust Agreement, Section 2.05). The FPL Group Capital Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York Mellon as specified in the related prospectus supplement. The FPL Group Junior Subordinated Debentures will be issued under a subordinated indenture between FPL Group and The Bank of New York Mellon, as trustee. In connection with the issuance of Trust Securities, the Junior Subordinated Debentures (as defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee") will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 2.09).

        A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures issued in connection therewith. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders' rights under each, see "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" below.

        Distributions.    The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures. (Trust Agreement, Section 8.01). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures, or if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures, as the case may be, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under "Description of Preferred Trust Securities Guarantee."

        If so specified in the related prospectus supplement, the issuer of the Junior Subordinated Debentures will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods, in which case, if the Junior Subordinated Debentures were issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any such period. Unless otherwise provided in the related prospectus supplement, distributions would, however, continue to accumulate. (Trust Agreement, Section 4.01). Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to deferral of the payment of interest on the FPL Group Capital Junior Subordinated Debentures, nor FPL Group, with respect to the deferral of the payment of interest on the FPL Group Junior Subordinated Debentures, may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

    (g)
    payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

    (h)
    dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

    (i)
    redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group.

        The exceptions in clauses (h) and (i) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL Group Capital or FPL Group, as the case may be, may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL Group Capital or FPL Group, as the case may be, may select a new optional deferral period. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.

        Redemption.    Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities. (Trust Agreement, Section 4.02(a)).

        Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(c)).

        Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. (Trust Agreement, Section 4.02(b)). On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions. (Trust Agreement, Section 4.02(d)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

        If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed. (Trust Agreement, Section 4.02(f)).

        Subordination of Common Trust Securities.    Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the related Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable. (Trust Agreement, Section 4.03(a)).

        If an event of default under the Trust Agreement results from an event of default under the related Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf. (Trust Agreement, Section 4.03(b)).

        Liquidation Distribution upon Dissolution.    The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

  (1)
  the expiration of the term of the Trust;

  (2)
  the bankruptcy, dissolution or liquidation of FPL Group;

  (3)
  the redemption of all of the Preferred Trust Securities of the Trust;

  (4)
  the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

  (5)
  at any time, at the election of FPL Group. (Trust Agreement, Sections 9.01 and 9.02).

        If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the related Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities. (Trust Agreement, Section 9.04).

        Events of Default; Notice.    Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  (1)
  the occurrence of an event of default as described in the related Subordinated Indenture;

  (2)
  default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

  (3)
  default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

  (4)
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities. However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

  (5)
  the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

        Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived. (Trust Agreement, Section 8.02).

        A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so. (Trust Agreement, Section 6.01(a)).

        Removal of Trustees.    Unless an event of default under the related Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee. (Trust Agreement, Section 8.10).

        Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities. (Trust Agreement, Section 8.10).

        Voting Rights.    Except as provided below and under "Description of Preferred Trust Securities Guarantee—Modification and Assignment, " and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

        While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

  (1)
  direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee—General"), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

  (2)
  waive any past default under the related Subordinated Indenture;

  (3)
  exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

  (4)
  consent to any amendment, modification or termination of the related Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. (Trust Agreement, Section 6.01(b)). If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. (Trust Agreement, Section 6.01(a)). The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action. (Trust Agreement, Section 6.01(b)).

        Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. (Trust Agreement, Section 6.06). The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote. (Trust Agreement, Section 6.02).

        No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent. (Trust Agreement, Section 1.01).

        Amendments.    The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

  (1)
  cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

  (2)
  change the name of the Trust; or

  (3)
  modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

        No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs. Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement. (Trust Agreement, Section 10.03(a)).

        Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

  (1)
  the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

  (2)
  receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940. (Trust Agreement, Section 10.03(b)).

        Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

  (1)
  adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

  (2)
  restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

  (3)
  modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

        Form, Exchange and Transfer.    Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference. (Trust Agreement, Section 5.04).

        Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them, as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. (Trust Agreement, Section 5.08). No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. (Trust Agreement, Section 5.04). The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged. (Trust Agreement, Sections 2.07(a) and 5.08).

        The Trust will not be required to:

  (1)
  issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

  (2)
  register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part. (Trust Agreement, Section 5.04).

        Payment on Preferred Trust Securities and Paying Agent.    Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. (Trust Agreement, Section 4.04). The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group, and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital, to act as paying agent. (Trust Agreement, Section 5.09).

        Duties of the Trustees.    The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939. (Trust Agreement, Sections 2.06 and 2.07(b)).

        The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

  (1)
  the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940,

  (2)
  the Trust will not be taxed as a corporation, and

  (3)
  in the case of FPL Group Capital Trust, the FPL Group Capital Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes and, in the case of FPL Group Trust, the FPL Group Junior Subordinated Debentures will be treated as indebtedness of FPL Group for United States federal income tax purposes.

        In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities. (Trust Agreement, Section 2.07(d)).

        Miscellaneous.    Holders of the Preferred Trust Securities have no preemptive or similar rights. (Trust Agreement, Section 5.13).

        Notices.    Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities. (Trust Agreement, Section 6.02).

        Title.    The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary. (Trust Agreement, Section 5.06).

        Governing Law.    The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Trust Agreement, Section 10.05).

DESCRIPTION OF PREFERRED TRUST SECURITIES GUARANTEE

        General.    This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreement that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by FPL Group Capital Trust and FPL Group Trust. The terms of these agreements are substantially the same, and they are referred to in this prospectus as the "Preferred Trust Securities Guarantee Agreement." This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement. You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions. The form of the Preferred Trust Securities Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        The Bank of New York Mellon will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

        General Terms of the Preferred Trust Securities Guarantee.    FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. (Preferred Trust Securities Guarantee Agreement, Section 5.01). The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

  (1)
  any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

  (2)
  the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (3)
  upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

  (a)
  the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

  (b)
  the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01). FPL Group's obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders. (Preferred Trust Securities Guarantee Agreement, Section 5.01).

        The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments. (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05). If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures held by a Trust and if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures held by a Trust, in each case the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

        The following obligations and rights, in combination, have the effect of providing a full and unconditional guarantee of payments due on the Preferred Trust Securities issued by the Trust:

  (1)
  with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, the Subordinated Guarantee;

  (2)
  with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group's obligations under the FPL Group Junior Subordinated Debentures;

  (3)
  the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

  (4)
  FPL Group's agreement to pay the expenses of the Trust; and

  (5)
  the Preferred Trust Securities Guarantee.

        No single one of the rights and obligations listed above standing alone or operating in conjunction with fewer than all of the other applicable rights and obligations constitutes a full and unconditional guarantee by FPL Group of the Preferred Trust Securities. It is only the combined operation of these rights and obligations that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

        Security and Ranking.    The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

  (1)
  subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Senior Debt Securities Guarantee (except those made pari passu or subordinate by their terms);

  (2)
  equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

  (3)
  senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

        The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL Group may issue or incur or the amount of preferred or preference stock it may issue.

        The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee. (Trust Agreement, Section 5.02).

        The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else. (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Preferred Trust Securities Guarantee or to make any funds available for such payment. Therefore, the Preferred Trust Securities Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Preferred Trust Securities Guarantee. Neither the Subordinated Indenture nor the Preferred Trust Securities Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Events of Default.    An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof. (Preferred Trust Securities Guarantee Agreement, Section 1.01). Upon an event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 5.04).

        Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee's rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else. (Preferred Trust Securities Guarantee Agreement, Section 5.04). The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences. (Preferred Trust Securities Guarantee Agreement, Section 2.06).

        FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement. (Preferred Trust Securities Guarantee Agreement, Section 2.04).

        Modification and Assignment.    No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights. Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities. Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment. (Preferred Trust Securities Guarantee Agreement, Section 8.01).

        All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding. (Preferred Trust Securities Guarantee Agreement, Section 8.02).

        Termination of the Preferred Trust Securities Guarantee.    The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

  (1)
  full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

  (2)
  the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

  (3)
  full payment of the amounts payable upon liquidation of the Trust.

        However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee. (Preferred Trust Securities Guarantee Agreement, Section 7.01).

        Governing Law.    The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Preferred Trust Securities Guarantee Agreement, Section 8.06).

DESCRIPTION OF FPL GROUP AND FPL GROUP CAPITAL
JUNIOR SUBORDINATED DEBENTURES AND
FPL GROUP SUBORDINATED GUARANTEE

        General.    The junior subordinated debentures issued by FPL Group Capital are referred to in this prospectus as the "FPL Group Capital Junior Subordinated Debentures." The junior subordinated debentures issued by FPL Group are referred to in this prospectus as the "FPL Group Junior Subordinated Debentures," and, together with the FPL Group Capital Junior Subordinated Debentures, are referred to as the "Junior Subordinated Debentures." The FPL Group Capital Junior Subordinated Debentures will be issued by FPL Group Capital in one or more series under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, an Indenture, dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York Mellon, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which FPL Group Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "FPL Group Capital Subordinated Indenture." The indenture or indentures pursuant to which FPL Group Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "FPL Group Subordinated Indenture." The FPL Group Junior Subordinated Debentures will be issued by FPL Group in one or more series under an indenture or indentures between FPL Group and The Bank of New York Mellon, as trustee. Each of the FPL Group Capital Subordinated Indenture and the FPL Group Subordinated Indenture, as each may be amended and supplemented from time to time, is referred to in this prospectus as the "Subordinated Indenture." The Bank of New York Mellon, as trustee under each Subordinated Indenture, is referred to in this prospectus as the "Subordinated Indenture Trustee." The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the "Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the Junior Subordinated Debentures, the Subordinated Guarantee applicable to the FPL Group Capital Junior Subordinated Debentures, and some of the provisions of the Subordinated Indenture. This summary does not contain a complete description of the Junior Subordinated Debentures, the Subordinated Guarantee or the Subordinated Indenture. You should read this summary together with the Subordinated Indenture and the officer's certificates or other documents creating the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Subordinated Indenture (which, in the case of the FPL Group Capital Subordinated Indenture, contains the Subordinated Guarantee), the forms of officer's certificate that may be used to create a series of Junior Subordinated Debentures and the forms of the Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement. In addition, each Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Each issue of the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures will constitute a separate series under the respective Subordinated Indenture.

        In connection with the issuance of Trust Securities, the aggregate principal amount of each series will be limited to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL Group for the related Common Trust Securities. The Property Trustee will hold the FPL Group Capital Junior Subordinated Debentures on behalf of FPL

Group Capital Trust, or will hold the FPL Group Junior Subordinated Debentures on behalf of FPL Group Trust, as the case may be, as trust assets.

        All FPL Group Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Capital Junior Subordinated Debentures of such series. This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the FPL Group Capital Junior Subordinated Debentures of a particular series, create and issue additional FPL Group Capital Junior Subordinated Debentures of such series. Such additional FPL Group Capital Junior Subordinated Debentures will have the same terms as the previously-issued FPL Group Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional FPL Group Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional FPL Group Capital Junior Subordinated Debentures) so that the additional FPL Group Capital Junior Subordinated Debentures may be consolidated and form a single series with the previously-issued FPL Group Capital Junior Subordinated Debentures of such series.

        Similarly, all FPL Group Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Junior Subordinated Debentures of such series, in the manner described in the paragraph above with respect to FPL Group Capital Junior Subordinated Debentures.

        The FPL Group Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital's Senior Indebtedness. The FPL Group Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group which rank junior to all of FPL Group's Senior Indebtedness. The term "Senior Indebtedness" with respect to FPL Group Capital or FPL Group, as the case may be, will be defined in the related prospectus supplement. All Junior Subordinated Debentures issued under a particular Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under that Subordinated Indenture, except to the extent that FPL Group Capital or FPL Group, as the case may be, elects to provide security with respect to any series of Junior Subordinated Debentures without providing that security to all outstanding Junior Subordinated Debentures in accordance with the respective Subordinated Indenture. Junior Subordinated Debentures issued under a particular Subordinated Indenture may rank senior to, pari passu with, or junior to, Junior Subordinated Debentures issued by the same issuer under another Subordinated Indenture. The FPL Group Capital Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a Subordinated Guarantee of FPL Group, included in the Subordinated Indenture for such FPL Group Capital Junior Subordinated Debentures, which Subordinated Guarantee ranks junior to all of FPL Group's Senior Indebtedness, and may rank senior to, pari passu with, or junior to, FPL Group's obligations under a separate Subordinated Guarantee. See "—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures" below.

        Although the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures are discussed together in this section of the prospectus, FPL Group will have no obligation with respect to the FPL Group Capital Junior Subordinated Debentures except in connection with the Subordinated Guarantee, and FPL Group Capital will have no obligation with respect to the FPL Group Junior Subordinated Debentures.

        Each series of Junior Subordinated Debentures that may be issued under each Subordinated Indenture may have different terms. FPL Group Capital or FPL Group, as the case may be, will include some or all of the following information about a specific series of Junior Subordinated

Debentures in the particular prospectus supplement relating to that specific series of Junior Subordinated Debentures:

  (1)
  the title of those Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital or FPL Group, as the case may be,

  (7)
  the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which those Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Junior Subordinated Debentures, that would obligate the issuer to repurchase or redeem those Junior Subordinated Debentures,

  (10)
  the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those Junior Subordinated

    Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

  (16)
  events of default, if any, with respect to those Junior Subordinated Debentures and covenants, if any, of FPL Group Capital, or FPL Group, as the case may be, for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of the issuer's indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

  (20)
  if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

  (21)
  if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

  (24)
  any collateral security, assurance, or guarantee for those Junior Subordinated Debentures (including, with respect to the FPL Group Capital Junior Subordinated Debentures, any security, assurance of guarantee in addition to, or any exceptions to, the Subordinated Guarantee described under "—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures" below),

  (25)
  if the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, the designation of the trust to which the Junior Subordinated Debentures are to be issued,

  (26)
  any variation in the definition of pari passu securities, if applicable,

  (27)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (28)
  any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital, in the case of the FPL Group Capital Junior Subordinated Debentures, or FPL Group.

Subordination.

  •
  The FPL Group Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital. (FPL Group Capital Subordinated

    Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group Capital, until all holders of Senior Indebtedness of FPL Group Capital have been paid in full (or provision has been made for such payment), and

  •
  the FPL Group Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group (FPL Group Subordinated Indenture, Article Fourteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the FPL Group Junior Subordinated Debentures may be made by FPL Group until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if, in either case, any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, as the case may be;

  (2)
  any Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        Upon any distribution of assets of FPL Group Capital, or of FPL Group, as the case may be, to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

        While FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the FPL Group Capital Subordinated Indenture Securities or to make any funds available for such payment. Therefore, FPL Group Capital Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital's subsidiaries. In addition to trade liabilities, many of FPL Group Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group Capital Subordinated Indenture Securities. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group Capital's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of FPL Group Capital.

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to make any payments on the FPL Group Subordinated Indenture Securities or to make any funds available for such payment. Therefore, FPL Group Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the FPL Group Subordinated Indenture Securities. The FPL Group Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures.    Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the FPL Group Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such FPL Group Capital Junior Subordinated Debentures and the FPL Group Capital Subordinated Indenture. The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the FPL Group Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the FPL Group Capital Subordinated Indenture. (FPL Group Capital Subordinated Indenture, Article Fourteen).

        The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group. (FPL Group Capital Subordinated Indenture, Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of FPL Group;

  (2)
  any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness. (FPL Group Capital Subordinated Indenture, Section 1403).

        Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the FPL Group Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (FPL Group Capital Subordinated Indenture, Section 1403).

        While FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries, FPL Group's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Subordinated Guarantee or to make any funds available for such payment. Therefore, the Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group's subsidiaries. In addition to trade liabilities, many of FPL Group's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Subordinated Guarantee. The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group's subsidiaries may issue, guarantee or otherwise incur. See "Description of FPL Group Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of FPL Group's subsidiaries.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital, or FPL Group, as the case may be, will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital, or FPL Group, as the case may be, will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital, or FPL Group, as the case may be, has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital, or FPL Group, as the case may be, proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable. (Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in The City of New York. FPL Group Capital and FPL Group with respect to the FPL Group Capital Junior Subordinated Debentures and FPL Group with respect to the FPL Group Junior Subordinated Debentures may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in The City of New York. FPL Group Capital, or FPL Group, as the case may be, may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, FPL Group Capital, or FPL Group, as the case may be, may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

        FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed. (Subordinated Indenture, Section 305).

        Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and are subsequently distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above. (Trust Agreement, Section 9.04).

        Defeasance.    FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities of FPL Group Capital. FPL Group may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities of FPL Group. To do so, FPL Group

Capital or FPL Group, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group with respect to the FPL Group Junior Subordinated Debentures, must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity. (Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    If so specified in the related prospectus supplement, FPL Group Capital, or FPL Group, as the case may be, will have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods. In the event the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities and FPL Group Capital, or FPL Group, as the case may be, decides to exercise the option to defer the payment of interest as provided in the related prospectus supplement, distributions on the Preferred Trust Securities would be deferred during any optional deferral period. Interest would, however, continue to accrue on the Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default (or a payment default under the Preferred Trust Securities Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities) has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group, with respect to FPL Group Junior Subordinated Debentures may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures, or with the Subordinated Guarantee if FPL Group Capital Junior Subordinated Debentures are issued; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee if FPL Group Capital Junior Subordinated Debentures are issued, other than

    (a)
    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

    (b)
    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

    (c)
    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

    (d)
    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

    (e)
    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

    (f)
    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a Trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

    (g)
    payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

    (h)
    dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

    (i)
    redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group. (Subordinated Indenture, Section 608).

        The exceptions in clauses (h) and (i) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

        FPL Group and FPL Group Capital have reserved the right to amend the FPL Group Capital Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any Subordinated Indenture Securities issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Subordinated Guarantee), executed and delivered by FPL Group, FPL Group Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, FPL Group Capital, or FPL Group, as the case may be, may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, FPL Group Capital, or FPL Group, as the case may be, may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures. If the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, FPL Group Capital, or FPL Group, as the case may be, will give the Trust and the Subordinated Indenture Trustee notice of its election of an optional deferral period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital, or FPL Group, as the case may be, did not make the election to defer or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

        Additional Interest.    If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then, so long as any Preferred Trust Securities remain outstanding, FPL Group Capital, or FPL Group, as the case may be, will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had if such taxes, duties, assessments or other governmental charges had not been imposed. (Subordinated Indenture, Section 313).

        Redemption.    The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Subordinated Indenture, Sections 403 and 404).

        Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Subordinated Indenture, Section 405). If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Subordinated Indenture, Section 406).

        Any redemption at the option of FPL Group Capital, or FPL Group, as the case may be, may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group, in the case of FPL Group Capital Junior Subordinated Debentures, nor FPL Group, in the case of FPL Group Junior Subordinated Debentures, will be required to redeem such Junior Subordinated Debentures. (Subordinated Indenture, Section 404).

        If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, for so long as the Trust is the holder of all of the related Junior Subordinated Debentures the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms. (Trust Agreement, Section 4.02(a)).

        Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the FPL Group Capital Subordinated Indenture, neither FPL Group Capital nor FPL Group may, and under the FPL Group Subordinated Indenture, FPL Group may not, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, is merged, or the entity that acquires or leases FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital's or FPL Group's, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

  (3)
  FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, delivers an officer's certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture. (Subordinated Indenture, Section 1101).

    The Subordinated Indenture does not prevent or restrict:

    (a)
    any consolidation or merger after the consummation of which FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, would be the surviving or resulting entity;

    (b)
    in the case of the FPL Group Capital Subordinated Indenture, any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

    (c)
    any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, which does not constitute the entirety, or substantially the entirety, thereof; or

    (d)
    the approval by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, of or the consent by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after (i) FPL Group Capital and FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, receive written notice of such failure to comply from the Subordinated Indenture Trustee, or (ii) FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture,

  (5)
  with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, or

  (6)
  any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, has initiated and is diligently pursuing corrective action in good faith. (Subordinated Indenture, Section 801). An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

        Remedies.    If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately. (Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding Subordinated Indenture Securities, then either (i) the Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Subordinated Indenture Securities of the relevant series,

  (b)
  the principal of and any premium on any Subordinated Indenture Securities of the relevant series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for the relevant series, and

  (d)
  all amounts then due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

  (2)
  any other event of default with respect to the Subordinated Indenture Securities of the relevant series has been cured or waived as provided in the Subordinated Indenture. (Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee. (Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series. However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee's sole discretion, be adequate. (Subordinated Indenture, Section 812).

        A registered owner of a Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security. (Subordinated Indenture, Section 808). No registered owner of Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the Subordinated Indenture, or exercise any other remedy under the Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Subordinated Indenture, Section 807).

        Each of FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and FPL Group in the case of the FPL Group Subordinated Indenture, is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture. (Subordinated Indenture, Section 606).

        Enforcement of Certain Rights by Holders of Preferred Trust Securities.    If the Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities and if there is an event of default with respect to Junior Subordinated Debentures held by the Trust, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities. (Subordinated Indenture, Section 610).

        Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, to the fullest extent permitted by law. (Subordinated Indenture, Sections 807, 808 and 812).

        Modification and Waiver.    Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, the Subordinated Indenture Trustee and, in the case of the FPL Group Capital Subordinated Indenture, FPL Group Capital, may amend or supplement the Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital's or FPL Group's, in the case of the FPL Group Capital Subordinated Indenture, or by any permitted successor to FPL Group of FPL Group's, in the case of the FPL Group Subordinated Indenture, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, or to surrender any right or power conferred upon FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group by the Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Subordinated Indenture Securities of that particular series or tranche has been obtained, or

  (b)
  when no Subordinated Indenture Securities of that particular series or tranche remain outstanding under the Subordinated Indenture,

  (5)
  to provide collateral security for all but not a part of the Subordinated Indenture Securities,

  (6)
  to create the form or terms of Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Subordinated Indenture Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Subordinated Indenture Securities are payable,

  (b)
  all, or any series or tranche of, Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche. (Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or by FPL Group in the case of the FPL Group Subordinated Indenture, with certain restrictive provisions of the Subordinated Indenture. (Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected. (Subordinated Indenture, Section 813). If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities. (Subordinated Indenture, Sections 607 and 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital or FPL Group, as the case may be, issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

  (2)
  reduce any Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

  (6)
  in the case of FPL Group Capital Subordinated Indenture, impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

  (7)
  reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche,

  (8)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that particular series or tranche, or

  (9)
  modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche. If Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of (i) the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or (ii), in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (Subordinated Indenture, Section 1202).

        The Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, (a) in the case of the FPL Group Capital Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) and (b) in the case of the FPL Group Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group or of that other obligor (unless FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Subordinated Indenture, Section 101).

        If FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action. However, neither FPL Group Capital nor FPL Group will be obligated to do this. If FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee, FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or the Subordinated Indenture Trustee or FPL Group in the case of the FPL Group Subordinated Indenture, do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security. (Subordinated Indenture, Section 104).

        Resignation and Removal of Subordinated Indenture Trustee.    The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture. Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and to the Subordinated Indenture Trustee and FPL Group in the case of the FPL Group Subordinated Indenture. However, if Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding. (Subordinated Indenture, Section 910). The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

  (1)
  no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

  (2)
  FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture. (Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities. (Subordinated Indenture, Section 106).

        Title.    The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Subordinated Indenture, Section 308).

        Governing Law.    The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York Mellon. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of FPL Group Capital Senior Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of FPL Group Guarantee of FPL Group Capital Senior Debt Securities" above, (iii) purchase contract agent under a purchase contract agreement described under "Description of Stock Purchase Contracts and Stock Purchase Units" above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under "Description of Preferred Trust Securities Guarantee" above, (v) Property Trustee under the Trust Agreement, (vi) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Capital Subordinated Indenture described under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" above, and (vii) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Subordinated Indenture described under "Description of FPL Group and FPL Group Capital Junior Subordinated Debentures and FPL Group Subordinated Guarantee" above. In addition, The Bank of New York Mellon acts as preferred trust securities trustee and property trustee with respect to FPL Group Capital Trust I's preferred trust securities. BNY Mellon Trust of Delaware acts as the Delaware Trustee under the Trust Agreement and as Delaware trustee under the Trust Agreement entered into in connection with FPL Group Capital Trust I's preferred trust securities.

PLAN OF DISTRIBUTION

        FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for FPL Group, FPL Group Capital and/or the applicable Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL Group, FPL Group Capital and/or the Trust, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum consideration or discount to be received by any FINRA member or independent broker may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        FPL Group, FPL Group Capital and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL Group, FPL Group Capital and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL Group, FPL Group Capital and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from FPL Group's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of FPL Group's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire, Sanders & Dempsey L.L.P., West Palm Beach, Florida, co-counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris James LLP, special Delaware counsel to FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey L.L.P., and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. Squire, Sanders & Dempsey L.L.P. may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP, and on the opinion of Morris James LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL Group, FPL Group Capital or the Trust specifying the final terms of a particular offering of securities. Neither FPL Group, FPL Group Capital nor the Trust has authorized anyone else to provide you with additional or different information. Neither FPL Group, FPL Group Capital nor the Trust is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

7,000,000 Equity Units

(Initially Consisting of 7,000,000 Corporate Units)

PROSPECTUS SUPPLEMENT
September 14, 2010

Credit Suisse

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CALCULATION OF REGISTRATION FEE
7,000,000 Equity Units
7,000,000 Equity Units (Initially Consisting of 7,000,000 Corporate Units)